   As filed with the Securities and Exchange Commission on September 9, 2004
                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              EMPIRE RESORTS, INC.
               SUBSIDIARY GUARANTORS LISTED ON THE FOLLOWING PAGE
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                            13-3714474
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)
                             c/o Monticello Raceway
                                    Route 17B
                           Monticello, New York 12701
                                 (845) 794-4100
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                               Scott A. Kaniewski
                             Chief Financial Officer
                              Empire Resorts, Inc.
                         707 Skokie Boulevard, Suite 600
                           Northbrook, Illinois 60062
                                 (847) 418-3804
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                        of Agent For Service of Process)

                       -----------------------------------
                                   Copies to:
                            Robert H. Friedman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                Park Avenue Tower
                               65 East 55th Street
                            New York, New York 10022
                                 (212) 451-2300
                    ----------------------------------------

Approximate  date of commencement  of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities  being registered on this Form are being offered pursuant to dividend or interest  reinvestment  plans, please check the following box./ /

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box./X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective registration statement for the same offering./ /

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same  offering./ /

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box./ /

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                             Proposed
                                                              Maximum           Proposed Maximum
                                      Amount to be          Offering Price     Aggregate Offering        Amount of
Title of Shares to be Registered       Registered            Per Share(1)           Price(1)          Registration Fee
-----------------------------------------------------------------------------------------------------------------------
5 1/2% Convertible Senior Notes       $52,200,000               100%              $52,200,000           $6,613.74
due 2014
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01        4,156,051 shares (2)         (3)                       (3)                 (3)
par value per share
-----------------------------------------------------------------------------------------------------------------------
Guarantees of the 5 1/2%                   (4)                   --                         --                 (4)
Convertible Senior Notes due
2014
-----------------------------------------------------------------------------------------------------------------------

(1)         Equals the aggregate principal amount of the notes being registered.
            Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(2)         The shares of common stock  registered  hereunder  are issuable upon conversion  of the  notes  at the rate of 79.62  shares  per  $1,000 principal  amount  of notes  (equivalent  to a  conversion  price of
            $12.56).  Pursuant to Rule 416, there are also registered hereby the shares of common stock or other securities that may be issuable upon conversion  of  the  notes  as a  result  of a  stock  split,  stock dividend,  recapitalization  or similar  event or  adjustment in the number of  shares  of  common  stock  issuable  as  provided  in the indenture covering the notes.

(3)         Pursuant  to Rule  457(i),  there is no  additional  filing fee with respect to the shares of common stock  issuable  upon  conversion of the notes  because no additional  consideration  will be received in connection with the exercise of the conversion privilege.

(4)         The notes  registered  hereby are the obligations of Empire Resorts,
            Inc.  and  are   guaranteed   from  the  date  of  issuance  by  the
            subsidiaries  of  Empire  Resorts,  Inc.  listed  on the  "Table  of
            Guarantors"  on the following  page and each other  subsidiary  that becomes a guarantor of the securities registered hereby. Pursuant to
            Rule 457(n) under the Securities Act, there is no additional  filing fee with  respect  to the  guarantees.  The  guarantees  will not be traded separately.

The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant  shall file a further amendment which specifically  states that this Registration  Statement shall  thereafter  become  effective  in  accordance  with  Section  8(a) of the
Securities  Act of  1933  or  until  the  Registration  Statement  shall  become effective  on such  date  as the  Securities  and  Exchange  Commission,  acting pursuant to said Section 8(a), may determine.

                                       ii

                               TABLE OF GUARANTORS

The  principal  executive  office of each  registrant  below is  located  at c/o
Monticello  Raceway,  Route 17B,  Monticello,  New York 12701,  telephone  (845)
794-4100.

DEBTOR                                             JURISDICTION OF ORGANIZATION       EMPLOYER ID NO.
------                                             ----------------------------       ---------------
Alpha Monticello, Inc.                             Delaware                           13-3901798
Alpha Casino Management Inc.                       Delaware                           06-1589406
Monticello Casino Management, LLC                  New York                           06-1589408
Mohawk Management, LLC                             New York                           13-3930544
Monticello Raceway Development Company, LLC        New York                           14-1786128
Monticello Raceway Management, Inc.                New York                           14-1792148

                                      iii

THE  INFORMATION  IN THIS  PROSPECTUS  IS NOT COMPLETE  AND MAY BE CHANGED.  THE
SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES OR ACCEPT ANY OFFER TO BUY
THESE SECURITIES UNTIL THE REGISTRATION  STATEMENT FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE
SECURITIES  AND IT IS NOT  SOLICITING  AN OFFER TO BUY THESE  SECURITIES  IN ANY
STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2004

PROSPECTUS

                                   $52,200,000

                              EMPIRE RESORTS, INC.

        5 1/2% CONVERTIBLE SENIOR NOTES DUE 2014 AND THE SHARES OF COMMON
                   STOCK ISSUABLE UPON CONVERSION OF THE NOTES

            We issued the notes in a private  placement on July 26,  2004.  This prospectus will be used by selling securityholders to resell their notes and the common stock  issuable upon  conversion of their notes.  We will not receive any proceeds from this offering.  The notes were issued in  denominations  of $1,000 and mature on July 31, 2014, unless earlier converted,  redeemed or repurchased.
The notes were issued in registered book-entry form.

            You may  convert  the  notes  into  shares  of our  common  stock in accordance with the terms and conditions of the notes prior to their maturity or their prior  redemption  or  repurchase  by us. The initial  conversion  rate is
72.727 shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This conversion rate is equivalent to an initial conversion price of approximately $13.75 per share.

            We will pay cash  interest on the notes on January 31 and July 31 of each year. The first such payment will be made on January 31, 2005.

            The notes are our  senior  obligations,  ranking  senior in right of payment to all of our existing and future subordinated  indebtedness and ranking
equally  in  right  of  payment  with  all  our   existing  and  future   senior
indebtedness,  and senior in right of payment to any of our future  subordinated indebtedness.  The notes are guaranteed on a senior basis by all of our material subsidiaries.  The guarantee of each subsidiary guarantor is a senior obligation of the guarantor,  ranking senior in right of payment to all existing and future subordinated  indebtedness  of our  guarantors  and ranking  equally in right of payment with any future senior indebtedness of such guarantor.

            The  notes  are  secured  by  substantially   all  of  our  and  our
guarantors'  tangible and intangible  assets (other than certain excluded assets described in this prospectus) and by a pledge of the equity interests of each of our  subsidiaries,  in each case subject to certain permitted liens described in this  prospectus.  The grant of a security  interest in certain other collateral and the pledge of the equity interests in certain other subsidiaries may require us to obtain certain regulatory approvals under New York gaming and racing laws.
We have agreed to use our best efforts to cause the notes and  guarantees  to be secured by all of our and our  guarantors'  additional  tangible and  intangible assets and a pledge of all of the  additional  equity  interests  of each of our subsidiaries.  Additionally,  we will use our best efforts to cause, on or prior to April 22, 2005, if certain  events have not yet  occurred,  the notes and the guarantees to become secured by a mortgage on our land in Monticello, New York.

            We may  redeem  for cash all or a portion  of the notes on and after
July 31, 2007 but prior to July 31, 2009 at a redemption  price equal to 100% of the principal  amount  thereof,  plus accrued and unpaid interest and liquidated damages, if any, thereon subject to the conditions described in this prospectus.
If we so redeem the notes,  we will make an additional  payment in cash equal to the present value of all remaining  scheduled  payments of interest on the notes to be redeemed  through and including  July 31, 2009. We may redeem for cash all or a portion of the notes on or after July 31, 2009 at a redemption  price equal to 100% of the principal  amount  thereof,  plus accrued and unpaid interest and liquidated damages, if any, thereon.

            Holders may  require us to purchase  all or part of their notes at a purchase  price of 100% of the  principal  amount of the notes plus  accrued and unpaid interest and liquidated damages, if any, on July 31, 2009.

            There is no public  market  for the  notes  and we do not  intend to apply for listing of the notes on any  securities  exchange or for  quotation of the notes through any automated  quotation system.  The notes currently trade on the Private  Offerings,  Resales and Trading through Automated  Linkages Market, commonly  referred to as The PORTAL Market.  However,  once notes are sold under this  prospectus,  these notes will no longer  trade on The PORTAL  Market.  Our common stock is traded on the Nasdaq  Small Cap Market under the symbol  "NYNY".
On September 8, 2004, the last reported closing price of our common stock on the
Nasdaq Small Cap Market was $8.50 per share.

            INVESTING IN OUR NOTES AND COMMON STOCK  INVOLVES  RISKS.  SEE "RISK
FACTORS" BEGINNING ON PAGE 9.

            NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE
SECURITIES  COMMISSION  HAS  APPROVED  OR  DISAPPROVED  OF THESE  SECURITIES  OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

          The date of this prospectus is ______________________, 2004.

                                       i

                                    SUMMARY

THE  FOLLOWING  SUMMARY  IS  QUALIFIED  IN ITS  ENTIRETY  BY THE  MORE  DETAILED
INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT
MAY NOT CONTAIN ALL OF THE INFORMATION  THAT MAY BE IMPORTANT TO YOU. YOU SHOULD
READ THIS  PROSPECTUS  CAREFULLY AND SHOULD  CONSIDER,  AMONG OTHER THINGS,  THE
MATTERS  DESCRIBED  UNDER "RISK  FACTORS"  BEGINNING ON PAGE 9 BEFORE  MAKING AN
INVESTMENT DECISION.  UNLESS THE CONTEXT REQUIRES OTHERWISE,  REFERENCES IN THIS
PROSPECTUS  TO "THE  COMPANY,"  "OUR  COMPANY,"  "WE,"  "OUR,"  "US" AND SIMILAR
EXPRESSIONS  REFER TO EMPIRE  RESORTS,  INC.,  A DELAWARE  CORPORATION,  AND ITS
PREDECESSORS AND ITS SUBSIDIARIES.

                                   THE COMPANY

GENERAL

            We operate  Monticello  Raceway,  a harness  horse  racing  facility located in Monticello,  New York,  just 90 miles  northwest of New York City. On
June 30, 2004, we began  operating  1,744 video gaming machines on 45,000 square feet of floor space at Monticello  Raceway after  completing  approximately  $27 million of renovations to the facility. Video gaming machines are popular gaming devices that both look and feel like  traditional  slot  machines and have aided similarly situated racetracks in generating  substantial new revenue streams. We also have agreements with the Cayuga Nation of New York, a federally  recognized
Native  American  tribe,  to develop and manage its planned  casino  adjacent to
Monticello Raceway called the Cayuga Catskill Resort. As currently contemplated, the Cayuga  Catskill Resort will be an  approximately  $500 million project that will  include a Las  Vegas-style  casino with 3,000 slot  machines and 200 table games,  all of which are expected to be so-called  class III ("CLASS III") games as defined in the  Indian  Gaming  Regulatory  Act of 1988.  Development  of the
project is pending various government approvals and financing. References to the
Cayuga  Nation of New York are also  intended to include,  where  applicable,  a reference to the Cayuga Catskill Gaming Authority, an organization created under the laws of the Cayuga  Nation of New York to operate  the Cayuga  Nation of New
York's gaming business.

THE PROPERTY

            Monticello Raceway currently features:

               o   1,744 video gaming machines;
               o   live harness horse racing;
               o   year-round simulcast pari-mutuel wagering on thoroughbred and harness horse racing from across the country;
               o   a  5,000-seat   grandstand  and  a  100-seat  clubhouse  with
                   retractable windows;
               o   parking spaces for 2,000 cars and 10 buses;
               o   a 350-seat buffet and food court with three outlets;
               o   a large central bar and an additional clubhouse bar; and
               o   an entertainment lounge with seating for 75 people.

               The Cayuga Catskill Resort is expected to feature:

               o   160,000  square feet of gaming space with 3,000 slot machines and 200 table games,  with sufficient space to accommodate an additional 1,000 slot machines;
               o   separate bingo and poker areas;
               o   nine restaurants, including a buffet;
               o   several bars and a nightclub;
               o   5,000 parking  spaces,  including  4,200  covered  spaces all located directly underneath or adjacent to the casino;
               o   an enclosed retail corridor connected to Monticello Raceway;
               o   a central entertainment lounge; and
               o   a 40,000 square foot multi-function room.

COMPETITIVE ADVANTAGES

            We believe  that our  efforts to develop  new gaming  operations  at
Monticello Raceway and the Cayuga Catskill Resort will be successful because the site is 90 miles  northwest of New York City,  making it a shorter trip from the nation's  most  populous  metropolitan  area than  either  Atlantic  City or any
regional  Native  American  casino,   including  Foxwoods  and  Mohegan  Sun  in
Connecticut.  There are  approximately 1.3 million adults living within 50 miles of Monticello Raceway. In addition,  roughly 18.4 million adults live within 100
miles  of  Monticello   Raceway,   an  area  where  household   income  averages
approximately  $76,000.  Monticello  Raceway is directly adjacent to Highway 17, has highly visible  signage and convenient  access,  and is less than 1,000 feet from the highway's  exit.  There is no direct  competition  for our video gaming machine  operations  within 85 miles of  Monticello  Raceway.  However,  Yonkers
Raceway  and  Aqueduct  Raceway,  two  racetracks  in  New  York  City,  propose developing  video  gaming  machine  operations,  and  a  number  of  prospective competitors  have  expressed  interest in sponsoring  the  development of Native
American casinos in the Monticello, New York area. Nevertheless, we believe that we have a  competitive  advantage  over each of these  parties due to our site's ease of access,  our ability to offer horse racing and video gaming  machines in addition to regular casino gambling, and our belief that we and our partners are considerably further along in the regulatory approval process than anyone else.

STRONG GAMING MARKET

            The table below illustrates the strength of the northeastern  United
States  gaming  market,  with the Atlantic City casinos in New Jersey and Native
American casinos in Connecticut generating slot win of nearly $5 billion.

                                                           TOTAL GAMING WINS
                                                           -----------------
                                                         GAMING                            WIN PER
           CASINO                    SLOTS     TABLES    WIN(1)      SLOT WIN(1)       SLOT PER DAY
           ------                    -----     ------    ---         --------          ------------
      Foxwoods Casino                6,645      354(2)   $     NA    $  791.0           $     326
      Mohegan Sun                    6,164      295(3)   1,103.8(3)     822.4                 365
      Atlantic City Casinos (12)    38,703    1,227      4,701.6      3,468.4                 284

      SOURCE:  ALL  INFORMATION  AS OF MAY  31,  2004  AND  FROM  THE  STATE  OF
      CONNECTICUT  DIVISION  OF SPECIAL  REVENUE AND NEW JERSEY  CASINO  CONTROL
      COMMISSION, UNLESS OTHERWISE NOTED.

      (1) FIGURES IN MILLIONS.
      (2) MOST RECENT DATA FROM FOXWOODS CASINO'S WEBSITE.
      (3) FOR THE LATEST TWELVE MONTHS ENDED MARCH 31, 2004 FROM MOHEGAN  TRIBAL
          GAMING AUTHORITY'S PUBLIC FILINGS.

            The  table  below  illustrates  win per  gaming  device  per day for racetrack  operations  with  video  gaming  machine  operations,  also  known as racinos,  in the  central  and  northeastern  United  States  for which  data is publicly available.  On average, a typical racino generates over $200 of win per gaming device per day on nearly 2,000 gaming devices.

                                        WIN PER         AVERAGE
                                        GAMING          NUMBER OF
                                        DEVICE(1)        GAMING
               RACINO                   PER DAY          DEVICES(1)     TOTAL WIN(2)
               ------                   -------          -------        ---------
           Lincoln, RI                  $330             2,307             $277.9
           Prairie Meadows, IA           319             1,413              164.5
           Charles Town, WV              264             3,353              323.1
           Wheeling Downs, WV            244             2,098              186.8
           Delaware Park, DE             312             2,153              245.2
           Dover Downs, DE               226             2,121              175.1
           Bluff's Run, IA               232             1,495              126.6
           Mountaineer, WV               221             3,133              252.7
           Newport, RI                   205               982               73.6
           Dubuque, IA                   201               600               44.0

                                        WIN PER         AVERAGE
                                        GAMING          NUMBER OF
                                        DEVICE(1)        GAMING
               RACINO                   PER DAY          DEVICES(1)     TOTAL WIN(2)
               ------                   -------          -------        ---------

           Harrington, DE                200             1,434              104.8
           Tri-State, WV                 121             1,532               67.7
           Average                      $240             1,885             $170.2

           SOURCE: FOR THE LATEST TWELVE MONTHS ENDED APRIL 2004 FROM INDIVIDUAL
           STATE GAMING COMMISSIONS.
           (1) THE TERM "GAMING  DEVICES" IS INCLUSIVE OF BOTH SLOT MACHINES AND
               VIDEO GAMING MACHINES.
           (2) FIGURES IN MILLIONS.

OPERATIONS

            We operate through three principal subsidiaries:  Monticello Raceway
Management,   Inc.   ("MONTICELLO   RACEWAY   MANAGEMENT"),   Monticello  Casino
Management,   LLC  ("MONTICELLO   CASINO  MANAGEMENT")  and  Monticello  Raceway
Development  Company, LLC ("MONTICELLO RACEWAY  DEVELOPMENT").  Currently,  only
Monticello Raceway Management  generates revenue, as the operations of our other two  subsidiaries  are contingent  upon the receipt of certain federal and state regulatory approvals.

MONTICELLO RACEWAY MANAGEMENT

            Monticello Raceway Management owns and operates  Monticello Raceway.
Monticello  Raceway began operations in 1958 and sits on 232 acres in the scenic
Catskill  Mountains.  Monticello  Raceway provides  year-round  wagering on live harness  horse  racing  along with  simulcast  wagering  from both  harness  and thoroughbred racetracks across the country.  Monticello Raceway also exports its live races to gaming  venues  across the country in exchange for a percentage of the amount wagered.

            In January  2004,  the New York  State  Lottery  granted  Monticello
Raceway  Management  a  temporary  license to install up to 1,800  video  gaming machines at Monticello Raceway,  which license will become permanent following a thorough  background check of Monticello  Raceway Management and its principals.
In February 2004, we completed a $30 million equity private  placement,  the net proceeds of which  allowed us to begin a $27 million  renovation  of  Monticello
Raceway in order to install these video gaming  machines under the name Mighty M
Gaming at Monticello  Raceway.  We  substantially  completed the renovations and
Mighty M Gaming at Monticello Raceway began operations on June 30, 2004.

            Monticello   Raceway   Management   also  owns  232  acres  of  land
encompassing  Monticello Raceway,  subject to a land purchase agreement with the
Cayuga Nation of New York whereby the Cayuga Nation of New York has the right to purchase  29 of the 232  acres  for $10  million  plus up to an  additional  $10 million for reimbursement of all pre-development and construction costs incurred in connection with those 29 acres.

MONTICELLO CASINO MANAGEMENT

            If the gaming  facility  management  agreement  signed by Monticello
Casino  Management and the Cayuga Nation of New York is approved by the Chairman of the National Indian Gaming Commission  without  modification from the form of agreement last submitted for approval to the National Indian Gaming  Commission,
Monticello  Casino  Management will have the exclusive right to manage,  for the
Cayuga  Nation of New York,  for seven years all gaming and  related  activities
(other than Class II gaming)  that may occur on those 29 acres of land that have been  set  aside  for sale to the  Cayuga  Nation  of New  York.  Once  required government  approvals are received to begin  development of the Cayuga  Catskill
Resort,  we expect the Cayuga  Catskill Resort to be built on these 29 acres. As agreed to by the Cayuga Nation of New York, our management agreement entitles us to receive 35% of all net revenues derived from the managed activities.

MONTICELLO RACEWAY DEVELOPMENT

            Once the  management  agreement  is  approved,  under a  development agreement  with the Cayuga Nation of New York,  Monticello  Raceway  Development
will have the  exclusive  right to design,  engineer,  develop,  construct,  and furnish all casino style gaming  (other than Class II gaming) on the 29 acres of land that are intended  for the Cayuga  Catskill  Resort.  In exchange for these
services,   Monticello  Raceway  Development  will  be  entitled  to  receive  a development  fee equal to 5% of the first $505 million of the  project's  costs.
Separately,  Monticello Raceway  Development  intends to develop the surrounding
203  acres of land to  provide  for  amenities  supportive  of  gaming,  such as lodging,  food service and retail. In this regard, each of us and certain of our affiliates,  together as a group,  on the one hand, and the Cayuga Nation of New
York, on the other hand,  agreed that for 10 years,  each may participate in the development or operation by the other of:

            o   one or more hotels, motels or other similar facilities providing overnight  accommodations  including ancillary  beverage,  food, entertainment,  commercial  and or retail  services  within a 15 mile radius of the 29 acres to be acquired by the Cayuga  Nation of New York under its land purchase agreement; and

            o   any other entertainment,  sports and/or retail facility within a
                5 mile radius of those 29 acres of land.

In each case, the  non-developing  party may purchase up to 33.33% of the equity in the facility being developed,  and the first hotel to be developed under this arrangement will be the Cayuga Catskill Resort's preferred provider,  obligating the Cayuga Catskill Resort to refer its customers to that hotel.

RECENT DEVELOPMENTS

            There are two significant  preconditions that must be met before the
Cayuga  Nation of New York can  operate  gaming at the Cayuga  Catskill  Resort.
First,  title to the  proposed  29 acre site must be  transferred  to the United
States and accepted into trust for the benefit of the Cayuga Nation of New York.
Second, the Cayuga Nation of New York must enter into a Class III gaming compact with the State of New York.  Two  recent  events  bear  favorably  on the Cayuga
Nation of New York's ability to satisfy these requirements.

            On April 27,  2004,  the  Eastern  Regional  Office of the Bureau of
Indian  Affairs  recommended  approval  of  the  Cayuga  Nation  of  New  York's application  requesting that the United States take the 29 acres into trust, and also  recommended  that the Secretary of the Interior  determine that the Cayuga
Catskill  Resort  project  would  not pose a  significant  impact  to the  human environment.  Before  the site can be  taken  into  trust  for  gaming  purposes pursuant to the Cayuga Nation of New York's request,  however,  the Secretary of the  Interior  must give a final  approval and the Governor for the State of New
York must concur in the Secretary's action.

            On June 10, 2004,  the State of New York entered into a  non-binding memorandum of understanding under which it is anticipated that the Cayuga Nation of New York will settle the Cayuga Nation of New York's long-standing land claim against  the  State  of New  York  in  exchange  for a  stated  sum  payable  in installments (the "MEMORANDUM OF UNDERSTANDING"). In addition, the Memorandum of
Understanding anticipates state and federal legislation resolving the litigation and that the Cayuga Nation of New York and the State of New York will enter into a Class III gaming  compact on terms that are not yet  specified for gaming that is expected to occur on the 29 acre parcel after it has been taken into trust.

            On  August  19,  2004,  we  entered  into a  letter  agreement  (the
"Agreement")  with The Seneca Cayuga Tribe of Oklahoma,  a federally  recognized
Native American tribe (the "Seneca Cayugas"), which provides for the development of a trust  land  casino in the  Catskills  region of New  York.  The  Agreement provides  for us to supply  technical  and  financial  assistance  to the Seneca
Cayugas  and  to  serve  as  the  Seneca  Cayugas'   exclusive  partner  in  the
development,  construction,  financing, operation and management of the proposed casino.  The Agreement is for a term of one year and was effective  immediately.
The Agreement is expressly  subject to our  agreement  with the Cayuga Nation of
New York that prevents us during its term from any  discussions  with respect to property located in Sullivan County.

            Our  principal  executive  offices  are  located  at c/o  Monticello
Raceway,  Route  17B,  Monticello,  NY 12701 and our  telephone  number is (845)
794-4100.

                                  THE OFFERING

            The  following  summary is not intended to be  complete.  For a more complete  description of the terms of the notes,  see "Description of the Notes"
in this  prospectus.  All  references  under the heading "The  Offering" in this summary to "we," "our" or "us" refer only to Empire Resorts, Inc. and not to its subsidiaries.

Issuer...........................    Empire Resorts, Inc.

Securities Offered...............    $52,200,000  aggregate  principal amount of
                                     our 5 1/2%  convertible  senior  notes  due
                                     2014  and  common   stock   issuable   upon
                                     conversion of the notes.

Maturity.........................    July 31, 2014.

Interest Rate....................    The notes  initially  accrue interest at an
                                     annual  rate of 5 1/2%.  In the event  that
                                     any of:

                                        o  publication  in the Federal  Register
                                           of approval by the  Secretary  of the
                                           Interior   of  a  Class  III   gaming
                                           compact   for  the  Cayuga   Catskill
                                           Resort;

                                        o  written approval of a gaming facility
                                           management agreement on behalf of the
                                           chairman  of  the   National   Indian
                                           Gaming Commission; or

                                        o  the land in  Monticello,  New York to
                                           be used  for the  development  of the
                                           Cayuga  Catskill  Resort  having been
                                           transferred  to the United  States in
                                           trust  for the  Cayuga  Nation of New
                                           York;
                                     (the  occurrence  of all  of the  foregoing
                                     events  is  herein   referred   to  as  the
                                     "TRIGGER EVENT") shall have not occurred on
                                     or prior to July 31,  2005,  the notes will
                                     accrue  interest  from and  after  July 31,
                                     2005 at an annual rate of 8%. The  interest
                                     rate  will   return  to  5  1/2%  upon  the
                                     occurrence of the Trigger Event.

Interest Payment Dates..........     We    will    make    interest     payments
                                     semi-annually  in cash on each  January  31
                                     and  July 31 of  each  year,  beginning  on
                                     January 31, 2005.

Guarantees......................     The notes are  guaranteed on a senior basis
                                     by all of our  subsidiaries  other than our
                                     immaterial subsidiaries.

Conversion......................     You may  convert  the notes into  shares of
                                     our  common  stock  at any  time  prior  to
                                     maturity,  redemption  or repurchase by us.
                                     The  initial   conversion  rate  is  72.727
                                     shares per each $1,000  principal amount of
                                     notes,   subject   to   adjustment.    This
                                     conversion rate is equivalent to an initial
                                     conversion  price of $13.75 per share.  Our
                                     common  stock is quoted on the Nasdaq Small
                                     Cap  Market  under the  symbol  "NYNY."  On
                                     September  8, 2004,  the  closing bid price
                                     for our common  stock on the  Nasdaq  Small
                                     Cap  Market  was  $8.50 per  share.  In the
                                     event that you  convert  the notes prior to
                                     July 31, 2007,  we will be required to make
                                     an additional  make-whole  payment equal to
                                     the   present   value   of  all   remaining
                                     scheduled payments of interest on the notes
                                     to be so  converted  through and  including
                                     July 31,  2007,  assuming  for such purpose
                                     that the interest  rate in effect as of the
                                     conversion   date   shall   apply  for  all
                                     subsequent  interest  periods  through July
                                     31, 2007.  Any  make-whole  payment will be
                                     payable  to you in cash or, at our  option,
                                     in  shares  of  our  common  stock  at a 5%
                                     discount to the  average  closing bid price
                                     of our common stock for the 10 trading days
                                     prior to the conversion date.

                                     If the Trigger Event has not occurred on or
                                     prior  to  July  31,   2005,   the  initial
                                     conversion  rate per each $1,000  principal
                                     amount of notes  shall be reset  based on a
                                     15%  premium  to the  average  closing  bid
                                     price of our common  stock for the prior 10
                                     trading days, PROVIDED,  HOWEVER,  that the
                                     new  initial   conversion  rate  shall  not
                                     reflect  an  initial  conversion  price  in
                                     excess of $13.75  or less than  $12.56  per
                                     share.

Ranking and Security............     The notes are our senior obligations,  rank
                                     senior  in right of  payment  to all of our
                                     existing     and    future     subordinated
                                     indebtedness  and rank PARI  PASSU in right
                                     of  payment  with all of our  existing  and
                                     future  senior  indebtedness.  As of August
                                     31,  2004,  we  had  no  senior   unsecured
                                     indebtedness  and, other than the notes, no
                                     secured indebtedness.

                                     The  guarantees  are senior  obligations of
                                     our  guarantors,  rank  senior  in right of
                                     payment   to  all   existing   and   future
                                     subordinated indebtedness of our guarantors
                                     and rank  PARI  PASSU  in right of  payment
                                     with  all   existing   and  future   senior
                                     indebtedness  of  our  guarantors.   As  of
                                     August  31,  2004,  our  guarantors  had no
                                     indebtedness.

                                     We have  caused  the notes to be secured by
                                     substantially    all   of   our   and   our
                                     guarantors'  tangible and intangible assets
                                     (other  than  our  232  acres  of  land  in
                                     Monticello,  New York, our rights under the
                                     gaming facility  management  agreement with
                                     the Cayuga  Nation of New York and  certain
                                     excluded  assets)  and by a  pledge  of the
                                     equity    interests    of   each   of   our
                                     subsidiaries   (with  such  pledge  of  the
                                     equity   interests  in  Monticello   Casino
                                     Management  being  released  to the  extent
                                     required  to  obtain   approval   from  the
                                     National  Indian  Gaming  Commission of our
                                     gaming facility  management  agreement with
                                     the  Cayuga  Nation  of New York ), in each
                                     case subject to permitted  liens. The grant
                                     of a security  interest  in  certain  other
                                     collateral  and the  pledge  of the  equity
                                     interests in certain other subsidiaries may
                                     require  us to  obtain  certain  regulatory
                                     approvals  under New York gaming and racing
                                     laws.  We  have  agreed  to  use  our  best
                                     efforts  to cause the notes and  guarantees
                                     to  be  secured  by  all  of  our  and  our
                                     guarantors'    additional    tangible   and
                                     intangible  assets  and a pledge  of all of
                                     the additional  equity interests of each of
                                     our subsidiaries. Additionally, we will use
                                     our best  efforts to cause,  on or prior to
                                     April 22, 2005,  if the Trigger Event shall
                                     have not yet  occurred,  the  notes and the
                                     guarantees to become  secured by a mortgage
                                     on our 232 acres of land in Monticello, New
                                     York (with  such  mortgage  being  released
                                     with  respect  to the  site  of the  Cayuga
                                     Catskill  Resort as  required  to  transfer
                                     such  site  into   trust  with  the  United
                                     States).  The indenture governing the notes
                                     permits us to incur up to $10.0  million of
                                     secured  indebtedness  under a new  secured
                                     credit facility. Our obligations under such
                                     new senior secured credit  facility will be
                                     secured by a lien on certain of our and our
                                     guarantors'   assets,   which   assets  may
                                     include the  collateral  securing the notes
                                     and the  guarantees,  and such lien will be
                                     prior  to  the   lien  on  the   collateral
                                     securing the notes and the guarantees. From
                                     and after  the  occurrence  of the  Trigger
                                     Event,  all of the collateral  securing the
                                     notes and the guarantees will be  released,

                                     and  the  notes  and  the  guarantees  will
                                     become  our and our  guarantors'  unsecured
                                     obligations,  and will  become  effectively
                                     subordinated   to  all  of  our   and   our
                                     guarantors'   then   existing   and  future
                                     secured indebtedness.

                                     Upon the  occurrence of the Trigger  Event,
                                     the  indenture  governing  the  notes  will
                                     permit us and our guarantors to incur up to
                                     an additional  $150.0 million of additional
                                     indebtedness  or any  amount of  additional
                                     indebtedness  such  that  our  consolidated
                                     fixed charge  coverage ratio will be, after
                                     giving  effect to the  incurrence  thereof,
                                     greater than 2 to 1, which indebtedness may
                                     be  secured  by  our  and  our  guarantors'
                                     assets.

Optional Redemption.............     On and  after  July 31,  2007 but  prior to
                                     July  31,  2009,  we  may,  at our  option,
                                     redeem some or all of the notes for cash at
                                     a  redemption  price  equal  to 100% of the
                                     principal amount thereof,  plus accrued and
                                     unpaid interest and liquidated  damages, if
                                     any, thereon, only if the last reported bid
                                     price of our common stock has exceeded 150%
                                     of the conversion  price then in effect for
                                     at  least 20  trading  days  during  the 30
                                     consecutive  trading  day period  ending on
                                     the  trading day prior to the date on which
                                     we mail the notice of redemption.  If we so
                                     redeem   the   notes,   we  will   make  an
                                     additional  payment  in cash  equal  to the
                                     present  value of all  remaining  scheduled
                                     payments  of  interest  on the  notes to be
                                     redeemed  through  and  including  July 31,
                                     2009. On or after July 31, 2009, we may, at
                                     our option, redeem some or all of the notes
                                     for  cash at a  redemption  price  equal to
                                     100% of the principal amount thereof,  plus
                                     accrued and unpaid  interest and liquidated
                                     damages, if any, thereon.

Repurchase at the Option of
    the Holder..................     You may require us to repurchase the notes,
                                     in whole or in part,  on July 31, 2009 at a
                                     price equal to 100% of the principal amount
                                     thereof,  plus accrued and unpaid  interest
                                     and liquidated damages, if any, thereon.

Change of Control Offer.........     If we  experience  a  specified  change  of
                                     control,  you will have the right to either
                                     require  us to  repurchase  your notes at a
                                     price equal to 101% of the principal amount
                                     thereof,  plus accrued and unpaid  interest
                                     and liquidated damages, if any, thereon or,
                                     in  the   event   at   least   90%  of  the
                                     consideration  received in connection  with
                                     such change of control is comprised of cash
                                     or cash  equivalents,  elect to  receive  a
                                     make-whole  payment,  in  the  amounts  set
                                     forth  in  this  prospectus,   in  lieu  of
                                     requiring such repurchase.

Regulatory Redemption...........     The  notes  will be  subject  to  mandatory
                                     disposition  and  redemption   requirements
                                     following  certain  determinations  by  any
                                     gaming or racing authority.

Registration Rights.............     Pursuant to a registration rights agreement
                                     that we entered into in connection with the
                                     private offering of the notes in July 2004,
                                     we  have   filed   a   shelf   registration
                                     statement under the Securities Act of 1933,
                                     as amended (the "SECURITIES  ACT") relating
                                     to the  resale of the notes and the  common
                                     stock  issuable  upon   conversion  of  the
                                     notes.  This prospectus  constitutes a part
                                     of that  registration  statement.  We filed
                                     the shelf registration  statement solely to
                                     permit  the  resale of notes  issued in the
                                     July 2004  private  offering  and shares of
                                     common  stock  issued  upon  conversion  of

                                     those  notes,  and  investors  who purchase
                                     notes  or  shares  of  common   stock  from
                                     selling  securityholders  in this  offering
                                     will not be  entitled  to any  registration
                                     rights   under  the   registration   rights
                                     agreement.    In   addition,    under   the
                                     registration   rights  agreement,   selling
                                     securityholders    may   be   required   to
                                     discontinue  the sale or other  disposition
                                     of notes and shares of common  stock issued
                                     upon  conversion  of notes  pursuant to the
                                     shelf   registration   statement   and   to
                                     discontinue  the  use  of  this  prospectus
                                     under  certain  circumstances  specified in
                                     the registration rights agreement.

Public Market...................     There is no public market for the notes and
                                     we do not  intend to apply for  listing  of
                                     the notes on any securities exchange or for
                                     quotation   of  the   notes   through   any
                                     automated   quotation  system.   The  notes
                                     currently   trade  in  the  PORTAL  Market.
                                     However, once the notes are sold under this
                                     prospectus,  those  notes  will  no  longer
                                     trade in the PORTAL  Market.  No  assurance
                                     can be given that a trading  market for the
                                     notes will exist or as to the  liquidity of
                                     any  trading  market for the notes that may
                                     exist.

Listing.........................     Our  common  stock is listed on the  Nasdaq
                                     Small Cap Market under the symbol "NYNY."

Use of Proceeds.................     The selling  securityholders  will  receive
                                     all of the net  proceeds  from  the sale of
                                     the notes or shares of common  stock issued
                                     upon  conversion of the notes.  We will not
                                     receive any of the  proceeds  from the sale
                                     of any of these securities.

            For more  information  about  the  notes,  see  "Description  of the
Notes."

RISK FACTORS

            Before  making an  investment  in the  notes,  you  should  consider carefully the information included in the "Risk Factors" section, as well as all other information in this prospectus.

                                  RISK FACTORS

            AN  INVESTMENT  IN THE NOTES  INVOLVES  A HIGH  DEGREE OF RISK.  THE
FOLLOWING RISK FACTORS  SHOULD BE CONSIDERED  CAREFULLY IN ADDITION TO THE OTHER
INFORMATION  IN  THIS  PROSPECTUS,   INCLUDING  UNDER  "SPECIAL  NOTE  REGARDING
FORWARD-LOOKING STATEMENTS," BEFORE MAKING AN INVESTMENT IN THE NOTES.

RISKS RELATED TO OUR BUSINESS

IF OUR VIDEO GAMING MACHINES AT MONTICELLO  RACEWAY DO NOT INCREASE OUR REVENUES
AND OPERATING INCOME, IF LEGISLATION  AUTHORIZING OUR VIDEO GAMING OPERATIONS IS
ULTIMATELY HELD TO BE  UNCONSTITUTIONAL  OR IF THE CAYUGA CATSKILL RESORT IS NOT
SUCCESSFULLY  DEVELOPED,  IT COULD  ADVERSELY  AFFECT OUR NET  REVENUES  AND THE
ABILITY TO MAKE PAYMENTS ON THE NOTES.

            Our ability to generate  revenues and to make  payments on the notes will  depend on our  ability to  generate  cash flow from our current and future operations.  Our ability to generate sufficient cash flow will largely depend on the success of the 1,744 video  gaming  machines  that we recently  installed as part of our  renovation  of  Monticello  Raceway's  grandstand  building and our ability to successfully develop and manage for the Cayuga Nation of New York the
Cayuga Catskill Resort. With respect to our video gaming machine operations,  on
July 7, 2004,  the  Appellate  Division of the Supreme Court of the State of New
York ruled that the legislation  permitting state sponsored video gaming machine operations  is  unconstitutional  under New York law  because  such  legislation provides that a portion of the video gaming  machine vendor fees be dedicated to breeding  funds and enhancing  purses in violation of a  constitutional  mandate that such moneys be applied  exclusively to, or in aid or support of,  education in the  State of New  York.  While  the  State of New York has filed a notice of appeal to appeal this  ruling,  which  notice of appeal  stays the  decision and allows us to continue operating video gaming machines, there can be no assurance that the State of New York will ultimately prevail or,  alternatively,  that the authorizing legislation will be amended in order for it to be constitutional. If the appellate  court's findings are ultimately  upheld and the state legislature fails to enact corrective  legislation,  we would be forced to shutter our video gaming  machines  and  our  operations  would  be  limited  to  the  pari-mutuel operations of Monticello Raceway and the proposed  development and management of the Cayuga Catskill Resort.  See "Risk Factors - Risks Related to Our Business -
Pending lawsuits could threaten the viability of our business plan" beginning on page 15.

            In addition to ruling on the permitted use of net lottery  revenues, the court  separately held that video gaming machines are valid,  state operated lotteries and, thus, fall within the exemption of lotteries from the general ban on gambling in the State of New York. We cannot  assure you that the  plaintiffs in the  underlying  litigation  will not appeal  this  portion of the  Appellate
Division's  ruling.  Should an appeal of such  ruling be  instituted,  we cannot assure  you  that the New  York  Court of  Appeals  will  uphold  the  Appellate
Division's validation of this portion of the legislation.

            Even assuming that the ultimate  outcome of these court  proceedings permits us to continue  operating video gaming machines at Monticello Raceway as presently  conducted,  there can be no assurance  that the video gaming  machine program at Monticello  Raceway will draw sufficiently large crowds to Monticello
Raceway so as to increase  local  wagering  to the point that we will  realize a profit from the initial video gaming  machine  installation.  The operations and placement of our video gaming machines,  including the layout and  distribution, are  under  the  jurisdiction  of the New York  State  Lottery  and the  program contemplates  that a significant share of the  responsibility  for marketing the program will be borne by the New York State Lottery.  The New York State Lottery
may  make  decisions  that  we feel  are  not in our  best  interest  and,  as a consequence,  the  profitability of our video gaming machine  operations may not reach the levels that we originally  anticipated  or may be slower than expected in reaching  those  levels.  Legislative  changes  made as a result of the court proceedings could also alter the economics of our operations.  Furthermore,  the
legislation   authorizing  the   implementation  of  video  gaming  machines  at
Monticello  Raceway  expires in 2013,  prior to  maturity  of the notes,  and no assurance can be given that the authorizing  legislation will be extended beyond this period. Similarly, the development of the Cayuga Catskill Resort is subject to many regulatory, competitive, economic and business risks beyond our control, and there can be no assurance that it will be developed in a timely  manner,  or at all. Any failure in this regard could have a material  adverse  impact on our operations,  our  ability to service  our debt  obligations  and our  ability to generate net income.

AS A HOLDING COMPANY,  WE ARE DEPENDENT ON THE OPERATIONS OF OUR SUBSIDIARIES TO
PAY DIVIDENDS OR MAKE DISTRIBUTIONS IN ORDER TO GENERATE INTERNAL CASH FLOW.

            We are a holding  company  with no  revenue  generating  operations, owning all the capital  stock or  membership  interests,  as the case may be, of
Monticello  Raceway  Management,  Monticello  Casino  Management  and Monticello
Raceway Development. Consequently, our ability to make payments on the notes and to make any dividend or  distribution on the shares of our common stock issuable upon conversion of the notes are dependent on the earnings and the  distribution of  funds  from  these  subsidiaries.  There  can  be no  assurance  that  these subsidiaries  will generate  enough  revenue to pay cash  dividends or make cash distributions  to us in an amount  necessary  for us to satisfy our  obligations under the notes or to make  dividends  or  distributions  upon the shares of our common  stock  issuable  upon  conversion  of  the  notes.  In  addition,  these subsidiaries  may enter into  contracts  that limit or prohibit their ability to pay dividends or make  distributions.  Should our  subsidiaries be unable to pay dividends  or make  distributions,  our ability to meet our ongoing  obligations would be  jeopardized.  Specifically,  without the payment of  dividends  or the making of  distributions,  we would be unable to pay our  employees,  accounting professionals  or  legal  professionals,  all of whom we rely on to  manage  our operations, ensure regulatory compliance and sustain our public company status.

CHANGES IN THE LAWS, REGULATIONS,  AND ORDINANCES (INCLUDING TRIBAL AND/OR LOCAL
LAWS) TO WHICH THE GAMING  INDUSTRY IS SUBJECT,  AND THE APPLICATION OF EXISTING
LAWS AND  REGULATIONS,  OR OUR INABILITY OR THE INABILITY OF OUR KEY  PERSONNEL,
SIGNIFICANT STOCKHOLDERS, OR JOINT VENTURE PARTNERS TO OBTAIN OR RETAIN REQUIRED
GAMING REGULATORY  LICENSES,  COULD PREVENT THE COMPLETION OF OUR CURRENT CASINO
DEVELOPMENT  PROJECTS,  PREVENT US FROM PURSUING FUTURE DEVELOPMENT  PROJECTS OR
OTHERWISE ADVERSELY IMPACT OUR RESULTS OF OPERATION.

            The  ownership,  management  and operation of gaming  facilities are subject to  extensive  federal,  state,  provincial,  tribal  and/or local laws, regulations  and ordinances  that are  administered  by the relevant  regulatory agency or agencies in each jurisdiction.  These laws, regulations and ordinances
vary  from   jurisdiction   to   jurisdiction,   but   generally   concern   the
responsibility,  financial stability and character of the owners and managers of gaming  operations  as well as persons  financially  interested  or  involved in gaming  operations,  and often require such parties to obtain certain  licenses, permits and approvals.  These laws,  regulations  and ordinances may also affect the operations of our gaming facilities.

            The rapidly-changing  political and regulatory environment governing the gaming industry  (including  gaming operations which are conducted on Native
American land) makes it impossible for us to accurately predict the effects that an adoption of, changes in or application  of the gaming laws,  regulations  and ordinances  will have on us.  However,  our failure or the failure of any of our key personnel,  significant stockholders or joint venture partners, to obtain or retain required gaming  regulatory  licenses could prevent us from operating our existing  gaming  enterprises  like  Monticello  Raceway or  expanding  into new markets,  prohibit us from  generating  revenues in certain  jurisdictions,  and subject us to sanctions and fines.

SHOULD WE OR ANY OF OUR STOCKHOLDERS BE FOUND UNSUITABLE BY ANY FEDERAL,  STATE,
REGIONAL OR TRIBAL GOVERNMENTAL BODY TO OWN AN INTEREST IN A GAMING OPERATOR, WE
OR SUCH  STOCKHOLDER  COULD BE FORCED  TO DIVEST  OUR  HOLDINGS  IN SUCH  GAMING
OPERATOR IN A SHORT PERIOD OF TIME AT BELOW MARKET PRICES.

            As discussed above, we and certain of our principal stockholders are required to be licensed or otherwise  approved in each  jurisdiction in which we own,  directly  or  indirectly,  a  significant  ownership  interest in a gaming operator.  These licenses  generally  expire after a relatively  short period of time and thus require  frequent  renewals  and  reevaluations.  Obtaining  these licenses in the first place,  and for purposes of  renewals,  normally  involves
receiving  a   subjective   determination   of   "suitability."   A  finding  of
unsuitability  could lead to a material  loss of  investment by either us or our stockholders,  as it would  require  divestiture  of one's  direct  or  indirect
interest  in  a  gaming  operator  that  conducts   business  in  the  licensing
jurisdiction.  Consequently,  should we or any  stockholder  ever be found to be unsuitable by the federal government, the State of New York or the Cayuga Nation of New York to own a direct  or  indirect  interest  in a  company  with  gaming operations,  we or such  stockholder,  as the case may be,  could be  forced  to liquidate  all  interests  in that  entity.  Should  either  of us be  forced to liquidate these interests  within a relatively  short period of time, we or such stockholder  would  likely be forced to sell at a  discount,  causing a material loss of investment value.

                                       10

SEVERAL OF OUR FORMER  OFFICERS AND DIRECTORS HAVE BEEN INDICTED OR CONVICTED ON
FRAUD  CHARGES,  AND OUR  SUITABILITY  DETERMINATION  TO  PARTICIPATE  IN GAMING
ACTIVITIES COULD ACCORDINGLY BE ADVERSELY AFFECTED.

            During 2002, certain affiliates of Bryanston Group, Inc. ("BRYANSTON
GROUP"),  our former  largest  stockholder,  and six of our former  officers and directors were indicted for various  counts of tax and bank fraud.  On September
5, 2003, one of these former  directors  pleaded guilty to felony tax fraud, and on  February  4, 2004,  four  additional  former  officers  and  directors  were convicted of tax and bank fraud.  In December 2002, we entered into an agreement with  Bryanston  Group and  certain of these  individuals  pursuant  to which we acquired a three year option to  repurchase  their  shares of our common  stock.
This option was  exercised  on January 9, 2004 by issuing a  promissory  note to
Bryanston Group in exchange for our common stock, which note was retired on July
26,  2004.  While  none of the  acts  these  individuals  were  charged  with or convicted of relate to their former positions with or ownership interests in us, there can be no assurance  that none of the various  governmental  agencies that now, or in the future may,  regulate and license our gaming  related  activities will  factor  in these  indictments  in  evaluating  our  suitability.  Should a regulatory  agency fail to acknowledge that these indictments and convictions do not relate to our operations,  we could lose our gaming licenses or be forced to liquidate certain or all of our gaming interests.

THE GAMING  INDUSTRY IN THE  NORTHEASTERN  UNITED STATES IS HIGHLY  COMPETITIVE,
WITH MANY OF OUR COMPETITORS BETTER KNOWN AND BETTER FINANCED THAN US.

            The gaming  industry  in the  northeastern  United  States is highly competitive  and  increasingly  run by  multinational  corporations  that  enjoy widespread  name  recognition,  established  brand  loyalty,  decades  of casino operation  experience and a diverse  portfolio of gaming assets.  Atlantic City, the second most popular gaming destination in the United States,  with more than
10 full service hotel casinos,  is only a two hour drive from New York City, the highly  popular  Foxwoods  Resort and Casino and the Mohegan Sun casino are each only two and a half hour drives  from New York City and  Caesars  Entertainment,
Inc., the world's  largest  gaming  conglomerate,  and Trading Cove  Associates,
Inc.,  the  developers  of the Mohegan Sun casino,  are each planning to develop
Native  American  casinos  on  properties  that  neighbor   Monticello  Raceway.
Additionally,  on July 4, 2004, the State of Pennsylvania enacted a law allowing for the operation of up to 61,000 slot machines at 14 gambling halls,  including seven racetracks,  five stand-alone parlors,  and two resorts.  Pursuant to this new  law,  slot  machine  facilities  could  be  developed  within  30  miles of
Monticello  Raceway  that  compete  directly  with our  video  gaming  machines.
Moreover,   a  number  of  well  financed  Native  American  tribes  and  gaming entrepreneurs  are  presently  seeking  to  develop  casinos  in  New  York  and
Connecticut  in areas that are 90 miles  from New York City such as  Bridgeport,
Connecticut and Southampton,  New York. In contrast,  we have limited  financial resources and are  presently  limited to the operation of a harness horse racing facility and video gaming  machines in Monticello,  New York and are a one and a half hour drive from New York City.  No  assurance  can be given that we will be able to  compete  successfully  with  the  established  Atlantic  City  casinos, existing and proposed regional Native American casinos,  slot machine facilities
in   Pennsylvania   or  the  casinos   proposed  to  be   developed  by  Caesars
Entertainment,  Inc. and Trading Cove  Associates,  Inc. in the Catskills region for local gaming customers.

BECAUSE OF THE  UNIQUE  STATUS OF NATIVE  AMERICAN  TRIBES,  GENERALLY,  AND THE
GOVERNANCE  STRUCTURE  OF THE  CAYUGA  NATION OF NEW YORK,  IN  PARTICULAR,  OUR
ABILITY TO  SUCCESSFULLY  DEVELOP AND MANAGE THE CAYUGA  CATSKILL RESORT WILL BE
SUBJECT TO UNIQUE RISKS.

            We have no  experience  in managing or  developing  Native  American casinos, which present unique challenges. Native American tribes are governments and possess the inherent  power to adopt laws and regulate  matters within their jurisdiction. For example, tribes are generally immune from suit and other legal processes unless they waive such immunity.  Gaming at the Cayuga Catskill Resort will be operated on behalf of the Cayuga  Nation of New York's  government,  and that  government is subject to changes in leadership or  governmental  policies, varying political interests,  and pressures from the Cayuga Nation of New York's individual members, any of which may conflict with our interests. Thus, disputes between  ourselves and the Cayuga Nation of New York may arise.  With respect to disputes  concerning our gaming  facility  management  agreement and development agreement  with the Cayuga Nation of New York, the Cayuga Nation of New York has
waived its sovereign immunity,  although if for any reason that waiver should be ineffective,  we might be unable to enforce our rights under those agreements as against the Cayuga  Nation of New York.  Also,  it is possible  that we might be required  to  seek  enforcement  of our  rights  in a  court  or  other  dispute resolution  forum of the Cayuga Nation of New York,  instead of state or federal courts or  arbitration.  As  discussed  below,  until our  proposed  amended and

                                       11

restated gaming facility management  agreement has been approved by the National
Indian Gaming  Commission,  and as amended and restated,  approved by the Cayuga
Nation of New York,  that  agreement  will not be valid or binding on the Cayuga
Nation of New  York,  and,  by their  terms and  under  relevant  federal  court precedent,  it is  likely  that  some  or  all of the  provisions  of our  other agreements  with the Cayuga  Nation of New York are also  inoperative  until the gaming  facility  management  agreement has been approved by the National Indian
Gaming Commission.

            The Cayuga Nation of New York has about 500 members,  each belonging to one of four remaining clans,  with clan membership  determined by matrilineal succession. The Cayuga Nation of New York has not enjoyed a reservation or other land base for more than two hundred years,  and has no written  constitution  or other governing  documents.  Instead, the Cayuga Nation of New York follows oral traditions, customs and practices, including a centuries old "Great Law," and is governed  by  a  Council  of  Chiefs,  Representatives  and  Clan  Mothers  (the
"COUNCIL"). Only two of the four clans in existence have a Clan Mother, one clan is currently in the process of selecting a Clan Mother,  and another clan can no longer  designate a Clan Mother because there are no full-blooded  women members of that clan.  Each Clan Mother is  responsible  for  selecting  (and in certain cases  removing)  two full blood men from  among her  Clan's  members to serve a life-long term as  representatives  on the Council.  The Council may act only by consensus at a meeting,  with unanimous  consent from those  representatives  in attendance.  The Council presently does not have regularly  scheduled  meetings, and has no prior  experience  with  gaming  or any  other  substantial  business undertaking  other  than  the  Cayuga  Catskill  Resort.  Accordingly,  we could encounter  delays or other  difficulties  in dealing  with  matters that require action by the Cayuga  Nation of New York's  government,  including  approvals of desirable courses of action, contracts or contract modifications,  which in turn could adversely  affect our successful  development and management of the Cayuga
Catskill Resort.

            Finally,   Native  American  gaming  is  governed  by  unique  laws,
regulations and  requirements  arising from the Indian Gaming  Regulatory Act of
1988, as amended,  the applicable  Class III gaming compact,  and gaming laws of the applicable Native American tribe, and certain federal Indian law statutes or judicial  principles.  A number of examples exist where Native  American  tribes have  successfully  voided  development  or  management-related  contracts  with non-native  parties because of these unique Native American aspects.  For all of the foregoing and other reasons,  we may encounter  difficulties in successfully developing  and managing the Cayuga  Catskill  Resort.  Several  companies  with gaming  experience that have tried to become  involved in the management  and/or development  of  Native  American  casinos  have been  unsuccessful.  Due to our limited Native  American  gaming  experience,  no assurance can be given that we will be able to avoid the pitfalls that have befallen  other  companies in order to create a successful gaming operation at the Cayuga Catskill Resort.

A TRANSFER OF THE PROPOSED CASINO SITE TO THE UNITED STATES, TO BE HELD IN TRUST
FOR THE  BENEFIT  OF THE  CAYUGA  NATION  OF NEW YORK  MIGHT NOT OCCUR OR MAY BE
DELAYED FOR A SUBSTANTIAL  PERIOD OF TIME; AND UNTIL SUCH A TRANSFER OCCURS,  IT
WILL NOT BE  POSSIBLE  FOR THE CAYUGA  NATION OF NEW YORK TO OPERATE A CASINO AT
THE CAYUGA CATSKILL RESORT FOR US TO MANAGE.

            Under the Indian Gaming Regulatory Act of 1988, the Cayuga Nation of
New York will be able to operate a casino at the Cayuga  Catskill Resort only if the casino is located on land held by the United  States in trust for the Cayuga
Nation of New York (or subject to similar restrictions on transfer), and only if the Cayuga  Nation of New York  exercises  governmental  powers  over the casino site. That same Act,  however,  generally  prohibits  Native American casinos on land  transferred  into trust after October 17, 1988. An exception to this trust land  limitation is being  pursued by the Cayuga Nation of New York,  without an assurance that it will be obtained.

            One exception available for land transferred after October 17, 1988, is that if, after  consultation with the tribe and applicable  state,  local and other nearby tribal  officials,  the Secretary of the Interior (who acts through the Bureau of Indian Affairs) determines that a gaming establishment on the land proposed  for  transfer  would  be in the best  interest  of the  tribe  and its members,  and would not be detrimental to the  surrounding  community,  provided that the Governor of the applicable State must concur. To date the instances are very limited where this exception has been successful for off-reservation  land.
Furthermore,  historically  the Bureau of Indian  Affairs has been  reluctant to support  accepting  land into trust that is located a substantial  distance from the  reservation  of a tribe,  and in the case of the Cayuga Nation of New York, the site of the  Cayuga  Catskill  Resort is a  substantial  distance  from land recognized to be a part of the original  reservation of the Cayuga Nation of New
York. Nevertheless, on April 27, 2004, the Eastern Regional Office of the Bureau
of Indian  Affairs  recommended  approval  of the  Cayuga  Nation of New  York's request that the United  States  accept the proposed  casino site into trust for the benefit of the Cayuga Nation of New York.  Final approval from the Secretary

                                       12

of the  Interior is still  required,  and the  Secretary  of the Interior is not required  to give  deference  to the  Eastern  Regional  Office of the Bureau of
Indian Affairs' decision.  Additionally,  the Governor for the State of New York
must concur with any favorable  determination  by the Secretary of the Interior, and the  Governor's  office  has  expressed  reluctance  to  concur as long as a substantial land claim by the Cayuga Nation of New York against the State of New
York remains unsettled.

            If the 29 acres that we propose to transfer to the United States, to be  held  in  trust  for  the  benefit  of the  Cayuga  Nation,  are not in fact transferred,  we will  not be able  to  execute  our  current  business  plan of developing and managing a casino for the Cayuga Nation of New York.

OUR GAMING  FACILITY  MANAGEMENT  AGREEMENT AND  DEVELOPMENT  AGREEMENT WITH THE
CAYUGA NATION OF NEW YORK ARE NOT VALID OR EFFECTIVE  UNTIL SUCH GAMING FACILITY
MANAGEMENT  AGREEMENT IS APPROVED BY THE NATIONAL INDIAN GAMING COMMISSION,  AND
THAT APPROVAL  MIGHT NOT BE OBTAINED OR MIGHT BE OBTAINED ONLY AFTER WE AGREE TO
MODIFY TERMS THAT HAVE  ALREADY BEEN AGREED TO BY THE CAYUGA  NATION OF NEW YORK
THAT REDUCE OUR REVENUES UNDER THE AGREEMENTS OR OTHERWISE ADVERSELY AFFECT US.

            No management  contract for tribally  operated Class II or Class III gaming is valid until  approved by the National  Indian Gaming  Commission,  and under  current  case law in New York,  an agreement  collateral  to a management contract,  such as our  development  agreement,  is likewise  not valid until so approved.  The National Indian Gaming Commission has broad discretion to approve or reject proposed management  contracts,  and by law the National Indian Gaming
Commission  can  approve  management  fees  exceeding  30% of related net gaming revenues  only if the  Chairman of the  National  Indian  Gaming  Commission  is
satisfied that the capital investment required, and income projections,  require the  additional  fee.  The Cayuga  Nation of New York has agreed to pay us a 35%
management  fee,  and as  well  as  other  compensation  under  the  development agreement.  Monticello Casino Management's gaming facility management  agreement with the Cayuga Nation of New York has been under review by the National  Indian
Gaming  Commission for over one year. On January 21, 2004,  the National  Indian
Gaming  Commission  issued its first  objection  letter,  and in April 2004,  we submitted  partial  responses to these  objections,  including a revised  gaming facility  management  agreement,  that has not yet been  executed  or  otherwise formally  approved by the Cayuga Nation of New York, but which we expect will be acceptable  to the Nation.  No assurance  can be given that the National  Indian
Gaming Commission will approve the gaming facility management  agreement or that further modifications to such agreement or the development agreement will not be required prior to the National Indian Gaming Commission granting approval.  Such modifications  could include a material reduction in the management fee or other compensation  we have negotiated with the Cayuga Nation of New York. As amended, and approved by the  National  Indian  Gaming  Commission,  the gaming  facility management  agreement will require  formal  approval by the Cayuga Nation of New
York before it becomes  effective.  We expect,  but cannot  guarantee,  that the
Cayuga Nation of New York will approve the gaming facility management  agreement as it is amended in order to obtain  approval  from the National  Indian  Gaming
Commission.

COMPLIANCE WITH ENVIRONMENTAL  REQUIREMENTS COULD SUBSTANTIALLY DELAY OR, IN THE
EXTREME, PREVENT OUR DEVELOPMENT OF THE CAYUGA CATSKILL RESORT.

            The National  Environmental  Policy Act requires federal agencies to consider the environmental impacts of activities they perform,  fund, or permit, as well as alternatives to those activities and ways to mitigate or lessen those impacts.  Under the National  Environmental  Policy Act,  federal  agencies must prepare an  environmental  assessment to determine  whether the proposed  action will have a significant effect on the quality of the environment.  If the agency
determines  that  the  action  will  not  have  a  significant   effect  on  the
environment,  it issues a finding of no significant  impact, and the project can move  forward;  if the agency  finds to the  contrary,  it must then  prepare an
environmental   impact   statement,   detailing   the   environmental   impacts,
alternatives, and mitigation measures.

            For the Cayuga Catskill  Resort to be developed,  there are at least two  major  federal  actions  that will  require  compliance  with the  National
Environmental  Policy Act: (1) the Secretary of the Interior's  decision to take the 29 acre site into trust for the  benefit  of the Cayuga  Nation of New York, and (2) the National Indian Gaming Commission's  approval of our gaming facility management agreement.  After reviewing the environmental assessment prepared for this  project,  the  Eastern  Regional  Office of the  Bureau of Indian  Affairs
recommended, in April, 2004, that the Secretary of the Interior find that taking the 29 acre site into trust for the  benefit  of the  Cayuga  Nation of New York would not have a significant effect on the environment, and therefore, a finding of no

                                       13

significant impact should be issued.  This  recommendation is not binding on the
Secretary  of the  Interior  or  the  National  Indian  Gaming  Commission.  The
Secretary of the Interior and the National  Indian Gaming  Commission may accept or  reject  such  recommendation,  and a risk  exists  that in light  of  recent positions  taken by the Department of Justice,  preparation of an  environmental impact statement may be required,  which could delay the project.  In any event, even if a finding of no significant impact is issued, a risk exists that parties
opposed  to  the  Cayuga  Catskill  Resort  project  will  commence   litigation
challenging  the  issuance  of the  finding of no  significant  impact,  thereby delaying or preventing the project.

A CLASS III GAMING  COMPACT  BETWEEN THE CAYUGA NATION OF NEW YORK AND THE STATE
OF NEW YORK MUST BE NEGOTIATED AND BECOME  EFFECTIVE BEFORE THE CAYUGA NATION OF
NEW YORK CAN OPERATE A CASINO FOR US TO MANAGE.

            The Cayuga  Nation of New York cannot  lawfully  engage in Class III gaming  unless the Cayuga  Nation of New York and the  Governor for the State of
New York execute a Class III gaming compact that is approved or deemed  approved by the Secretary of the Interior.  Although  courts have  invalidated  two other
Class III gaming compacts  between New York tribes and the State of New York due
to  lack  of  legislative   authority,   the  Governor  has  received  requisite
legislative  authorization  to enter  into a Class III gaming  compact  with the
Cayuga Nation of New York at the site of the Cayuga Catskill  Resort.  Under the non-binding terms of the Memorandum of  Understanding,  the Cayuga Nation of New
York and the State of New York  agreed  to  negotiate  and  enter  into a gaming compact that will authorize  Class III gaming at the site of the Cayuga Catskill
Resort once the 29 acre site has been taken into trust by the United  States for the benefit of the Cayuga Nation of New York.  The terms of this gaming  compact are not  specified  in the  Memorandum  of  Understanding,  and a  draft  of the proposed  compact has not been  submitted by either the State of New York or the
Cayuga Nation of New York to the other for consideration. We expect the State of
New York to propose  terms for a compact  similar to those  found in the compact between the State of New York and the Seneca Nation.  That compact obligates the
Seneca  Nation to make payments to the State of New York in amounts of up to 25%
of that nation's net slot revenues.  There is no assurance that the State of New
York and the Cayuga Nation of New York will reach an agreement upon the terms of any revenue sharing arrangement or any other terms that will result in a compact for Class III gaming. In addition, the State of New York has refused in the past to negotiate a gaming  compact with the Cayuga Nation of New York so long as its land claim lawsuit remained unsettled,  and therefore, if the land claim lawsuit is not settled as contemplated by the Memorandum of Understanding,  the State of
New York may refuse to enter into a gaming compact with the Cayuga Nation of New
York.

            If the State of New York and the  Cayuga  Nation  of New York  reach agreement  and execute a compact for Class III gaming,  under the Indian  Gaming
Regulatory Act of 1988, that compact does not become effective until an approval of the  compact by the  Secretary  of the  Interior  has been  published  in the
Federal Register.  Additionally, the compact could become effective, but only to the extent it is consistent with the Indian Gaming  Regulatory Act of 1988, upon publication  of a notice  in the  Federal  Register  that  forty-five  days have elapsed  after the compact was  submitted  for approval to the  Secretary of the
Interior and the Secretary of the Interior  neither approved nor disapproved the compact.  No assurance  can be given that the  Secretary  of the  Interior  will approve the terms of any compact  agreed to by the Cayuga Nation of New York and the  State  of New  York.  In  particular,  the  existence  of  revenue  sharing provisions  in a compact  by which a state  receives  a share of  tribal  gaming revenues has provided a basis for the  Secretary of the Interior to disapprove a compact.  The Indian Gaming  Regulatory Act of 1988 generally  prohibits a state from  imposing a tax on tribes for the  privilege  of  conducting  gaming in the state.  The Seneca  Nation-State of New York gaming compact was neither approved nor  disapproved  within  the  required  45-day  period,  and  therefore  became effective upon publication of a notice in the Federal Register. In the letter to the Seneca  Nation and the Governor of New York,  the  Secretary of the Interior
stated that the State of New York's  right to receive up to 25% of gross  gaming revenues  was  primarily  based on the State of New York's grant of an extensive area in which the Seneca would have broad exclusive  gaming rights.  Because the precise  terms of a compact  between the Cayuga Nation of New York and the State of New York have not been formally proposed, let alone agreed upon, there can be no assurance that the Secretary of the Interior will approve the future terms of such a compact.  If the  Secretary of the Interior  disapproves  any agreed upon compact, the compact will not become effective and the Cayuga Nation of New York will not be able to conduct gaming under its terms.  Since 2003, a bill has been pending  in  Congress  that  would  limit a State's  right to share in a tribe's gaming  revenues  unless the State  provided the tribe a  "substantial  economic benefit." We cannot predict if this or other  legislation will be enacted or, if enacted,  would prevent a gaming  compact  between the Cayuga Nation of New York and the State of New York.

                                       14

IF FUNDS FROM THE  OPERATIONS OF MONTICELLO  CASINO  MANAGEMENT  AND  MONTICELLO
RACEWAY  DEVELOPMENT ARE INSUFFICIENT TO SUPPORT THEIR CASH REQUIREMENTS AND THE
CAYUGA NATION OF NEW YORK IS UNABLE TO OBTAIN  ADDITIONAL  FINANCING IN ORDER TO
SATISFY  THESE  REQUIREMENTS,  EITHER ON  ACCEPTABLE  TERMS OR AT ALL, WE MAY BE
FORCED TO DELAY,  SCALE BACK OR ELIMINATE SOME OF OUR EXPANSION AND  DEVELOPMENT
GOALS, OR CEASE OPERATIONS RELATED TO THE CAYUGA CATSKILL RESORT ENTIRELY.

            We  anticipate  that our reserves of cash,  interest  expected to be earned on those  reserves,  and our  anticipated  revenues will be sufficient to
finance  our  and  our  subsidiaries'   ongoing  operations  in  2004.  However,
additional  financing  will be required to meet our  obligations  related to the
Cayuga  Catskill  Resort  as soon  as  regulatory  approvals  are  received  and substantive  construction  commences.  It is likely that we will seek or require additional  capital  at some  point in 2004 or 2005  through  either  public  or private  financings.  Such  financings may not be available when needed on terms acceptable to us or at all.  Moreover,  any additional  equity financings may be dilutive to our  stockholders,  and any debt  financing may involve  restrictive covenants.  An  inability  to raise such funds when needed  might  require us to delay,  scale back or eliminate  some of our  expansion  and  development  goals related to the Cayuga Catskill  Resort,  or might require us to cease operations entirely.

            In addition,  the  construction  of the Cayuga  Catskill  Resort may depend upon the ability of the Cayuga Nation of New York to obtain financing for the project.  If such financing  cannot be obtained on acceptable  terms, it may not be possible to complete this  project.  In order to assist the Cayuga Nation of New York,  we, or one of our  subsidiaries,  may be required to guarantee the
Cayuga Nation of New York's debt financing or otherwise  provide support for the obligations.  Any  guarantees  by us or  one  of  our  subsidiaries  or  similar off-balance sheet  liabilities,  if any, will increase our potential exposure in the event of a default by the Cayuga Nation of New York.

OUR  MANAGEMENT  REVENUES  FROM THE  CAYUGA  CATSKILL  RESORT  MAY BE  ADVERSELY
AFFECTED BY MATTERS  ADVERSE TO THE CAYUGA NATION OF NEW YORK THAT ARE UNRELATED
TO US.

            When constructed, the Cayuga Catskill Resort, and its surrounding 29 acres of land,  will be either owned by the Cayuga Nation of New York or be held by the United  States in trust for the benefit of the Cayuga Nation of New York.
We and our  subsidiaries  will  derive  revenues  from the  resort  based on our management and development contracts.  If the Cayuga Nation of New York does not adequately  shield its gaming  operations  at the Cayuga  Catskill  Resort  from obligations arising from its other non-gaming operations,  and the Cayuga Nation of New York suffers a material  adverse event such as  insolvency,  a default or civil  damages  in a matter  in which  they  did not  have  sovereign  immunity, creditors could attempt to seize some or all of the property or profits from the
Cayuga  Catskill  Resort.  Such a result  could lead to the voidance or indirect modification  by  a  court  of  our  subsidiaries'  management  and  development contracts  with the Cayuga  Nation of New York,  leading  to a material  adverse affect on our operations.  In addition, if creditors were to seize any or all of the  Cayuga  Catskill  Resort,  our  subsidiaries'  management  and  development agreements  with the Cayuga Nation of New York would be rendered  worthless,  as the ability to conduct casino style gambling on that property would no longer be permissible.

PENDING LAWSUITS COULD THREATEN THE VIABILITY OF OUR BUSINESS PLAN.

            Our  ability to  participate  in New  York's  video  gaming  machine program or to help develop and manage a Native  American  casino in  conjunction with the Cayuga Nation of New York could be materially adversely affected by the outcome of two pending lawsuits,  Dalton v. Pataki and Karr v. Pataki, that seek to enjoin  the State of New York  from  proceeding  with  video  gaming  machine operations or permitting the  construction  of any new Native  American  casinos within the State of New York. While the trial court initially  dismissed both of these cases in May of 2003, the plaintiffs  filed an appeal of the trial court's dismissal.  On July 7, 2004, the Appellate  Division of the Supreme Court of the
State of New York  overturned  the trial  court's  dismissal  of  certain of the plaintiffs' claims in respect of video gaming machine operations. In overturning the trial court,  the Appellate  Division ruled that the legislation  permitting state sponsored video gaming machine  operations is  unconstitutional  under New
York law because such  legislation  provides  that a portion of the video gaming machine  vendor fees be  dedicated  to breeding  funds and  enhancing  purses in violation of a  constitutional  mandate that such moneys be applied  exclusively to, or in aid or support of, education in the State of New York. Notwithstanding this ruling,  the court  separately  held that video gaming  machines are valid, state operated  lotteries and, thus, fall within the exemption of lotteries from the general ban on gambling in the State of New York.  However, as the court was unable to  separate  its finding  that a video  gaming  machine is a  legitimate
"lottery"  from the  enacting  legislation  that it believes  unconstitutionally

                                       15

directs vendor fees toward breeding funds and enhancing  purses,  the court held the entire video gaming machine legislation to be unconstitutional.

            The  office  of the  Attorney  General  of the State of New York has
filed a notice of appeal with respect to the Appellate  Division's  invalidation of the video  gaming  machine  legislation.  This  notice  of  appeal  stays the appellate court's ruling while the State of New York proceeds to formally appeal the decision to the New York Court of Appeals, New York State's highest court, a process that we understand  could take 18 months or longer.  While the ruling is stayed,  we can  continue  to  operate  our video  gaming  machine  facility  at
Monticello  Raceway in a manner  consistent  with past  practices.  However,  no assurance  can be given that the Court of Appeals will  overrule  the  Appellate
Division and find the video gaming  machine  legislation  to be  constitutional.
Absent such a ruling, to continue video gaming operations at Monticello Raceway, we would need the New York state  legislature to modify the video gaming machine legislation  to  remove  the  provision  that  directs  certain  vendor  fees be dedicated toward breeding funds and enhancing purses. Again, no assurance can be given that if the State of New York loses its appeal on the constitutionality of
the  video  gaming  machine   legislation  that  the  State  of  New  York  will
subsequently enact the required corrective legislation.  Should the State of New
York  both  lose  its  appeal  and  fail to enact  corrective  legislation,  our operations  would be restricted  to the operation of Monticello  Raceway and our proposed  management and development of a Native American  casino.  No assurance can be given that these  operations,  alone,  will be  sufficient to satisfy our obligations under the notes.

            Furthermore,  we recently entered into an agreement in principal, as discussed  below,  with the  Monticello  Horsemen's  Association to settle three outstanding law suits. Under the terms of this settlement  agreement,  we agreed to negotiate, in good faith, increased purse levels at Monticello Raceway. As we had originally  intended to satisfy this  obligation with revenue from our video gaming machine  operations,  if video gaming  machine  operations are held to be
unconstitutional,   corrective   legislation   is  not  enacted  or   corrective
legislation  is  enacted  that  eliminates  the  dedication  of  vendor  fees to enhancing purses, we may be unable to meet our obligations under this settlement agreement,  possibly  leading  to  the  reinstatement  of  the  lawsuits  by the
Monticello Horsemen's Association.

            In  addition  to ruling  on the  constitutionality  of video  gaming machines,  on July 7, 2004,  the Appellate  Division of the Supreme Court of the
State of New York also upheld the trial court's  validation  of the  legislation authorizing  the Governor of the State of New York to enter into gaming compacts with federally recognized Native American tribes to provide for Class III gaming on reservation  land within the State of New York. We cannot assure you that the plaintiffs  in the  underlying  litigation  will not appeal this  portion of the
Appellate Division's ruling.  Should an appeal of such ruling be instituted,  we cannot  assure you that the New York Court of Appeals will uphold the  Appellate
Division's validation of this legislation.  Should the plaintiffs prevail on any such appeal, we may be materially  adversely  affected.  Additionally,  any such appeal, even prior to a definitive ruling on its merits,  could adversely affect the necessary  financing  efforts for the Cayuga Catskill  Resort,  as potential investors  might be reluctant to make such an investment  given the  uncertainty that such an appeal would create.

A  PURCHASER  IN OUR 5 1/2% $65  MILLION  SENIOR  CONVERTIBLE  NOTE  OFFERING IS
DEMANDING RESCISSION OF ITS $10 MILLION NOTE PURCHASE.

            On August 5, 2004,  we received a letter from the  purchaser  of $10 million of notes in our 5 1/2% $65  million  senior  convertible  note  offering demanding the immediate  rescission of its full note  purchase.  This  purchaser claims that the offering  circular  with  respect to these notes was  misleading because it failed to disclose the true status of the litigation settlement talks between  the  Cayuga  Nation  of New  York  and the  State  of New  York and the
existence of a competing  claim in the same lawsuit by the Seneca  Cayuga Tribe.
The purchaser  further claims that had these disclosures been timely made by us, the purchaser would not have participated in the note offering.  We believe that each of these claims is without merit and intend to vigorously defend any action that may be  brought  against  us with  respect  to the  rescission  of any note purchases by this purchaser.

THE  CONTINUING  DECLINE  IN THE  POPULARITY  OF  HORSE  RACING  AND  INCREASING
COMPETITION IN SIMULCASTING  COULD  ADVERSELY  IMPACT THE BUSINESS OF MONTICELLO
RACEWAY.

            Since the mid 1980s,  there has been a general decline in the number of  people  attending  and  wagering  at live  horse  races  at  North  American racetracks  due to a number of factors,  including  increased  competition  from

                                       16

other  forms of  gaming,  unwillingness  of  customers  to travel a  significant distance to racetracks and the increasing  availability  of off-track  wagering.
The declining  attendance at live horse racing events has prompted racetracks to rely increasingly on revenues from  inter-track,  off-track and account wagering markets. The industry-wide focus on inter-track,  off-track and account wagering markets has  increased  competition  among  racetracks  for outlets to simulcast their live races.  A  continued  decrease  in  attendance  at live events and in on-track  wagering,  as  well  as  increased  competition  in  the  inter-track, off-track and account wagering  markets,  could lead to a decrease in the amount wagered at Monticello Raceway.  Our business plan anticipates the possibility of
Monticello Raceway attracting new customers to its racetrack wagering operations through video gaming  machine  operations  and potential  casino  development in order to offset the general decline in raceway attendance.  However, even if the numerous  arrangements,  approvals and legislative  changes necessary for casino development  occur,  Monticello  Raceway may not be able to maintain  profitable operations.  Public tastes are unpredictable and subject to change.  Any decline in interest in horse racing or any change in public tastes may adversely  affect
Monticello  Raceway's  revenues  and,  therefore,  limit its  ability  to make a positive contribution to our results.

WE DEPEND ON OUR KEY PERSONNEL AND THE LOSS OF THEIR  SERVICES  WOULD  ADVERSELY
AFFECT OUR OPERATIONS.

            If we are unable to  maintain  our key  personnel  and  attract  new employees  with  high  levels of  expertise  in those  gaming  areas in which we propose  to  engage,  without  unreasonably  increasing  our  labor  costs,  the execution of our business  strategy may be hindered and our growth  limited.  We believe that our success is largely dependent on the continued employment of our senior management and the hiring of strategic key personnel at reasonable costs.
If any of our current  senior  managers  were unable or unwilling to continue in his or her present position, or we were unable to attract a sufficient number of qualified employees at reasonable rates, our business, results of operations and financial condition will be materially adversely affected.

RISK FACTORS RELATING TO THE NOTES

SUBSTANTIAL  LEVERAGE AND DEBT SERVICE OBLIGATIONS MAY ADVERSELY AFFECT OUR CASH
FLOW, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

            As a  result  of  the  issuance  of  the  notes,  our  debt  service obligations have increased  substantially.  There is the possibility that we may be unable to generate  cash  sufficient  to pay the principal or interest on and other  amounts  due in respect of our  indebtedness  when due. We may also incur substantial additional indebtedness in the future.

            Our level of indebtedness will have several important effects on our future operations, including, without limitation:

            o   a portion of our cash flow from  operations will be dedicated to the  payment  of any  interest  or  amortization  required  with respect to outstanding indebtedness;

            o   increases in our  outstanding  indebtedness  and  leverage  will
                increase  our   vulnerability  to  adverse  changes  in  general
                economic  and  industry  conditions,  as well as to  competitive pressure; and

                                       17

            o   depending  on the levels of our  outstanding  indebtedness,  our ability to obtain  additional  financing  for  working  capital, general corporate and other purposes may be limited.

            Our  ability to make  payments  of  principal  and  interest  on our indebtedness  depends upon our future  performance,  which is subject to general economic conditions,  industry cycles and financial,  business and other factors affecting  our  operations,  many of which are beyond our control.  Our business might not continue to generate cash flow at or above current  levels.  If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things:

            o   to seek additional financing in the debt or equity markets;

            o   to   refinance   or   restructure   all  or  a  portion  of  our
                indebtedness, including the notes; or

            o   to sell selected assets.

            Such  measures  might not be  sufficient to enable us to service our indebtedness. In addition, any such financing, refinancing or sale of assets may not be available on commercially reasonable terms, or at all.

UNTIL SUCH TIME AS WE OBTAIN CERTAIN REQUIRED REGULATORY CONSENTS, THE NOTES AND
GUARANTEES MAY INITIALLY BE UNSECURED AND EFFECTIVELY SUBORDINATED TO ALL OF OUR
SECURED DEBT TO THE EXTENT OF THE VALUE OF THE COLLATERAL.

            We  have  caused  the  notes  and   guarantees   to  be  secured  by
substantially  all of our and the  guarantors'  tangible and  intangible  assets
(other than our 232 acres of land in Monticello,  New York, our rights under our gaming  facility  management  agreement  with the Cayuga  Nation of New York and
certain   excluded   assets)  and  by  a  pledge  of  the  equity  interests  of substantially all of our subsidiaries, in each case subject to certain permitted liens.  See  "Description  of the  Notes--Collateral".  The grant of a  security interest in certain other  collateral and the pledge of the equity  interests in certain other subsidiaries may require us to obtain certain regulatory approvals under New York  gaming and  racing  laws.  While we have  agreed to use our best efforts to obtain such  approvals,  there can be no assurance that all or any of such required  regulatory consents will be obtained on a timely basis or at all, and until such time as such consents are obtained, you will not have the benefit of a security  interest in the equity  interests to which such consents  relate.
Additionally,  we have agreed to use our best  efforts to cause,  on or prior to
April 22, 2005, if the Trigger Event shall have not yet occurred,  the notes and the  guarantees  to become  secured  by a  mortgage  on our 232 acres of land in
Monticello,  New York. See "Description of the Notes--Collateral".  The grant of such  mortgage  may also require  certain  regulatory  approvals  under New York gaming and racing  laws.  While we have agreed to use our best efforts to obtain such  approvals  prior to April 22, 2005,  there can be no assurance that all or any of such required  regulatory  consents will be obtained on a timely basis or at all, and until such time as such consents are obtained, you will not have the benefit of a security interest in our 232 acres of land in Monticello, New York.

            Unless and until,  pursuant to the terms of the indenture  governing the notes,  the notes become secured by any of the  collateral  described in the preceding paragraph,  the notes and guarantees will be effectively  subordinated to all of our and the  guarantors'  existing and future secured  indebtedness to the extent of the value of the  assets  that  secure  such  indebtedness.  As of
August 31, 2004, we had no senior  unsecured  indebtedness  and,  other than the notes, no secured indebtedness and the guarantors had no indebtedness. After the occurrence of the Trigger Event,  the indenture will not restrict our ability to secure any  indebtedness  permitted to be incurred  pursuant to the terms of the indenture. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the notes, payment on the notes could be less, ratably,  than on any of our secured indebtedness.  We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

                                       18

PRIOR TO THE  OCCURRENCE  OF THE TRIGGER  EVENT AND THE  RELATED  RELEASE OF THE
COLLATERAL SECURING THE NOTES AND GUARANTEES, YOUR RIGHTS TO RECEIVE PAYMENTS ON
THE NOTES FROM THE SALE OF COLLATERAL  SECURING THE NOTES AND  GUARANTEES MAY BE
CONTRACTUALLY  SUBORDINATED  TO PAYMENTS  UNDER ANY SECURED  CREDIT  FACILITY WE
ENTER  INTO  IN THE  FUTURE,  TO THE  EXTENT  OF THE  COLLATERAL  SECURING  SUCH
FACILITY.

            Under the  indenture  governing  the notes,  we will be permitted to incur up to $10.0 million of secured  indebtedness  under any new secured credit facility that we enter into following this offering.  The security  interests in the collateral  securing the notes and guarantees prior to the occurrence of the
Trigger Event will be  contractually  subordinated to any  indebtedness we incur under any such new credit facility pursuant to an intercreditor  agreement. As a result,  upon any  distribution to our creditors,  whether or not in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our  indebtedness  or an event of default under such  indebtedness,  the lenders under any such new secured credit facility will be entitled to be repaid in full from the proceeds of the assets securing such credit facility before any payment is made in respect of the notes from such proceeds.  If the proceeds of any sale of  collateral  are not  sufficient  to repay all amounts due on the notes,  the holders of the notes (to the extent not repaid from the  proceeds of the sale of the  collateral),  would have only an  unsecured  claim  against  our  remaining assets.

            Additionally, the rights of the holders of the notes with respect to the  collateral  securing the notes will be limited  pursuant to the terms of an intercreditor  agreement with the lenders under that credit facility.  Under the intercreditor  agreement,  if our  obligations  under that credit  facility  are outstanding,  any  actions  that  may be  taken in  respect  of the  collateral, including  the  ability to cause the  commencement  of  enforcement  proceedings against the collateral and to control the conduct of such  proceedings,  and the approval of  amendments  to the  collateral  documents,  will be limited and, in certain cases,  only able to be taken at the direction of the lenders under that credit facility,  and the trustee,  on behalf of the holders of the notes,  will not have the ability to control or direct such  actions for a period of at least
90 days,  even if the rights of the holders of the notes are or may be adversely affected. See "Description of the Notes--Collateral."

THE SECURITY  INTERESTS IN CERTAIN OF THE  COLLATERAL MAY BE RELEASED AT CERTAIN
TIMES  PRIOR TO THE  OCCURRENCE  OF THE  TRIGGER  EVENT AND ALL OF THE  SECURITY
INTERESTS IN THE REMAINING  COLLATERAL  SECURING THE NOTES AND  GUARANTEES  WILL
TERMINATE  AND BE  DISCHARGED,  AND  ALL OF THE  COLLATERAL  FOR THE  NOTES  AND
GUARANTEES WILL BE RELEASED FROM THE LIENS OF THE INDENTURE, UPON THE OCCURRENCE
OF THE TRIGGER EVENT.

            The pledge of our equity interests in Monticello  Casino  Management will be  released  to the  extent  required  to obtain  approval  of our  gaming facility  management  agreement by the National Indian Gaming Commission and the mortgage on the site of the Cayuga  Catskill Resort will be released as required for the  transfer of such site to the United  States to be held in trust for the
Cayuga Nation of New York.  Additionally,  the security  interests in all of the remaining  collateral  securing the notes and guarantees  will be terminated and discharged and all of the collateral underlying such security interests shall be released  from the lien of the  indenture  upon the  occurrence  of the  Trigger
Event. See "Description of the Notes--Release of Collateral". From and after any such  termination  and  discharge  of the  liens  securing  the  notes  and  the guarantees,  the notes and guarantees will be effectively subordinated to all of our and the  guarantors'  then existing and future secured  indebtedness  to the extent of the value of the assets that secure such indebtedness and in the event of our bankruptcy,  liquidation or  reorganization  or upon  acceleration of the notes,  payment on the notes could be less, ratably,  than on any of our secured indebtedness.  We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

CERTAIN RESTRICTIVE COVENANTS CONTAINED IN THE INDENTURE GOVERNING THE NOTES FOR
THE BENEFIT OF THE HOLDERS OF THE NOTES WILL EITHER BECOME LESS  RESTRICTIVE  OR
TERMINATE AND BECOME INEFFECTIVE UPON THE OCCURRENCE OF THE TRIGGER EVENT.

            From and after the occurrence of the Trigger Event,  the limitations on our ability to incur additional  indebtedness and other liabilities contained in the indenture governing the notes become  substantially less restrictive,  at which time we and the guarantors will be permitted to incur up to $150.0 million of additional indebtedness and other liabilities (that may be secured) in excess of the amounts we would be permitted to incur under the  indenture  prior to the
Trigger Event. Additionally, from and after the occurrence of the Trigger Event, the indenture  will cease to prohibit us from  pledging  assets to secure any of our indebtedness and liabilities.  The incurrence of additional indebtedness and in particular  the granting of a security  interest to secure the  indebtedness,

                                       19

could  adversely  affect our  ability to pay our  obligations  on the notes.  We anticipate that from time to time we will incur  additional  indebtedness in the future.

PRIOR TO THE  OCCURRENCE  OF THE TRIGGER  EVENT AND THE  RELATED  RELEASE OF THE
COLLATERAL SECURING THE NOTES AND GUARANTEES,  THE COLLATERAL SECURING THE NOTES
AND  GUARANTEES  MAY NOT BE  SUFFICIENT  TO  SATISFY  OUR  AND  THE  GUARANTORS'
OBLIGATIONS UNDER THE NOTES AND GUARANTEES.

            No  appraisal of the value of any of the  collateral  that secure or may potentially secure the notes and guarantees has been made in connection with this offering and the value of any such  collateral  will depend upon market and economic  conditions,  the  availability  of buyers  and other  factors.  By its nature,  all or some of such collateral will be illiquid and may have no readily ascertainable market value. Consequently,  we cannot assure you that liquidating any collateral  securing the notes and guarantees  would produce  proceeds in an amount  sufficient to pay any amounts due under the notes after also  satisfying the obligations to pay our other secured  creditors.  Nor can we assure you that the fair market  value of any such  collateral  would be  sufficient  to pay any amounts due under the notes following any acceleration of the notes.

            Additionally,  the ability of the trustee to  foreclose  on any such collateral  on your  behalf may also be subject to  perfection,  the  consent of third parties, governmental approvals and practical problems associated with the realization of the collateral  agent's security  interest in the collateral.  We have not obtained the consent of third parties whose consent may be necessary to allow the collateral agent to foreclose on the collateral consisting of contract rights or  collateral  as to which third  parties have  contractual  rights.  We cannot  assure  you that the  consents  of such third  parties  or any  required approvals of  governmental  entities will be given when required to facilitate a foreclosure on such assets.

FEDERAL OR STATE LAWS ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID DEBTS,
INCLUDING  GUARANTEES,  AND COULD  REQUIRE  HOLDERS OF NOTES TO RETURN  PAYMENTS
RECEIVED FROM US AND THE GUARANTORS.

            If a bankruptcy proceeding or lawsuit were to be initiated by unpaid creditors, the notes and the guarantees of the notes could come under review for federal or state fraudulent  transfer  violations.  Under federal bankruptcy law and comparable  provisions of state fraudulent transfer laws,  obligations under the notes or  guarantees  of the notes could be voided,  or claims in respect of the notes or guarantees of the notes could be subordinated to all other debts of the debtor or guarantor if, among other  things,  the debtor or guarantor at the time it incurred the debt evidenced by such notes or guarantees:

            o   received  less  than   reasonably   equivalent   value  or  fair
                consideration for the incurrence of such debt or guarantee; and

            o   one of the following applies:

            o   it was  insolvent  or  rendered  insolvent  by  reason  of  such incurrence;

            o   it was  engaged  in a  business  or  transaction  for  which its remaining assets constituted unreasonably small capital; or

            o   it intended to incur,  or believed  that it would  incur,  debts beyond its ability to pay such debts as they mature.

            In addition, any payment by that debtor or guarantor under the notes or  guarantees  of the notes could be voided and  required to be returned to the debtor or  guarantor,  as the case may be, or to a fund for the  benefit  of the creditors of the debtor or guarantor.

            The measures of insolvency for purposes of these fraudulent transfer laws will vary  depending  upon the law applied in any  proceeding  to determine whether a fraudulent  transfer has  occurred.  Generally,  however,  a debtor or guarantor would be considered insolvent if:

                                       20

            o   the sum of its  debts,  including  contingent  liabilities,  was greater than the fair salable value of all of its assets;

            o   the present fair  salable  value of its assets was less than the amount that would be required to pay its  probable  liability on its existing debts,  including contingent  liabilities,  as they become absolute and mature; or

            o   it could not pay its debts as they become due.

OUR FAILURE TO OBTAIN REQUIRED  REGULATORY CONSENTS MAY PREVENT US FROM GRANTING
TO YOU A SECURITY  INTEREST IN OUR ASSETS;  ANY DELAY IN GRANTING  SUCH SECURITY
INTERESTS,  AND THE FACT THAT THE  STRUCTURE OF THIS  TRANSACTION  PROVIDES THAT
CERTAIN OF SUCH SECURITY INTERESTS WILL BE GRANTED IN THE FUTURE,  INCREASES THE
RISK THAT THE MORTGAGE COULD BE AVOIDED,  OR THAT SUCH SECURITY  INTERESTS WOULD
BE SUBJECT TO INTERVENING LIENS.

            We  have  caused  the  notes  and   guarantees   to  be  secured  by
substantially  all of our and the  guarantors'  tangible and  intangible  assets
(other than our 232 acres of land in Monticello,  New York, our rights under our gaming  facility  management  agreement  with the Cayuga  Nation of New York and
certain   excluded   assets)  and  by  a  pledge  of  the  equity  interests  of substantially all of our subsidiaries, in each case subject to certain permitted liens.  See  "Description  of the  Notes--Collateral".  The grant of a  security interest in certain other  collateral and the pledge of the equity  interests in certain other subsidiaries may require us to obtain certain regulatory approvals under New York gaming and racing laws.  Additionally,  we have agreed to use our best efforts to cause, on or prior to April 22, 2005, if the Trigger Event shall have not yet  occurred,  the notes and the  guarantees  to become  secured  by a mortgage on our 232 acres of land in Monticello,  New York. See  "Description of the Notes--Collateral". Our ability to grant such security interests are subject to our obtaining certain required regulatory  consents.  While we have agreed to use our best efforts to obtain such  approvals,  there can be no assurance  that all or any of such  required  regulatory  consents  will be obtained in a timely manner, if at all.

            If we or any  guarantor  were  to  become  subject  to a  bankruptcy proceeding,  any  security  interest  granted in the future would face a greater risk of being  invalidated  than if we had  delivered it at the issue date. If a security  interest  is  granted  after  the  issue  date,  it is  treated  under bankruptcy law as if it were delivered to secure previously  existing debt. In a bankruptcy  proceeding,  a security interest given to secure previously existing debt is materially  more likely to be avoided as a preference by the  bankruptcy court than if it were  delivered  and promptly  recorded or filed at the time of the issue date of the notes.  The magnitude of this additional risk would depend in part on  factors  similar  to those  described  in the risk  factor set forth immediately above. Accordingly,  if we or a guarantor were to file bankruptcy in the  future,  the  security  interests  we  grant to  secure  the  notes  may be especially  subject to challenge as a result of having been delivered  after the issue date of the notes.

            In  addition,  the  holders  of any  obligations  secured  by a lien existing prior to the filing or perfection of the security  interest  granted to the  holders  of the  notes  would be  entitled  to be  repaid  in full from the proceeds of the assets securing such  obligations  before any payment is made in respect of the notes from such proceeds.

GAMING AND RACING LAWS, BANKRUPTCY LAWS AND OTHER LAWS AND REGULATIONS MAY DELAY
OR  OTHERWISE  IMPEDE THE  TRUSTEE'S  ABILITY  TO  FORECLOSE  ON ANY  COLLATERAL
SECURING THE NOTES AND GUARANTEES.

            The  gaming and racing  licensing  processes,  along with other laws relating  to  foreclosure  and sale,  could  substantially  delay or prevent the ability of the  trustee or any holder of the notes to obtain the  benefit of any collateral securing the notes and guarantees.  If the trustee sought to operate, or retain an  operator  for,  our  gaming and racing  operations  at  Monticello
Raceway,  the  trustee  would be  required  to obtain New York gaming and racing licenses. Potential purchasers of our gaming and racing operations at Monticello
Raceway  would also be required  to obtain a New York gaming  license as well as appropriate racing licenses relating to horse racetrack  operations.  This could limit the number of potential  purchasers in a sale of the  Monticello  Raceway, which may delay the sale of and reduce the price paid for the collateral.

                                       21

            Federal  bankruptcy  law could also impair the trustee's  ability to foreclose on any  collateral.  If a bankruptcy  proceeding  were to be commenced under the  federal  bankruptcy  laws by or  against us or any  guarantor,  it is likely that delays will occur in any payment upon  acceleration of the notes and in enforcing remedies under the related indenture, including with respect to any liens securing the notes and guarantees,  because of specific provisions of such laws or by a court  applying  general  principles  of equity.  Provisions  under federal bankruptcy laws or general principles of equity that could result in the impairment of your rights  include,  but are not limited to:

            o   the automatic  stay;

            o   avoidance of  preferential  transfers by a trustee or debtor-in-
                possession;

            o   substantive  consolidation;

            o   limitations on collectability of unmatured  interest or attorney fees;

            o   fraudulent  conveyance;  and

            o   forced  restructuring  of  the  notes,  including  reduction  of principal  amounts and interest  rates and extension of maturity dates, over the holders' objections.

            Additionally,  applicable federal bankruptcy laws generally permit a debtor to  continue  to retain and to use  collateral,  even if the debtor is in default  under  the  applicable  debt  instruments,  provided  that the  secured creditor  is  given  "adequate  protection."  The  interpretation  of  the  term
"adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured  creditor's  interest in collateral.
Because the term "adequate protection" is subject to varying  interpretation and because  of  the  broad  discretionary  powers  of a  bankruptcy  court,  it  is impossible to predict (1) whether  payments under any of the notes would be made following  commencement of and during a bankruptcy case, (2) whether or when the lenders under any future  secured credit  facility could  foreclose upon or sell any  collateral  or (3) whether or to what extent  holders of the notes would be compensated  for any delay in payment or loss of value of the  collateral  under the doctrine of "adequate  protection."  Furthermore,  in the event a bankruptcy court were to determine  that the value of the  collateral was not sufficient to repay all  amounts  due on the notes,  the  holders of such notes  would  become holders of "undersecured  claims."  Applicable federal bankruptcy laws generally do not permit the payment or accrual of interest,  costs and attorneys' fees for
"undersecured claims."

            Moreover,  the  trustee  may  need to  evaluate  the  impact  of the
potential   liabilities  before  determining  to  foreclose  on  any  collateral consisting  of real  property  because  secured  creditors  that hold a security interest in real  property may be held liable under  environmental  laws for the costs of  remediating  or  preventing  the  release  or  threatened  release  of hazardous  substances  at such real  property.  Consequently,  the  trustee  may decline to  foreclose  on such  collateral  or exercise  remedies  available  in respect thereof if it does not receive  indemnification to its satisfaction from the holders of the notes.

BECAUSE OF GAMING REGULATORY  REQUIREMENTS RELATING TO PROVIDING INFORMATION AND
OBTAINING APPROVAL FROM GAMING  REGULATORS,  HOLDERS OF NOTES EFFECTIVELY MAY BE
LIMITED IN THE AMOUNT OF OUR COMMON STOCK THEY ACQUIRE UNDER A CONVERSION.

            Our gaming  facility  management  agreement  must be approved by the
National  Indian Gaming  Commission  before it is effective.  In connection with seeking  this  approval  we  must  identify  and  provide  financial  and  other background information to the National Indian Gaming Commission for, among other persons,  the ten largest  holders of our stock.  Based on the gaming compact of the Seneca  Nation of Indian,  we expect that any gaming  compact  entered  into between the Cayuga  Nation of New York and the State of New York will  contain a requirement  that background  information must be submitted to the Cayuga Nation
Gaming  Authority and State of New York gaming officials for each person holding more than 5% of our stock, and that these stock holders will also be required to be  licensed  or  approved  by these  regulators.  Because  of these  regulatory requirements and other  potentially  applicable gaming  regulations,  holders of notes who would  otherwise  be entitled  through a conversion  to become  larger stockholders  might be effectively  precluded from acquiring more than 5% of our stock upon a conversion.  Additionally,  given the novelty of the New York State video gaming legislation and related regulations, New York gaming regulators may in the future implement  additional  restrictions on the ownership of our common stock and may impose other  informational or licensing  obligations upon holders of the notes or shares of our common stock.

WE MAY NOT HAVE THE ABILITY TO REPURCHASE THE NOTES.

            Upon the  occurrence  of a change  in  control  (as  defined  in the indenture  governing  the  notes),  we  would  be  required  to  repurchase  all outstanding notes tendered to us by the holders of such notes. In addition,  you may require us to  repurchase  your notes on July 31, 2009. We cannot assure you that we will have  sufficient  financial  resources,  or will be able to arrange

                                       22

financing,  to pay the  purchase  price  for all of the  notes  tendered  by the holders in connection  with any such  repurchase.  Any failure to repurchase the notes when required will result in an event of default under the indenture.  Our failure to make or  consummate  the change of control  offer or pay the purchase price in connection  with any such repurchase when due will give the trustee and
the  holders  of  the  notes  the  rights   described  in  "Description  of  the
Notes--Events of Default."

            In addition,  the events that  constitute a change of control  under the indenture may also be events of default under any credit  agreement or other agreement  governing future debt. These events may permit the lenders under such
credit   agreement  or  other  agreement  to  accelerate  the  debt  outstanding thereunder and, if such debt is not paid, to enforce  security  interests in the collateral  securing  such debt,  thereby  limiting our ability to raise cash to purchase the notes, and reducing the practical  benefit of the offer to purchase provisions to the holders of the notes. For more  information,  see "Description of the  Notes--Repurchase or Payment upon Change of Control" and "Description of the Notes--Repurchase at the Option of the Holder."

THE NOTES ARE NOT PROTECTED BY RESTRICTIVE COVENANTS.

            The indenture  governing the notes does not contain any financial or operating  controls or  restrictions on the payment of dividends or the issuance or repurchase of securities by us or any of the guarantors.  Additionally,  from and after the occurrence of the Trigger Event, the limitations on our ability to
incur   additional   indebtedness   contained  in  the  indenture   will  become
substantially  less restrictive and the indenture will also cease to prohibit or limit us or the guarantors from pledging assets to secure such  indebtedness and liabilities.  The indenture  contains no covenants or other provisions to afford protection to holders of the notes in the event of a change in control involving us, except to the extent described under "Description of the Notes."

THERE IS NO PUBLIC MARKET FOR THE NOTES,  NO GUARANTEE THAT A MARKET MAY DEVELOP
AND TRANSFERS OF THE NOTES WILL BE RESTRICTED.

            The notes initially were sold to qualified  institutional buyers and are eligible for trading in the PORTALSM  Market of the National  Association of
Securities Dealers, Inc. However, notes sold by means of this prospectus are not eligible for trading in the PORTAL Market. We do not intend to list the notes on any  national  securities  exchange  or to seek the  admission  of the notes for trading over the National  Association of Securities Dealers Automated Quotation
System.  As a result,  we cannot  assure you that a market will  develop for the notes or that you will be able to sell your notes.

            Even if an active  trading  market were to develop,  the notes could trade at prices that may be lower than the price at which a holder purchased the notes,  or holders  could  experience  difficulty  or an inability to resell the notes.  Whether  or not the notes  will  trade at lower  prices  depends on many factors, including prevailing interest rates, the market for similar securities, the price of our common stock, our performance and other factors.

IF YOU HOLD NOTES,  YOU WILL NOT BE  ENTITLED TO ANY RIGHTS WITH  RESPECT TO OUR
COMMON  STOCK,  BUT YOU WILL BE SUBJECT TO ALL CHANGES  MADE WITH RESPECT TO OUR
COMMON STOCK.

            If you hold  notes,  you will not be  entitled  to any  rights  with respect to our common stock (including,  without  limitation,  voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with  respect to our common  stock only if and when we deliver  shares of our common  stock to you upon  conversion  of your notes and, in limited  cases, under the conversion rate adjustments  applicable to the notes. For example,  in the event that an amendment is proposed to our certificate of  incorporation  or bylaws  requiring  stockholder  approval and the record date for determining the stockholders  of record  entitled to vote on the  amendment  occurs prior to the delivery of shares of our common  stock to you, you will not be entitled to vote on the amendment,  although you will  nevertheless  be subject to any changes in the powers, preferences or special rights of our common stock.

ADJUSTMENTS  TO THE  CONVERSION  RATE  ON THE  NOTES  MAY  RESULT  IN A  TAXABLE
DISTRIBUTION TO YOU.

            The conversion  ratio of the notes will be adjusted if we distribute cash  with  respect  to  shares  of  our  common  stock  and  in  certain  other circumstances. Under Section 305(c) of the Internal Revenue Code, an increase in

                                       23

the  conversion  ratio  as a  result  of our  distribution  of  cash  to  common stockholders  generally  will  result  in a deemed  distribution  to you.  Other adjustments in the conversion ratio (or failures to make such  adjustments) that have the  effect of  increasing  your  proportionate  interest  in our assets or earnings  may have the  same  result.  Any  deemed  distribution  to you will be taxable as a dividend to the extent of our current or  accumulated  earnings and profits. See "Certain United States Federal Income Tax Consequences."

RISK FACTORS RELATING TO OUR COMMON STOCK

CONVERSION  OF  THE  NOTES  WILL  DILUTE  THE  OWNERSHIP  INTEREST  OF  EXISTING
STOCKHOLDERS.

            The  conversion of notes into shares of our common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of the shares of our common stock  issuable  upon  conversion of the notes could adversely affect prevailing market prices of our common stock. In addition,  the existence of the notes may encourage short selling by market participants due to this  dilution or  facilitate  trading  strategies  involving  the notes and our common stock.

THE VALUE OF THE CONVERSION RIGHT ASSOCIATED WITH THE NOTES MAY BE SUBSTANTIALLY
LESSENED  OR  ELIMINATED  IF WE ARE  PARTY TO A MERGER,  CONSOLIDATION  OR OTHER
SIMILAR TRANSACTION.

            If we are party to a consolidation, merger or binding share exchange or transfer or lease of all or substantially all of our assets pursuant to which shares  of our  common  stock  are  converted  into  cash,  securities  or other property, at the effective time of the transaction,  the right to convert a note into shares of our common stock will be changed into a right to convert the note into the kind and amount of cash,  securities or other property which the holder would have received if the holder had converted  its note  immediately  prior to the transaction.  This change could substantially  lessen or eliminate the value of the  conversion  privilege  associated  with  the  notes in the  future.  For example,  if  we  were  acquired  in a  cash  merger,  each  note  would  become convertible  solely into cash and would no longer be convertible into securities whose value would vary depending on our future prospects and other factors.

FUTURE SALES OF SHARES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD  ADVERSELY
AFFECT THE TRADING PRICE OF SHARES OF OUR COMMON  STOCK,  THE VALUE OF THE NOTES
AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

            Future sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales are likely to occur,  could affect prevailing trading prices of our common stock and, as a result, the value of the notes. As of September 8, 2004, we had 26,074,942  shares of common stock outstanding.  Because the notes generally are initially  convertible into shares of our common stock only at a conversion  price in excess of the recent  trading price,  a decline in our common  stock price may cause the value of the notes to decline.

            Recently  18,219,075 shares of our common stock were issued pursuant
to  our  acquisition  of  Monticello  Raceway   Management,   Monticello  Casino
Management,  Monticello Raceway  Development and Mohawk Management,  LLC, all of
which may be sold to the public  pursuant to a registration  statement under the
Securities Act. We also recently issued  4,050,000 shares of our common stock to multiple investors in a private placement.  We also have outstanding  options to purchase an aggregate of 945,028  shares of common stock at an average  exercise price of $4.73 per share and 250,000  warrants at an exercise price of $7.50 per warrant. If the holders of these shares,  options or warrants were to attempt to sell a  substantial  amount of their  holdings at once,  the market price of our common  stock  would  likely  decline.  Moreover,  the  perceived  risk  of this potential  dilution could cause stockholders to attempt to sell their shares and investors  to "short" the stock,  a practice in which an investor  sells  shares that he or she does not own at  prevailing  market  prices,  hoping to  purchase shares  later at a lower price to cover the sale.  As each of these events would cause the  number  of  shares of our  common  stock  being  offered  for sale to increase,  the common stock's market price would likely further decline.  All of these events could  combine to make it very  difficult  for us to sell equity or equity-related  securities  in the  future  at a time  and  price  that  we deem appropriate.

                                       24

THE PRICE AT WHICH  SHARES OF OUR COMMON  STOCK MAY BE  PURCHASED  ON THE NASDAQ
SMALL CAP MARKET IS CURRENTLY  LOWER THAN THE CONVERSION  PRICE OF THE NOTES AND
MAY REMAIN LOWER IN THE FUTURE.

            Prior to electing to convert the notes, you should compare the price at which shares of our common stock are trading in the market to the  conversion price of the notes. Our common stock trades on the Nasdaq Small Cap Market under the symbol  "NYNY." On September  8, 2004,  the closing bid price for our common stock on the Nasdaq Small Cap Market was $8.50 per share. The initial conversion rate on the notes is  equivalent  to an initial  conversion  price of $13.75 per share.  The market prices of our  securities are subject to  fluctuations.  Such fluctuations, as well as economic conditions generally, may adversely affect the market  price of our  securities,  including  shares of our common stock and the notes.

CERTAIN  PROVISIONS OF OUR CERTIFICATE OF  INCORPORATION  AND BYLAWS  DISCOURAGE
UNSOLICITED  TAKEOVER  PROPOSALS AND COULD PREVENT YOU FROM  REALIZING A PREMIUM
RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.

            Our board of  directors  is divided  into three  classes,  with each class constituting one-third of the total number of directors and the members of each class serving staggered  three-year terms. This classification of the board of  directors  makes  it more  difficult  for our  stockholders  to  change  the composition  of the board of directors  because only a minority of the directors can be elected at once. The  classification  provisions  could also discourage a third party from  accumulating  our stock or attempting to obtain control of us, even though this attempt might be  beneficial to us and some, or a majority,  of our  stockholders.  Accordingly,  under certain  circumstances  our stockholders could be deprived of  opportunities  to sell their  shares of common  stock at a higher price than might  otherwise be  available.  In addition,  pursuant to our certificate of incorporation,  our board of directors has the authority, without further action by the stockholders, to issue up to 3,225,045 shares of preferred stock  on such  terms  and  with  such  rights,  preferences  and  designations, including,  without  limitation,  restricting  dividends  on our  common  stock, dilution of our common stock's voting power and impairing the liquidation rights of the holders of our common  stock,  as the board of directors  may  determine.
Issuance of such preferred  stock,  depending upon its rights,  preferences  and designations,  may also have the effect of delaying,  deterring or  preventing a change in control.

YOUR ABILITY TO INFLUENCE  CORPORATE  DECISIONS MAY BE LIMITED BECAUSE OUR MAJOR
STOCKHOLDERS OWN A LARGE PERCENTAGE OF OUR COMMON STOCK.

            Our  significant  stockholders  own a  substantial  portion  of  our outstanding  stock. As a result of their stock ownership,  if these stockholders were to  choose to act  together,  they  would be able to  control  all  matters submitted to our stockholders for approval,  including the election of directors and approval of any merger, consolidation or sale of all or substantially all of our  assets.  This  concentration  of voting  power  could  delay or  prevent an acquisition  of our  company on terms that other  stockholders  may  desire.  In addition,  as the  interests of our majority and minority  stockholders  may not always  be the  same,  this  large  concentration  of  voting  power may lead to stockholder  votes that are  inconsistent  with your best  interests or the best interest of us as a whole.

THE MARKET PRICE OF OUR COMMON STOCK IS VOLATILE,  LEADING TO THE POSSIBILITY OF
ITS VALUE BEING DEPRESSED AT A TIME WHEN YOU WANT TO SELL YOUR HOLDINGS.

            The market price of our common  stock has in the past been,  and may in the future continue to be,  volatile.  For instance,  between January 1, 2002 and  September  8, 2004,  the closing  bid price of our common  stock has ranged between $1.39 and $16.74.  A variety of events may cause the market price of our common stock to fluctuate  significantly,  including but not necessarily limited to:

            o   quarter to quarter variations in operating results;

            o   adverse news announcements; and

            o   market conditions for the gaming industry.

                                       25

            In  addition,  the  stock  market in  recent  years has  experienced significant  price and volume  fluctuations  for reasons  unrelated to operating performance.  These market  fluctuations  may adversely  affect the price of our common stock at a time when you want to sell your interest in us.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This   prospectus    includes   and    incorporates   by   reference
forward-looking  statements  within  the  meaning of  Section  27A(i)(1)  of the
Securities Act, as amended and Section  21E(i)(1) of the Securities and Exchange
Act of 1934,  as amended (the  "EXCHANGE  ACT").  When used or  incorporated  by reference in this  prospectus,  statements  which are not  historical in nature, including the words "may," "will," "should," "continue," "future,"  "potential,"
"believe,"   "expect,"   "anticipate,"   "project,"  "plan,"  "intend,"  "seek,"
"estimate"  and similar  expressions  are  intended to identify  forward-looking statements.

            The forward-looking statements in this prospectus are based upon our management's beliefs,  assumptions and expectations of our future operations and economic performance, taking into account the information currently available to
us.  These   statements   are  not   statements   of  historical   fact.   These
forward-looking  statements  involve known and unknown risks,  uncertainties and other  factors  that may cause our  actual  results,  performance  or  financial condition  to be  materially  different  from any future  results  expressed  or implied by these statements. Such factors include, among other things, the risks discussed in this prospectus under the caption "Risk Factors."

            In light of  these  and  other  uncertainties,  the  forward-looking statements  included or incorporated by reference in this prospectus  should not be  regarded as a  representation  by us that our plans and  objectives  will be achieved. You should not place undue reliance on any forward-looking statements, and we undertake no obligation to publicly update or revise any  forward-looking statements  after  the  date of this  prospectus,  whether  as a  result  of new information, future events or otherwise.

                                 USE OF PROCEEDS

            We will not  receive any  proceeds  from the resale of the notes and the  common  stock  issuable  upon  conversion  of  the  notes  by  any  selling securityholders.  All the proceeds  from the sale of the notes and the shares of common  stock will be for the  account of the selling  securityholders.  See the
"Selling   Securityholders"   and  "Plan  of  Distribution"   sections  of  this
prospectus.

                             SELLING SECURITYHOLDERS

              The notes were  originally  issued by us and sold by  Jefferies  &
Company,  Inc.  (the  "initial  purchaser")  in  transactions  exempt  from  the registration  requirements of the Securities Act to persons reasonably  believed by the initial  purchaser to be "qualified  institutional  buyers" as defined by
Rule 144A under the Securities Act of 1933. The selling securityholders may from time to time offer and sell pursuant to this  prospectus any or all of the notes listed  below and the shares of common  stock  issued  upon  conversion  of such notes.  When we refer to the "selling  securityholders"  in this prospectus,  we mean those persons listed in the table below,  as well as the pledgees,  donees, assignees, transferees,  successors and others who later hold any of the selling securityholders' interests.

            The table below sets forth the name of each selling  securityholder, the principal amount at maturity of notes that each selling  securityholder  may offer  pursuant to this  prospectus  and the maximum  number of shares of common stock  into  which  such notes are  convertible.  To our  knowledge,  except for
Jefferies &Company,  Inc., none of the selling  securityholders  has, or within the past three years has had,  any material  relationship  with us or any of our predecessors  or  affiliates  or  beneficially  owns  in  excess  of 1%  of  the outstanding  common stock. In February 2004 Jefferies &Company,  Inc. served as our exclusive  placement agent with respect to a $30 million  private  placement and Jefferies & Company,  Inc. is currently  advising us with respect to various potential acquisition and financing opportunities.

            The  principal  amounts of the notes  provided in the table below is based on information  provided to us by each of the selling  securityholders and
the  percentages  are based on $52.2   million  principal  amount at maturity of
notes  outstanding.  The  number of shares of common  stock  that may be sold is calculated based on the lowest possible conversion price of $12.56 per share.

                                       26

            We have prepared the table below based on information provided to us by the selling securityholders who returned investor  questionnaires.  Since the date on which  each  selling  securityholder  provided  this  information,  each selling securityholder  identified below may have sold, transferred or otherwise disposed  of all or a portion  of its  notes in a  transaction  exempt  from the registration  requirements  of the Securities  Act.  Information  concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus to the extent  required.  In addition, the conversion ratio, and therefore the number of shares of our common stock  issuable  upon  conversion  of  the  notes,  is  subject  to  adjustment.
Accordingly,  the number of shares of common stock  issuable upon  conversion of the notes may decrease.

            Any or all of the notes or shares of our common  stock  listed below
may  be  offered  for  sale   pursuant  to  this   prospectus   by  the  selling
securityholders from time to time.  Accordingly,  no estimate can be given as to the  amounts  of notes or our  common  stock  that  will be held by the  selling securityholders upon consummation of any such sales.

                                  ORIGINAL
                                  PRINCIPAL                          NUMBER OF
                                  AMOUNT OF                          SHARES OF        NUMBER OF         NUMBER OF
                                     NOTES       PERCENTAGE OF         COMMON         SHARES OF         SHARES OF
                                 BENEFICIALLY        NOTES           STOCK HELD        COMMON            COMMON
                                  OWNED THAT      OUTSTANDING         BEFORE        STOCK OFFERED      STOCK HELD
         NAME                     MAY BE SOLD    BEFORE OFFERING     OFFERING(1)      FOR SALE(1)     AFTER OFFER(2)
         ----                     -----------    ---------------     -----------      -----------     --------------
Harbert Convertible               $6,000,000         11.49%             477,707         477,707                --
Arbitrage Master Fund,
Ltd.

Whitebox Diversified              $1,000,000          1.92%              79,618          79,618                --
Convertible Arbitrage
Partners LP

Guggenheim Portfolio              $  250,000           *                 19,904          19,904                --
XXXI, LLC

Pandora Select Partners           $1,750,000          3.35%             139,331         139,331                --
LP

Whitebox Hedged High              $2,500,000          4.79%             199,045         199,045                --
Yield Partners LP

Whitebox Convertible              $4,500,000          8.62%             358,280         358,280                --
Arbitrage Partners LP

DBAG London                       $5,750,000         11.02%             457,803         457,803

AG Domestic                       $  600,000          1.15%              47,771          47,771                --
Convertibles, L.P.

AG Offshore                       $1,400,000          2.68%             111,465         111,465                --
Convertibles, Ltd
Portside Growth and               $2,000,000          3.83%             159,236         159,236                --
Opportunity Fund Ltd.

Basso Multi-Strategy              $5,000,000          9.58%             398,089         398,089                --
Holding Fund

Cohanzick Credit                  $1,000,000          1.92%              39,809          39,809                --
Opportunities Master
Fund, Ltd.

                                       27

                                  ORIGINAL
                                  PRINCIPAL                          NUMBER OF
                                  AMOUNT OF                          SHARES OF        NUMBER OF         NUMBER OF
                                     NOTES       PERCENTAGE OF         COMMON         SHARES OF         SHARES OF
                                 BENEFICIALLY        NOTES           STOCK HELD        COMMON            COMMON
                                  OWNED THAT      OUTSTANDING         BEFORE        STOCK OFFERED      STOCK HELD
         NAME                     MAY BE SOLD    BEFORE OFFERING     OFFERING(1)      FOR SALE(1)     AFTER OFFER(2)
         ----                     -----------    ---------------     -----------      -----------     --------------
Smithfield Fiduciary              $1,500,000          2.87%             119,427         119,427                --
LLC

Aviator Overseas Fund II          $   83,000           *                  6,608           6,608                --

Aviator Master Fund               $  917,000          1.76%              73,010          73,010                --

American Investors Life           $  750,000          1.44%              59,713          59,713                --
Insurance Co.

Ritchie Long/Short                $2,500,000          4.79%             300,953         199,045             101,908
Trading Ltd.

The Animi Master                  $4,500,000          8.62%             658,280         358,280             300,000
Fund, Ltd.

Circle T Partners LP              $3,000,000          5.75%             295,754         238,854              56,900

Jefferies & Company,              $200,000         *                     15,924          15,924                --
Inc.

Gabriel Capital, LP               $  490,000           *                 39,013          40,605                --

Ariel Fund, Ltd.                  $  510,000           *                 40,605          40,605                --

Bernische                         $  600,000          1.15%              47,771          47,771                --
Lehrerversicherungskasse

Jefferies Umbrella Fund           $1,300,000          2.49%             103,503         103,503                --
Global Convertible
Bonds

Beamtenvers                       $3,200,000          6.13%             254,777         254,777                --
Icherungskasse Des
Kantons Zurich

Auspicis Ltd                      $  100,000           *                  7,962           7,962                --

Pensionkasse Der EMS-             $   60,000           *                  4,778           4,778                --
Chemie AG

Pensionkasse Der                  $   60,000           *                  4,778           4,778
Rockwell Automation
AG

                                       28

                                  ORIGINAL
                                  PRINCIPAL                          NUMBER OF
                                  AMOUNT OF                          SHARES OF        NUMBER OF         NUMBER OF
                                     NOTES       PERCENTAGE OF         COMMON         SHARES OF         SHARES OF
                                 BENEFICIALLY        NOTES           STOCK HELD        COMMON            COMMON
                                  OWNED THAT      OUTSTANDING         BEFORE        STOCK OFFERED      STOCK HELD
         NAME                     MAY BE SOLD    BEFORE OFFERING     OFFERING(1)      FOR SALE(1)     AFTER OFFER(2)
         ----                     -----------    ---------------     -----------      -----------     --------------

Pensionkasse Der EMS -            $   90,000           *                  7,166           7,166                --
Dottikon AG

Pensionkasse Vantico              $   90,000           *                  7,166           7,166                --

Personal                          $  150,000           *                 11,943          11,943                --
Fuersorgestiftung Der
Gebaudeversicherung
Des Kantons Bern

Personal Vorsorge Der             $  150,000           *                 11,943          11,943                --
PV Promea

Gemini Sammel Stiftung            $  200,000           *                 15,924          15,924                --
Zur Foerderung Der
Personal Vorsorge

----------------------------
*  Less than 1%

     (1)   The number of  conversion  shares  shown in the table  above  assumes conversion  of the full  amount of notes  held by such  holder at the maximum  conversion rate of 79.62 shares per $1,000  principal amount at  maturity  of notes.  This  conversion  rate is subject to certain adjustments.  Accordingly,  the  number of  shares  of  common  stock issuable upon conversion of the notes may decrease from time to time.
           Under  the  terms of the  indenture,  fractional  shares  will not be issued upon  conversion  of the notes.  Cash will be paid  instead of fractional shares, if any.

     (2)   Except as noted in the table,  assumes all of the notes and shares of common stock issuable upon their conversion are sold in the offering.

                              PLAN OF DISTRIBUTION

            The notes and the  underlying  common stock are being  registered to permit the resale of such securities by the holders of such securities from time to time  after  the  date of this  prospectus.  We will not  receive  any of the proceeds  from  the  sale by the  selling  securityholders  of the  notes or the underlying  common  stock.  We will  bear  the  fees and  expenses  incurred  in connection  with our obligation to register the notes and the underlying  common stock. However, the selling securityholders will pay all underwriting discounts, commissions and agent's commissions, if any.

            The  selling  securityholders  may  offer and sell the notes and the underlying  common stock from time to time in one or more  transactions at fixed prices,  at  prevailing  market  prices at the time of sale,  at varying  prices determined  at the time of sale or at  negotiated  prices.  These prices will be determined by the selling securityholder or by agreement between such holder and underwriters  or dealers who may receive fees or commissions in connection  with such sale.  Such sales may be effected by a variety of  methods,  including  the following:

            o   in market transactions;

            o   in privately negotiated transactions;

            o   through the writing of options;

                                       29

            o   in a block trade in which a broker-dealer will attempt to sell a block of  securities  as agent  but may  position  and  resell a portion of the block as principal to facilitate the transaction;

            o   if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

            o   through broker-dealers, who may act as agents or principals;

            o   directly to one or more purchasers;

            o   through agents; or

            o   in  any  combination  of  the  above  or by  any  other  legally available means.

            In connection with the sales of the notes and the underlying  common stock,  the selling  securityholders  may enter into hedging  transactions  with broker-dealers, who may in turn engage in short sales of the offered securities, deliver  the  notes and the  underlying  common  stock to close  out such  short positions,  or loan or  pledge  the  notes and the  underlying  common  stock to broker-dealers that in turn may sell such securities.

            If a material  arrangement with any underwriter,  broker,  dealer or other agent is entered into for the sale of any notes and the underlying  common stock through a secondary  distribution or a purchase by a broker or dealer,  or if other material  changes are made in the plan of distribution of the notes and the  underlying  common  stock,  a  prospectus  supplement  will  be  filed,  if necessary, under the Securities Act disclosing the material terms and conditions of  such  arrangement.  The  underwriter  or  underwriters  with  respect  to an underwritten  offering of notes and the  underlying  common  stock and the other material  terms  and  conditions  of the  underwriting  will be set  forth  in a prospectus  supplement  relating  to  such  offering  and,  if  an  underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the notes and the underlying common stock,  underwriters will receive  compensation in the form of underwriting  discounts or commissions and may also receive  commissions from  purchasers of notes and  underlying  common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation  in the form of  discounts,  concessions  or  commissions  from the underwriters or commissions from the purchasers for whom they may act as agent.

            To our  knowledge,  there are  currently no plans,  arrangements  or
understandings   between  any  selling   securityholders  and  any  underwriter,
broker-dealer or agent regarding the sale of the notes or the underlying  common stock by the selling securityholders. Selling securityholders may decide to sell all or a portion of the notes or the  underlying  common  stock  offered by them pursuant to this  prospectus  or may decide not to sell notes or the  underlying common stock under this prospectus.  In addition, any selling securityholder may transfer, devise or give the notes or the underlying common stock by other means not described in this prospectus.  Any notes or underlying  common stock covered by this  prospectus  that qualify for sale  pursuant to Rule 144 or Rule 144A of the  Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

            The selling securityholders and any underwriters,  broker-dealers or agents  participating in the distribution of the notes and the underlying common stock may be deemed to be  "underwriters"  within the meaning of the  Securities
Act,  and any  profit on the sale of the notes or  common  stock by the  selling
securityholders   and  any  commissions   received  by  any  such  underwriters,
broker-dealers or agents may be deemed to be underwriting  commissions under the
Securities Act. If the selling  securityholders  were deemed to be underwriters, the selling  securityholders may be subject to statutory liabilities  including, but not limited to,  those of Sections 11, 12 and 17 of the  Securities  Act and
Rule 10b-5 under the Exchange Act.

            The selling  securityholders  and any other person  participating in the  distribution  will be subject to the applicable  provisions of the Exchange
Act and the rules and  regulations  under the Exchange Act,  including,  without limitation,  Regulation  M, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling  securityholders and any other  relevant  person.  Furthermore,  Regulation  M may  restrict  the ability  of  any  person  engaged  in the  distribution  of the  notes  and  the underlying  common stock to engage in  market-making  activities with respect to

                                       30

the particular notes and the underlying common stock being  distributed.  All of the above may affect the  marketability  of the notes and the underlying  common stock and the  ability  of any  person  or  entity  to  engage in  market-making activities with respect to the notes and the underlying common stock.

            Under  the  securities  laws of  certain  states,  the notes and the underlying  common stock may be sold in those states only through  registered or licensed  brokers or dealers.  In addition,  in certain states the notes and the underlying  common  stock may not be sold  unless  the notes and the  underlying common  stock  have been  registered  or  qualified  for sale in the state or an exemption from registration or qualification is available and complied with.

            We have  agreed to  indemnify  the selling  securityholders  against certain  civil  liabilities,  including  certain  liabilities  arising under the
Securities Act, and the selling securityholders will be entitled to contribution from us in connection with those liabilities.  The selling  securityholders will indemnify us against certain civil liabilities,  including  liabilities  arising under the Securities Act, and will be entitled to contribution  from the selling securityholders in connection with those liabilities.

            We are permitted to suspend the use of this prospectus under certain circumstances  relating  to  corporate  developments,  public  filings  with the
Securities and Exchange  Commission  (the "SEC") and similar events for a period not to exceed 45 days in any  three-month  period and not to exceed an aggregate of 120 days in any 12-month period.  If the duration of such suspension  exceeds any of the periods above- mentioned, we have agreed to pay additional interest.

                                       31

                            DESCRIPTION OF THE NOTES

            We have  issued  the notes (the  "NOTES")  under an  indenture  (the
"INDENTURE"),  among us,  the  Guarantors  and The Bank of New York,  a New York
banking corporation,  as trustee (the "TRUSTEE").  The following is a summary of the material  provisions of the Notes, the Indenture,  the  Registration  Rights
Agreement  and  the  Collateral  Agreements.  It  does  not  include  all of the provisions of the Notes, the Indenture, the Registration Rights Agreement or the
Collateral  Agreements.  We urge  you to read  the  Notes,  the  Indenture,  the
Registration  Rights Agreement and the Collateral  Agreements  because they, and not this description,  define your rights.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the
Trust  Indenture Act of 1939,  as amended (the "TIA").  You can obtain a copy of the Indenture,  the Registration Rights Agreement and the Collateral  Agreements
in the manner described under the "Where You Can Find More Information"  section of  this  prospectus.  For the  purposes  of this  "Description  of the  Notes,"
references to "THE COMPANY" refer to Empire Resorts, Inc. only and not to any of its  Subsidiaries  and  references  to  "COMMON  SHARES"  refer to shares of the
Company's common stock, par value $0.01 per share.

            The Trustee will initially act as paying agent, conversion agent and registrar for the Notes.  You may present Notes for conversion,  registration of transfer and exchange at the offices of the registrar,  which  initially will be the  Trustee's  corporate  office.  No  service  charge  will  be  made  for any conversion, registration of transfer or exchange or redemption of Notes, but the
Company may require  payment in certain  circumstances  of a sum  sufficient  to cover any tax or other  governmental  charge  that may be imposed in  connection therewith.  The  Company  may  change  any paying  agent,  conversion  agent and registrar  without  notice to  Holders.  The  Company  will pay  principal  (and premium, if any) on the Notes at the Trustee's corporate office in New York, New
York. At its option,  the Company may pay interest and  Liquidated  Damages,  if any,  at  the  Trustee's  corporate  trust  office  or by  check  mailed  to the registered address of each Holder.

            The  Indenture  does not  contain  any  financial  covenants  or any restrictions  on the payment of dividends or the repurchase of securities of the
Company.

GENERAL

            THE NOTES

            The Notes:

               o   are the Company's senior obligations;

               o   rank  senior  in right  of  payment  to all of the  Company's existing and future subordinated  indebtedness and PARI PASSU in right of payment  with all of the  Company's  existing and future senior indebtedness;

              o    are unconditionally  guaranteed,  jointly and severally, on a senior  basis,  by all of the Company's  Subsidiaries  (other than the  Company's  Immaterial  Subsidiaries),  as described under "--Guarantees" below; and

              o    are  convertible  into  Common  Shares,  as  described  under
                   "--Conversion" below.

            The Company has caused the Notes to be secured by substantially  all of the Company's and the Guarantors'  tangible and intangible assets (other than the Company's and the  Guarantors'  232 acres of land in  Monticello,  New York, their respective rights under the gaming facility management  agreement with the
Cayuga  Nation  of New  York  and  certain  Excluded  Assets)  and a  pledge  of substantially  all of the Capital Stock of the Company's  Subsidiaries,  in each case subject to  Permitted  Liens.  The grant of a security  interest in certain other  collateral  and the  pledge of the  equity  interests  in  certain  other subsidiaries  may  require the Company to obtain  certain  regulatory  approvals under New York  gaming and racing  laws.  The Company has agreed to use its best efforts to cause,  including  its best efforts to obtain all  Required  Consents necessary  to cause,  the Notes to be  secured by all of the  Company's  and the
Guarantors' additional tangible and intangible assets and a pledge of all of the

                                       32

additional  Capital  Stock  of the  Company's  Subsidiaries.  Additionally,  the
Company will use its best efforts to cause, including its best efforts to obtain all Required  Consents  necessary to cause, the Notes to become,  on or prior to
April 22, 2005, if the Trigger  Event shall have not yet occurred,  secured by a mortgage on the 232 acres of land in Monticello, New York. All of the Collateral securing the Notes will be released  upon the  occurrence  of the Trigger  Event and, accordingly, the Notes will be the Company's unsecured obligations from and after the occurrence of the Trigger Event.

            Prior to the occurrence of the Trigger Event,  if the Company enters into a Credit  Agreement,  although  the Notes  will be secured by a Lien on the certain  Collateral,  the Lien on the collateral  securing such Credit Agreement will be senior to the Lien on any Collateral securing the Notes.

            From and after the  occurrence  of the Trigger  Event,  although the
Notes will rank PARI PASSU in right of payment with all then existing and future senior  indebtedness of the Company,  including the Company's  obligations under any Credit  Agreement,  the Notes will be unsecured  obligations  of the Company while the borrowings  under any such Credit Agreement may be secured by Liens on substantially  all of the  assets  of the  Company  and its  Subsidiaries.  As a result,  from and after the occurrence of the Trigger Event, the indebtedness of the Company under a Credit Agreement (and any other secured  indebtedness of the
Company) will effectively rank senior to the Notes to the extent of the value of the assets securing such indebtedness.

            THE GUARANTEES

            The Notes are guaranteed by all of our Subsidiaries  (other than any
Immaterial Subsidiary). Each Guarantee of a Guarantor:

               o   is a senior obligation of such Guarantor; and

               o   ranks  senior in right of payment to all of such  Guarantor's existing and future subordinated  indebtedness and PARI PASSU in right of payment with all of such Guarantor's existing and future senior indebtedness.

            The Company and each  Guarantor  have caused the  Guarantee  of such
Guarantor to be secured by substantially  all of such  Guarantor's  tangible and intangible  assets  (other than the 232 acres of land in  Monticello,  New York, rights under the gaming facility management  agreement with the Cayuga Nation of
New York and certain Excluded  Assets) and a pledge of substantially  all of the
Capital Stock of the Guarantor's Subsidiaries, in each case subject to Permitted
Liens.  The grant of a security  interest in certain  other  collateral  and the pledge of the equity  interests in certain  other  subsidiaries  may require the
Company and each Guarantor to obtain certain regulatory approvals under New York gaming and racing laws.  The Company and each Guarantor have agreed to use their respective  best efforts to cause,  including  their  respective best efforts to obtain all Required Consents necessary to cause, the Guarantee of such Guarantor to be secured by all of the Company's and the  Guarantors'  additional  tangible and intangible assets and a pledge of all of the additional Capital Stock of the
Guarantor's Subsidiaries.  Additionally, the Company and each Guarantor will use their respective best efforts to cause,  including their respective best efforts to obtain all  Required  Consents  necessary  to cause,  the  Guarantee  of such
Guarantor to become,  on or prior to April 22, 2005,  if the Trigger Event shall have  not yet  occurred,  secured  by a  mortgage  on the 232  acres  of land in
Monticello,  New York.  All of the Collateral  securing the  Guarantees  will be released  upon  the  occurrence  of the  Trigger  Event  and,  accordingly,  the
Guarantees  will be the  Guarantors'  unsecured  obligations  from and after the occurrence of the Trigger Event.

            Prior to the occurrence of the Trigger Event,  if the Company enters into a Credit  Agreement,  although the Guarantees  will be secured by a Lien on certain  Collateral,  the Lien on the collateral  securing such Credit Agreement will be senior to the Lien on such Collateral securing the Guarantees.

            From and after the  occurrence of the Trigger  Event,  although each
Guarantee of a Guarantor  will rank PARI PASSU in right of payment with all then existing  and future  senior  indebtedness  of such  Guarantor,  including  such
Guarantor's  obligations  under  a  Credit  Agreement,  the  Guarantees  will be unsecured  obligations  of the Guarantors  while the  borrowings  under a Credit
Agreement  will be  secured by Liens on  substantially  all of the assets of the

                                       33

Guarantors. As a result, from and after the occurrence of the Trigger Event, the indebtedness of the Guarantors  under a Credit  Agreement (and any other secured indebtedness of the Guarantors)  will  effectively rank senior to the Guarantees to the extent of the value of the assets securing such indebtedness.

COLLATERAL

            Pursuant  to the  terms  of  the  Indenture,  the  Company  and  the
Guarantors have granted to the Trustee or one or more Collateral Agents security interests  in,  and  pledges in favor of the  Trustee or one or more  Collateral
Agents,  substantially  all of their respective  tangible and intangible  assets
(other than the Initial  Premises,  rights under the gaming facility  management agreement  with the Cayuga Nation of New York and certain  Excluded  Assets) and substantially  all of the Capital Stock of the  Subsidiaries  of the Company and
the  Guarantors),  in each  case,  on a first  priority  basis  and  subject  to
Permitted  Liens.  The grant of a security  interest in certain other collateral and the pledge of the equity interests in certain other subsidiaries may require the Company and each Guarantor to obtain certain regulatory  approvals under New
York gaming and racing laws. Pursuant to the terms of the Indenture, the Company and the Guarantors  have agreed to use their  respective  best efforts to grant, including  their  respective  best  efforts  to  obtain  all  Required  Consents necessary to grant,  to the Trustee or one or more  Collateral  Agents  security interests  in,  and  pledges in favor of the  Trustee or one or more  Collateral
Agents,  all of their respective  additional  tangible and intangible assets and all of the additional  Capital Stock of the  Subsidiaries of the Company and the
Guarantors.  Until the Required  Consents are  obtained,  we will not be able to grant  to  you a  security  interest  in  that  portion  of  the  aforementioned
Collateral to which such  Required  Consents  relate.  There can be no assurance that all or any Required  Consents  will be obtained in a timely  manner,  if at all.

            Additionally,  pursuant to the terms of the  Indenture,  the Company will use its best efforts to,  including its best efforts to obtain all Required
Consents  necessary  to, grant to the Trustee or one or more  Collateral  Agents appointed  by the  Company a  mortgage  on the  Initial  Premises  and any other
Premises  then  owned  by the  Company  or any of  the  Guarantors,  subject  to
Permitted Liens.  Until the Required Consents are obtained,  we will not be able to grant  to you a  security  interest  in the  Initial  Premises  or any  other
Premises.  There can be no assurance  that all or any Required  Consents will be obtained in a timely manner, if at all.

            Additionally,  prior to the occurrence of the Trigger Event,  if the
Company  enters into a Credit  Agreement,  although the Notes and the Guarantees will be  secured  by a Lien on certain  Collateral,  the Lien on the  collateral securing  such  Credit  Agreement  will be senior to the Lien on any  Collateral securing the Notes and the  Guarantees.  In furtherance  of the foregoing,  each
Holder by accepting a Note,  authorizes the Trustee or the Collateral Agents, if any, to enter into the Intercreditor Agreement with the lenders under any Credit
Agreement or their agent. The  Intercreditor  Agreement will contain  procedures for enforcing  such Liens,  including the  distribution  of sale,  insurance and other proceeds  resulting from the collateral  securing any Credit Agreement and the Notes and Guarantees.  These  procedures  will, in many respects,  limit the rights of any  Collateral  Agent,  the Trustee and the Holders to foreclose upon the  Collateral.  For example,  the lenders under the Credit  Agreement or their agent will,  following the occurrence and during the  continuance of an Event of
Default or an event of default  under the  Credit  Agreement,  have the sole and exclusive  right to make all decisions  with respect to the  foreclosure  of any
Collateral,  including the timing and method of any disposition  thereof,  for a period of at least 90 days.

            Upon the  occurrence of an Event of Default prior to the  occurrence of the Trigger Event, the proceeds from the sale of the Collateral  securing the
Notes may be insufficient to satisfy the Company's  obligations under the Notes.
No appraisals of any of the Collateral have been prepared in connection with the
Offering.  Moreover,  the  amount  to be  received  upon  such a sale  would  be dependant upon many factors, including the condition, age and useful life of the
Collateral  at the time of such  sale,  as well as the timing and manner of such sale. By its nature, all or some of the Collateral will be illiquid and may have no readily  ascertainable market value.  Accordingly,  there can be no assurance that the Collateral, if saleable, can be sold in a short period of time.

            To the extent third parties hold Permitted Liens, such third parties may have rights and remedies with respect to the property  subject to such Liens that, if exercised,  could adversely  affect the value of the Collateral.  Given the  intangible  nature  of  certain  of the  Collateral,  any such sale of such
Collateral  separately  from the  assets  of the  Company  as a whole may not be feasible.  The  ability  of the  Company  or any  Guarantor  to grant a security interest  in certain  Collateral  may be  limited  by legal or other  logistical considerations.  The ability of any Collateral Agent, the Trustee or the Holders

                                       34

to  realize  upon the  Collateral  may be  subject  to  certain  bankruptcy  law limitations in the event of a bankruptcy.  See  "--Certain  Bankruptcy and Other
Limitations" below.

RELEASE OF COLLATERAL

            GENERAL  RELEASE UPON THE OCCURRENCE OF THE TRIGGER EVENT.  Upon the
occurrence  of the Trigger  Event,  unless there shall have occurred and then be continuing  a Default of the type  described  in clause  (1),  (2) or (6) of the definition of "Event of Default," all of the  Collateral  shall be released from the Liens  securing  the Notes and the rights of the Holders to the benefits and proceeds of the Collateral Agent's Liens on the Collateral will terminate and be discharged.  Thereafter,  the Notes and  Guarantees  shall not be secured by any collateral.

            RELEASE  OF  EQUITY  PLEDGES.  The  Lien  on the  Capital  Stock  of
Monticello Casino Management,  LLC securing the Notes and the Guarantees will be released,  and the rights of the  Holders to the  benefits  and  proceeds of the
Collateral Agent's Liens on such Capital Stock will terminate and be discharged, on the date that the Company  delivers to the Trustee an  Officers'  Certificate stating that (a) without submitting background and other information  concerning the Trustee or any Holder to the National Indian Gaming Commission, such release is  required  in order to obtain the  written  approval  of the gaming  facility management agreement from the Chairman of the National Indian Gaming Commission, and (b) the Chairman of the National  Indian  Gaming  Commission  is expected to give such  approval  within  thirty (30) days of the delivery of such  Officers'
Certificate; PROVIDED, that, if such approval is not so given within thirty (30)
days of the delivery of such Officers'  Certificate,  the Company shall promptly cause such Lien to be reinstated.

            RELEASE OF TRUST  LAND.  Upon the  occurrence  of each of the events specified in clauses (1) and (2) of the definition of "Trigger Event" and on the date of the  transfer of the Trust Land into trust for the Cayuga  Nation of New
York as  contemplated by clause (3) of the definition of "Trigger  Event",  that portion of the Collateral constituting the Trust Land shall be released from the
Liens  securing  the Notes and the  rights of the  Holders to the  benefits  and proceeds of the Collateral Agent's Liens on the Trust Land will terminate and be discharged.

            ASSET SALE RELEASE. The Company and the Guarantors have the right to obtain a release of items of Collateral in connection  with an Applicable  Asset
Sale permitted under the Indenture.

CERTAIN BANKRUPTCY AND OTHER LIMITATIONS

            The right of a Collateral Agent or the Trustee,  as the case may be, to  repossess  and  dispose or  otherwise  exercise  remedies  in respect of any
Collateral  upon  the  occurrence  of  an  Event  of  Default  is  likely  to be significantly  impaired by applicable  bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any of the Guarantors prior to a Collateral  Agent or the Trustee,  as the case may be, having  repossessed and disposed of the  Collateral or otherwise  completed the exercise of its remedies with respect to the Collateral.  Under the Bankruptcy  Code, a secured  creditor such as a  Collateral  Agent or the Trustee,  as the case may be, is  prohibited from  repossessing  its  security  from a debtor in a bankruptcy  case,  or from disposing of security  repossessed  from such debtor,  without  bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral  even though the debtor is in default under the applicable debt instruments; provided that, under the Bankruptcy Code, the secured creditor is given "adequate  protection."  The meaning of the term "adequate  protection"
may vary  according to  circumstances,  but it is intended in general to protect the value of the secured  creditor's  interest in the  collateral  securing  the obligations  owed  to it and  may  include  cash  payments  or the  granting  of additional  security,  if and at  such  times  as the  bankruptcy  court  in its discretion  determines,  for any diminution in the value of such collateral as a result of the stay of  repossession  or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of
a  precise   definition  of  the  term  "adequate   protection"  and  the  broad
discretionary powers of a bankruptcy court, it is impossible to predict how long
payments  under  the  Notes  or  the  Guarantees  could  be  delayed   following
commencement  of a bankruptcy  case,  whether or when a Collateral  Agent or the
Trustee,  as the case may be, could  repossess or dispose of the  Collateral  or whether or to what extent Holders would be compensated  for any delay in payment or  loss of  value  of the  Collateral  through  the  requirement  of  "adequate protection."

            Moreover, a Collateral Agent or the Trustee, as the case may be, may need to evaluate the impact of the potential  liabilities  before determining to foreclose on Collateral  consisting of real property  because a secured creditor

                                       35

that holds a lien on real property may be held liable under  environmental  laws for the costs of  remediating  or preventing  release or threatened  releases of hazardous substances at such real property.  Consequently, a Collateral Agent or the Trustee,  as the case may be, may decline to foreclose on such Collateral or exercise  remedies  available  if it does  not  receive  indemnification  to its satisfaction from the Holders.

            A Collateral  Agent's or the  Trustee's  ability to foreclose on the
Collateral may be subject to lack of  perfection,  the consent of third parties, prior liens and  practical  problems  associated  with the  realization  of such
Collateral Agent's or the Trustee's Lien on the Collateral.

PRINCIPAL, MATURITY AND INTEREST

            The Notes were issued in fully  registered form in  denominations of
$1,000 and integral multiples thereof.  The Indenture does not limit the maximum principal amount of the Notes that the Company may issue. In connection with the
Offering,  the Company issued Notes in an aggregate principal amount at maturity of  $65.0  million  Subject  to  compliance  with the  terms  of the  Indenture, including,  without  limitation,  the covenant  described below under "--Certain
Covenants--Limitation on Incurrence of Additional Indebtenness," the Company may
issue  additional  Notes  ("ADDITIONAL  NOTES")  from  time  to time  after  the
Offering.  The Notes offered hereby and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the
Indenture,  including,  without limitation,  interests,  waivers, amendments and offers to purchase.

            The Notes will mature on July 31, 2014.

            Interest on the Notes will be payable  semiannually  in cash on each
January 31 and July 31,  commencing  on January 31, 2005, to the Persons who are registered  Holders  at the close of  business  on each  January  15 and July 15 immediately  preceding the  applicable  interest  payment date.  Interest on the
Notes will accrue from the most recent date to which  interest has been paid or, if no interest has been paid,  from and including the Issue Date.  Interest will be computed on the basis of a 360-day year  comprised of twelve  30-day  months.
The Notes  currently  accrue  interest at an annual rate of 5 1/2%. In the event that the Trigger Event shall have not occurred on or prior to July 31, 2005, the
Notes will accrue interest from and after July 31, 2005 at an annual rate of 8%;
PROVIDED,  that, if at any time from and after July 31, 2005,  the Trigger Event shall occur,  the annual rate at which  interest shall accrue on the Notes shall return to 5 1/2%.

            The Company will pay  interest on overdue  principal at 1% per annum in excess of the above rate and will pay  interest  on overdue  installments  of interest at such higher rate to the extent lawful.

CONVERSION

            The Holders of the Notes are  entitled,  at any time or from time to time prior to  maturity,  redemption  or  repurchase,  to convert all or part of their  Notes (in  denominations  of $1,000 or  multiples  thereof)  into  Common
Shares,  initially  at a  conversion  rate of  72.727  shares  per  each  $1,000 principal  amount of notes,  which is equal to a conversion  price of $13.75 per share.  The  conversion  rate is subject to  adjustment  upon the  occurrence of certain  events as  described  below.  Holders  of  Common  Shares  issued  upon conversion  will not be entitled to receive any dividends  payable to holders of
Common  Shares as of any record  time or date prior to the close of  business on the conversion date. The Company is not required to issue any fractional  Common
Shares upon  conversion  of the Notes and instead will pay a cash  adjustment in respect of the  fractional  share not so issued based upon the last reported bid price  of the  Common  Shares  on the  last  trading  day  before  the  date  of conversion.

            A Holder of Notes may exercise the right of conversion by delivering the Notes to be  converted  at the  specified  office of the  conversion  agent, accompanied by a duly signed and completed  notice of conversion,  together with any funds that may be required as  described  in the  preceding  paragraph.  The conversion  date  shall be the date on  which  the  Note,  the duly  signed  and completed notice of conversion,  and any funds that may be required as described in the preceding  paragraph shall have been so delivered.  A Holder delivering a
Note for conversion will not be required to pay any taxes or duties which may be payable  relating to any  transfer  involved in the issuance and delivery of the

                                       36

Common Shares issuable in such  conversion,  but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery  of the  Common  Shares in a name  other  than the  Holder of the Note.
Certificates  representing  Common Shares will not be issued or delivered unless all taxes and duties,  if any, payable by the Holder have been paid. If any Note is converted prior to the expiration of the holding period  applicable for sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Common Shares  issuable upon conversion will not be issued or delivered in a name other than the Holder of the Note  unless the  applicable  restrictions  on transfer have been  satisfied.  A Holder may surrender for conversion any of its
Notes  that have been  called for  redemption  at any time prior to the close of business on the  business  day prior to the  redemption  date. A Holder that has elected  to have its  Notes  purchased  in a Change of  Control  Offer or on the
Optional  Put Date may only not convert its Notes if such  election is withdrawn by written  notice of withdrawal  delivered by the Holder to the Company and the paying  agent  prior to the close of business on the  business  day  immediately preceding the date fixed for repurchase.

            Upon any conversion of a Holder's Notes, in addition to the issuance to such Holder of the Common Shares issuable upon conversion of such Notes,  the
Company  shall  also pay to such  Holder,  at the time of the  delivery  of such
Common  Shares,  an amount in cash equal to the accrued and unpaid  interest and
Liquidated Damages, if any, on the Notes so converted to the date of conversion.

            Additionally,  in the event that the  conversion  date in respect of any  conversion  of a Holder's  Notes shall occur  prior to July 31,  2007,  the
Company  shall  also pay to such  Holder,  at the time of the  delivery  of such
Common Shares,  an amount equal to the Applicable  Conversion  Premium as of the conversion date (the "CONVERSION  MAKE-WHOLE  AMOUNT").  The Company may, at its
option,  elect to pay the  Conversion  Make-Whole  Amount  in cash or in  Common
Shares, or in any combination thereof, as follows:

            o   in the event  that the  Company  shall  elect to pay the  entire
                Conversion  Make-Whole  Amount applicable to any Holder in cash, the Company shall, at the time of the delivery to such Holder of the  Common  Shares  into which  such  Holder's  Notes are being converted, deliver to such Holder an amount in cash equal to the
                Conversion Make-Whole Amount;

            o   in the event  that the  Company  shall  elect to pay the  entire
                Conversion  Make-Whole Amount applicable to any Holder in Common
                Shares,  the Company shall,  at the time of the delivery to such
                Holder of the Common Shares into which such  Holder's  Notes are being converted, deliver to such Holder additional Common Shares in an amount  equal to a  quotient  (x) the  numerator  of which shall  equal  the  Conversion  Make-Whole  Amount,  and  (y) the denominator  of which shall equal the product of (i) ninety five percent  (95%),  times (ii) the average of the last reported bid prices of Common  Shares  for the ten (10)  consecutive  trading days prior to the delivery of such Holder's notice of conversion
                (provided, that, the Company shall not be obligated to issue any fractional Common Shares in payment of the Conversion Make-Whole
                Amount  and  instead  will pay a cash  amount in  respect of the fraction  share not so issued  based upon the last  reported bid price of the Common  Shares on the last  trading  day before the date of conversion); and

            o   in the event that the Company shall elect to pay the  Conversion
                Make-Whole  Amount  applicable to any Holder in a combination of cash and Common Shares,  the Company  shall,  at the time of the delivery  to such  Holder of the Common  Shares  into which such
                Holder's Notes are being  converted,  deliver to such Holder (x)
                cash  in an  amount  equal  to the  portion  of  the  Conversion
                Make-Whole  Amount  that the  Company has elected to pay in cash and  (y)  additional  Common  Shares  in an  amount  equal  to a quotient (i) the  numerator of which shall equal the  difference of (A) the Conversion  Make-Whole Amount,  minus (B) the portion of the Conversion Make-Whole Amount paid in cash pursuant to the immediately  preceding  clause (x), and (ii) the  denominator of which shall equal the product of (A) ninety five percent  (95%), times (B) the average of the last  reported bid prices of Common
                Shares for the ten (10)  consecutive  trading  days prior to the delivery of such Holder's notice of conversion.

            If the Trigger  Event has not occurred on or prior to July 31, 2005, the initial  conversion rate per each $1,000  principal amount of notes shall be reset based on a 15% premium to the average  closing bid price of the  Company's common  stock for the prior 10 trading  days,  PROVIDED,  HOWEVER,  that the new initial  conversion rate shall not reflect an initial conversion price in excess of $13.75 or less than $12.56 per share.

                                       37

            The  conversion  rate is subject to adjustment  (under  formulae set forth in the Indenture) in the following circumstances:

               (1)  If  the  Company  issues  Common  Shares  as a  dividend  or distribution  on Common  Shares,  or if the  Company  effects any subdivision,  combination,  split  or  reverse  split  of  Common
               Shares;

               (2) If the  Company  issues  to all or  substantially  all of the holders of Common Shares any rights,  options,  warrants or other
               securities  (in  any  case  other  than  in  connection   with  a
               stockholder  rights  plan)  entitling  them to  subscribe  for or purchase  Common Shares (or  securities  convertible  into Common
               Shares)  at a purchase  price  less than (or having a  conversion price per share less  than) the  current  market  price of Common
               Shares on the record  date for  stockholders  entitled to receive such rights,  options,  warrants or other  securities  (PROVIDED,
               THAT, the  conversion  rate will be readjusted to the extent that such rights, options,  warrants,  other securities or convertible securities are not exercised or converted prior to the expiration of the exercisability or convertibility thereof);

               (3)  If  the  Company   dividends  or   distributes   to  all  or
               substantially  all of the holders of Common  Shares  evidences of the  indebtedness,  shares of capital stock of the Company or any of its  Subsidiaries,  cash or assets,  including  securities but excluding:

                    o   those   dividends,   rights,   options,   warrants   and
                        distributions referred to in clauses (1) and (2) above;

                    o   dividends and  distributions  paid  exclusively  in cash
                        referred to in clause (4) below; and

                    o   distributions  in  connection  with a  reclassification,
                        change,  consolidation,  merger,  combination,  sale  or
                        conveyance  resulting  in a  change  in  the  conversion
                        consideration pursuant to the third succeeding paragraph
                        below;

               (4) If the Company makes any cash dividend or distribution to all or substantially all of the holders of Common Shares;

               (5) If the Company or any of its  Subsidiaries  purchases  Common
               Shares  pursuant  to a  tender  offer  or  exchange  offer  which involves an aggregate consideration per Common Share that exceeds the last  reported bid price of Common  Shares on the trading day next  succeeding  the last date on which tenders or exchanges may be made pursuant to the tender offer or exchange offer.

            No adjustment in the  conversion  rate will be required  unless such adjustment would require a change of at least one percent (1%) in the conversion rate then in  effect at such  time.  Any  adjustment  that  would  otherwise  be required  to be made shall be  carried  forward  and taken  into  account in any subsequent adjustment.

            To the extent  that the  Company  has a  stockholder  rights plan in effect at the time of  conversion of Notes into Common  Shares,  the Holder will receive,  in  addition  to the  Common  Shares  into  which  such Notes are then convertible,  the rights under the rights plan unless the rights have  separated from the Common  Shares  before the time of such  conversion,  in which case the conversion  rate will be  adjusted  as if the  Company  had  distributed  to all holders of Common Shares evidences of the indebtedness,  shares of capital stock of the  Company  or any of its  Subsidiaries,  cash,  assets  or  securities  as described  in clause (3)  above,  subject  to  readjustment  in the event of the expiration, termination or redemption of such rights.

            In the case of:

            o   any  reclassification  or change of Common Shares (other than in respect of a subdivision,  combination, split or reverse split);
                or

                                       38

            o   a consolidation,  merger or combination involving the Company or a sale or conveyance to another  Person of all or  substantially all of the Company's assets,

in each case as of a result of which the holders of Common  Shares are  entitled to receive stock, other securities,  other property or assets (including cash or any combination  thereof) with respect to or in exchange for Common Shares,  the
Holders of the Notes then  outstanding  will be entitled  thereafter  to convert such  Notes  into the kind and amount of shares of stock,  other  securities  or other property or assets (including cash or any combination  thereof) which they would have owned or been entitled to receive upon such reclassifaction,  change, consolidation,  merger,  combination,  sale or  conveyance  had such  Notes been converted into Common Shares  immediately prior to such  consolidation,  merger, combination, sale or conveyance.

            The Company may not become a party to any  transaction  of the types contemplated above unless its terms are consistent with the foregoing.

            In the event of a taxable  distribution  to holders of Common Shares
(or other  transaction)  which results in any adjustment of the conversion rate, the  Holders  of the Notes  may,  in  certain  circumstances,  be deemed to have received a distribution  subject to U.S.  federal  income tax as a dividend;  in certain other  circumstances,  the absence of such an adjustment may result in a taxable  dividend to the holders of Common  Shares.  See "Certain  United States
Federal Income Tax Consequences."

            The Company  from time to time may, to the extent  permitted by law, increase  the  conversion  rate of the Notes by any  amount for any period of at least twenty (20) days,  in which case the Company  shall give at least  fifteen
(15) days' notice of such increase, if the Company's Board of Directors has made a  determination  that  such  increase  would  be in the best  interests  of the
Company,  which  determination  shall be  conclusive.  The  Company  may, at its option,  make such  increases in the  conversion  rate, in addition to those set forth above,  as the Company's  Board of Directors  deems  advisable to avoid or diminish any U.S.  federal income tax to holders of Common Shares resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for U.S. federal income tax purposes.  See "Certain United
States Federal Income Tax Consequences."

GUARANTEES

            The full and prompt  payment of the  Company's  payment  obligations under the Notes and the Indenture is guaranteed,  jointly and severally,  by all present and future, direct and indirect, Subsidiaries of the Company (other than
Immaterial   Subsidiaries).   Each  Guarantor  has  fully  and   unconditionally
guaranteed  on a  senior  basis  (each  a  "GUARANTEE"  and,  collectively,  the
"GUARANTEES"),  jointly and severally,  to each Holder and the Trustee, the full and prompt performance of the Company's  Obligations under the Indenture and the
Notes,  including the payment of principal of, interest on, premium,  if any, on and  Liquidated  Damages,  if  any,  on the  Notes.  As  described  above  under
"Collateral",  prior to the occurrence of the Trigger Event,  and subject to the obtainment of the Required Consents as described above under  "Collateral",  the
Guarantees  will be secured by the  Collateral.  The Guarantee of each Guarantor will rank  senior in right of payment to all  existing  and future  subordinated
Indebtedness  of such  Guarantor  and equally in right of payment with all other existing and future senior  Indebtedness of such  Guarantor.  The obligations of each Guarantor will be limited to the maximum amount which,  after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any  collections  from or  payments  made by or on behalf of any other
Guarantor  in  respect of the  obligations  of such  other  Guarantor  under its
Guarantee or pursuant to its contribution obligations under the Indenture,  will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent  conveyance or fraudulent  transfer under federal or state law. The net worth of any  Guarantor  for such  purpose  shall  include any claim of such
Guarantor  against the Company for reimbursement and any claim against any other
Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to the  Company or another  Guarantor  without  limitation.  See
"--Certain Covenants--Merger, Consolidation and Sale of Assets."

            Notwithstanding the foregoing, a Guarantor will be released from its
Guarantee without any action required on the part of the Trustee or any Holder:

                                       39

                 (1) if all of the Capital Stock issued by such Guarantor or all or  substantially  all of the assets of such  Guarantor  are sold or otherwise  disposed of (including by way of merger or consolidation)
            to a Person other than the Company or any of its Subsidiaries; or

                 (2) upon satisfaction and discharge of the Indenture or payment in full of the  principal  of  premium,  if any,  accrued and unpaid interest and Liquidated  Damages, if any, on the Notes and all other
            Obligations that are then due and payable.

At the  Company's  request and expense,  the Trustee will execute and deliver an instrument  evidencing  such release.  A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted  amendment of the
Indenture. See "Modification of the Indenture."

RANKING

            The Notes are the Company's senior obligations, rank senior in right of payment to all of the Company's existing and future subordinated indebtedness and rank PARI PASSU in right of payment with all of the  Company's  existing and future senior  indebtedness.  As of August 31, 2004,  other than the Notes,  the
Company had no senior indebtedness.  As described above under "Collateral",  the
Notes will,  prior to the  occurrence of the Trigger  Event,  and subject to the obtainment of the Required  Consents as described above under  "Collateral",  be secured by the Collateral.  Additionally, prior to the occurrence of the Trigger
Event, if the Company enters into a Credit Agreement, although the Notes will be secured by a Lien on certain  Collateral,  the Lien on the  collateral  securing such Credit Agreement will be senior to the Lien on any Collateral  securing the
Notes  pursuant to the  Intercreditor  Agreement.  After the  occurrence  of the
Trigger Event,  although the Notes will rank PARI PASSU in right of payment with all existing  and future  senior  indebtedness  of the  Company,  including  the
Company's  obligations under the Credit  Agreement,  the Notes will be unsecured obligations of the Company while the borrowings  under a Credit Agreement may be secured  by Liens on  substantially  all of the  assets of the  Company  and its
Subsidiaries.  As a result,  after the  occurrence  of the  Trigger  Event,  the indebtedness  of the Company  under a Credit  Agreement  (and any other  secured indebtedness  of the Company) will  effectively  rank senior to the Notes to the extent of the value of the assets securing such indebtedness.

            The  Guarantee  of  each  Guarantor  is  such   Guarantor's   senior
obligation, ranks senior in right of payment to all of such Guarantor's existing and future  subordinated  indebtedness  and ranks PARI PASSU in right of payment with all of the Company's existing and future senior indebtedness.  As of August
31, 2004, the Guarantors had no senior  indebtedness.  As described  above under
"Collateral",  prior to the occurrence of the Trigger Event,  and subject to the obtainment of the Required Consents as described above under  "Collateral",  the
Guarantees  will be secured by the  Collateral.  Prior to the  occurrence of the
Trigger  Event,  if the Company  enters into a Credit  Agreement,  although  the
Guarantees  will be  secured by a Lien on  certain  Collateral,  the Lien on the collateral  securing  such  Credit  Agreement  will be senior to the Lien on any
Collateral  securing the  Guarantees.  Following  the  occurrence of the Trigger
Event,  although each  Guarantee of a Guarantor will rank PARI PASSU in right of payment with all  existing and future  senior  indebtedness  of such  Guarantor, including such Guarantor's obligations under a Credit Agreement,  the Guarantees will be unsecured  obligations  of the Guarantors  while the borrowings  under a
Credit Agreement may be secured by Liens on  substantially  all of the assets of the Guarantors.  As a result, following the occurrence of the Trigger Event, the indebtedness of the Guarantors  under a Credit  Agreement (and any other secured indebtedness of the Guarantors)  will  effectively rank senior to the Guarantees to the extent of the value of the assets securing such indebtedness.

OPTIONAL REDEMPTION

            At any time on or after  July 31,  2007 but prior to July 31,  2009, the Company may, at its option,  redeem some or all of the Notes,  upon not less than thirty (30) nor more than sixty (60) days' notice, for cash at a redemption price  equal  to  100% of the  principal  amount  thereof  plus  the  Applicable
Redemption  Premium  as of,  and  accrued  and unpaid  interest  and  Liquidated
Damages,  if any,  thereon  to,  the  date of  redemption,  but only if the last reported bid price of Common  Shares has exceeded 150% of the  conversion  price then in effect for at least  twenty  (20)  trading  days  during the thirty (30)
consecutive  trading  day period  ending on the trading day prior to the date on which the Company mails the notice of redemption.

                                       40

            At any time on or after  July 31,  2009,  the  Company  may,  at its option,  redeem some or all of the Notes upon not less than thirty (30) nor more than sixty (60) days'  notice,  for cash at a redemption  price equal to 100% of the principal  amount  thereof plus accrued and unpaid  interest and  Liquidated
Damages, if any, thereon to the date of redemption.

            Unless the Company defaults in the payment of the redemption  price, interest  will  cease to accrue  on the Notes or  portions  thereof  called  for redemption on the applicable redemption date.

REGULATORY REDEMPTION

            If any Gaming Authority or Racing  Authority  requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any  applicable  gaming law or racing law and such  Holder or  beneficial  owner fails to apply for a license,  qualification or a finding of suitability  within
30 days  after  being  requested  to do so by the  Gaming  Authority  or  Racing
Authority (or such lesser  period that may be required by such Gaming  Authority or  Racing  Authority),  or if such  Holder or such  beneficial  owner is not so licensed,  qualified or found suitable, the Company shall have the right, at its option,  (1) to  require  such  Holder or  beneficial  owner to  dispose of such
Holder's or beneficial owner's Notes within 30 days of receipt of notice of such finding by the applicable  Gaming  Authority or Racing Authority or such earlier date as may be ordered by such Gaming  Authority  or Racing  Authority or (2) to redeem the Notes of such Holder or beneficial  owner (possibly  within less than
30 days  following  the  notice of  redemption,  if so  ordered  by such  Gaming
Authority or Racing  Authority) at a redemption price equal to the lesser of (i)
100% of the principal  amount thereof  together with accrued and unpaid interest and  Liquidated  Damages,  if  any,  thereon  to,  the  earlier  of the  date of redemption, the date of the finding of unsuitability by such Gaming Authority or
Racing  Authority,  or such  earlier  date  as may be  required  by such  Gaming
Authority  or Racing  Authority  (which may be less than 30 days  following  the notice  of  redemption,  if so  ordered  by  such  Gaming  Authority  or  Racing
Authority),  (ii) the  Holder's  cost,  and  (iii)  any  other  amount as may be required by applicable law or by such Gaming Authority or Racing Authority.  The
Company  shall notify the Trustee in writing of any such  redemption  as soon as practicable and the redemption price of each Note to be redeemed.

            The Holder or beneficial owner applying for a license, qualification
or  a  finding  of  suitability   must  pay  all  costs  of  the  licensure  and
investigation  for such  qualification  or  finding  of  suitability.  Under the
Indenture,  the Company is not  required to pay or  reimburse  any Holder of the
Notes  or  beneficial   owner  who  is  required  to  apply  for  such  license,
qualification  or  finding of  suitability  for the costs of the  licensure  and investigation  for such  qualification  or finding of suitability.  Such expense will, therefore, be the obligation of such Holder or beneficial owner.

            Immediately  upon the  imposition by any Gaming  Authority or Racing
Authority of a finding that any Holder or beneficial owner dispose of the Notes, such  Holder or  beneficial  Holder  will have no  further  rights to  exercise, directly or indirectly,  through any trustee,  nominee or any other Person,  (i)
any right conferred by the Notes (including,  without limitation, the conversion rights described under "--Conversion"  above) or (ii) to receive any interest or other  distributions or payments with respect to the Note, except the redemption price referred to above.

SELECTION AND NOTICE OF REDEMPTION

            In the event that the Company chooses to redeem less than all of the
Notes, selection of the Notes for redemption will be made by the Trustee either:

                 (1) in  compliance  with  the  requirements  of  the  principal national securities exchange, if any, on which the Notes are listed;
            or

                 (2) if the Notes are not then  listed on a national  securities exchange,  on a pro  rata  basis,  by lot or by such  method  as the
            Trustee may reasonably determine is fair and appropriate.

No Notes of a  principal  amount of $1,000 or less shall be redeemed in part and
Notes of a  principal  amount in excess of  $1,000  may be  redeemed  in part in multiples of $1,000 only.

                                       41

            Notice of  redemption  will be mailed by  first-class  mail at least thirty (30) but not more than sixty (60) days before the redemption date to each
Holder to be redeemed at its registered  address. If Notes are to be redeemed in part only,  the notice of  redemption  shall state the portion of the  principal amount  thereof to be  redeemed.  A new Note in a principal  amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate  adjustments to the amount and beneficial interests in any global Note will be made).

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

            The Company is not  required  to make any  mandatory  redemption  or sinking  fund  payments  with  respect  to the  Notes.  However,  under  certain circumstances,  the Company  may be  required to offer to purchase  the Notes as described  under the captions  "--Repurchase  or Payment upon Change of Control"
and  "--Repurchase at the Option of the Holder." The Company may at any time and from time to time purchase Notes in the open market or otherwise.

REPURCHASE OR PAYMENT UPON CHANGE OF CONTROL

            CHANGE OF CONTROL OFFER

            Upon the  occurrence  of a Change of Control,  each Holder will have the right to require  that the Company  purchase  all or a portion (in  integral multiples of $1,000) of such Holder's Notes using  immediately  available  funds pursuant to the offer  described  below (the  "CHANGE OF CONTROL  OFFER"),  at a purchase  price  in cash  equal to 101% of the  principal  amount  thereof  plus accrued and unpaid interest and Liquidated  Damages, if any, thereon to the date of repurchase.

            Within thirty (30) days  following the date upon which the Change of
Control  occurred,  the Company must send,  by registered  first-class  mail, an offer to each Holder,  with a copy to the Trustee,  which offer shall govern the terms of the Change of  Control  Offer.  Such offer  shall  state,  among  other things,  the purchase price and the purchase date, which must be no earlier than thirty  (30) days nor later than  sixty  (60) days from the date such  notice is mailed,  other than as may be  required by law (the  "CHANGE OF CONTROL  PAYMENT
DATE").

            Holders  electing to have a Note  purchased  pursuant to a Change of
Control  Offer will be required to surrender  the Note,  with the form  entitled
"Option of Holder to Elect  Purchase" on the reverse of the Note  completed,  to the paying  agent at the address  specified  in the notice prior to the close of business on the third business day prior to the Change of Control  Payment Date.
If only a portion of a Note is purchased  pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder  thereof upon  cancellation  of the original
Note (or  appropriate  adjustments to the amount and  beneficial  interests in a global Note will be made).  Notes (or portions thereof)  purchased pursuant to a
Change of Control Offer will be cancelled and cannot be reissued.

            The Company  will not be required to make a Change of Control  Offer upon a Change of Control if a third party  makes the Change of Control  Offer in the manner,  at the times and otherwise in compliance with the  requirements set forth in the  Indenture  applicable  to a Change of  Control  Offer  made by the
Company and purchases all Notes  validly  tendered and not withdrawn  under such
Change of Control Offer.

            If a Change of Control Offer is made, there can be no assurance that the Company will have  available  funds  sufficient to pay the Change of Control purchase  price for all the Notes that might be delivered by Holders  seeking to accept the Change of Control  Offer.  In the event the  Company is  required  to purchase  outstanding  Notes pursuant to a Change of Control Offer,  the Company expects that it would seek third party  financing to the extent it does not have available  funds to meet its  purchase  obligations.  However,  there  can be no assurance that the Company would be able to obtain such financing.

            One of the events  that  constitutes  a Change of Control  under the
Indenture is the  disposition  of "all or  substantially  all" of the  Company's assets under certain circumstances. This term has not been interpreted under New
York law (which is the governing  law of the  Indenture) to represent a specific

                                       42

quantitative  test. As a consequence,  in the event Holders elect to require the
Company to purchase the Notes and the Company  elects to contest such  election, there  can be no  assurance  as to how a court  interpreting  New York law would interpret the phrase under such circumstances.

            The Company  will comply with the  requirements  of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent  such  laws  and  regulations  are  applicable  in  connection  with  the repurchase of Notes  pursuant to a Change of Control  Offer.  To the extent that the provisions of any securities  laws or regulations  conflict with the "Change of  Control"  provisions  of the  Indenture,  the  Company  will comply with the applicable  securities  laws and  regulations  and will  not be  deemed  to have breached  its  obligations  under the  "Change  of  Control"  provisions  of the
Indenture by virtue thereof.

            CHANGE OF CONTROL MAKE-WHOLE PREMIUM

            In the event that a Change of Control  shall occur in which at least ninety percent (90%) of the  consideration  received by the Company,  any of the
Company's  Subsidiaries  and/or the holders of the  Company's  Capital  Stock in connection  with  such  Change  of  Control  is in the  form  of  cash  or  cash equivalents  (a "QUALIFYING  CHANGE OF CONTROL"),  any Holder that elects not to tender its Notes in the  related  Change of Control  Offer  shall be entitled to receive a payment from the  Company,  on the related  Change of Control  Payment
Date, in an amount equal to a Change of Control Make-Whole Premium which will be determined  by  reference  to the table  below and is based on the date on which such Qualifying Change of Control becomes effective (the "EFFECTIVE DATE").

            In connection with a Qualifying Change of Control Offer, the Company will pay the Change of Control  Make-Whole  Premium in the form of consideration into which the Common  Shares  were  converted,  exchanged  or  acquired in such
Qualifying Change of Control (provided, that, the Company shall pay cash in lieu of  fractional  interests  in  any  security  or  other  property  delivered  in connection  with such  Qualifying  Change of Control).  If the holders of Common
Shares receive or have the right to receive more than one form of  consideration in connection with such Qualifying Change of Control,  then, for the purposes of the  foregoing,  the  forms of  consideration  in which the  Change  of  Control
Make-Whole  Premium will be paid will be in proportion  to the relative  values, determined  in accordance  with the next  paragraph,  of the different  forms of consideration  paid to the  holders  of Common  Shares in  connection  with such
Qualifying Change of Control.

            The value of such  consideration  to be  delivered  in  respect of a
Change of Control Make-Whole Premium will be calculated as follows:

            o   securities   that  are  traded  on  a  United  States   national
                securities  exchange or  approved  for  quotation  on the Nasdaq
                National Market or any similar system of automated dissemination of  quotations  of  securities  prices  will be valued  based on ninety  eight  percent  (98%) of the average  last  reported bid price of Common  Shares for the ten (10) trading days up to, but not including, the repurchase date;

           o    other  securities,  assets or property (other than cash) will be valued based on ninety eight percent (98%) of the average of the fair market value of such securities,  assets or property (other
                than    cash)    as     determined     by    two     independent
                nationally-recognized   banks   selected   by  the  Trustee  (in
                consultation with the Company); and

           o    cash will be valued at one hundred percent (100%).

            The  following  table sets  forth the  Change of Control  Make-Whole
Premiums (the Change of Control Make-Whole  Premiums are depicted in percentages of the  principal  amount of the Notes)  that will be required to be paid in the event that the applicable  Effective  Date of the  Qualifying  Change of Control
occurs during the period commencing on the dates set forth below:

                                       43

                                                  CHANGE OF CONTROL
                PERIOD COMMENCING ON:             MAKE-WHOLE PREMIUM
                ---------------------             ------------------
                July 31, 2004                           16.5%
                July 31, 2005                           11.0%
                July 31, 2006                            5.5%
                July 31, 2007 and thereafter             0.0%

REPURCHASE AT THE OPTION OF THE HOLDER

            On July 31, 2009 (the  "OPTIONAL  PUT DATE"),  each Holder will have the right to require  that the Company  purchase any of such  Holder's  Notes or portions  thereof  (in  integral  multiples  of $1,000)  for which an "Option of
Holder to Elect  Purchase"  form  located  on the  reverse  of the Note has been properly  delivered  by  the  Holder  and  not  withdrawn,  subject  to  certain additional  conditions,  at a  purchase  price  in  cash  equal  to  100% of the principal  amount  thereof  plus  accrued  and unpaid  interest  and  Liquidated
Damages,  if any,  thereon to the  Optional  Put Date.  Holders may submit their
Notes  for  repurchase  to the  paying  agent at any time  from the  opening  of business on the date that is 20  business  days prior to the  Optional  Put Date until the close of business on the Optional Put Date.

            The Company  must send,  by  registered  first-class  mail,  written notice to each  Holder,  with a copy to the  Trustee,  not less than 20 business days prior to the Optional Put Date, stating, among other things, the procedures that the Holders must follow to require the Company to repurchase their Notes on the Optional Put Date.

            Payment of the  repurchase  price for a Note for which an "Option of
Holder to Elect  Purchase" form has been delivered and not validly  withdrawn is conditioned  upon  delivery  (including  by book  entry  transfer)  of the Note, together  with  necessary  endorsements,  to the paying  agent at any time after delivery  of the  "Option  of Holder to Elect  Purchase"  form.  Payment  of the repurchase  price for a Note will be made  promptly  following  the later of the
Optional Put Date or the time of delivery of the Note.

            There can be no assurance that the Company will have available funds sufficient to pay the repurchase price for all the Notes that might be delivered by Holders seeking to have their Notes  repurchased on the Optional Put Date. In the event the Company is required to purchase  outstanding Notes on the Optional
Put Date,  the Company  expects that it would seek third party  financing to the extent  it does not have  available  funds  to meet  its  purchase  obligations.
However, there can be no assurance that the Company would be able to obtain such financing.

            The Company  will comply with the  requirements  of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent  such  laws  and  regulations  are  applicable  in  connection  with  the repurchase of Notes on the Optional Put Date. To the extent that the  provisions of  any  securities  laws  or  regulations  conflict  with  the  "Optional  Put"
provisions  of the  Indenture,  the Company  shall  comply  with the  applicable securities  laws and  regulations  and shall not be deemed to have  breached its obligations  under the  "Optional  Put"  provisions  of the  Indenture by virtue thereof.

CERTAIN COVENANTS

            The Indenture contains, among others, the following covenants:

            LIMITATION ON INCURRENCE  OF  ADDITIONAL  INDEBTEDNESS.  The Company
will  not,  and  will  not  permit  any  of its  Subsidiaries  to,  directly  or
indirectly,   create,  incur,  assume,   guarantee,   acquire,   become  liable,
contingently or otherwise,  with respect to, or otherwise become responsible for payment of  (collectively,  "incur")  any  Indebtedness  (other  than  Permitted
Indebtedness);  PROVIDED,  HOWEVER, that if no Default or Event of Default shall have  occurred  and be  continuing  at the  time of or as a  consequence  of the incurrence  of any such  Indebtedness,  the Company or any  Guarantor  may incur
Indebtedness  (including,  without limitation,  Acquired Indebtedness) if on the date of the  incurrence  of such  Indebtedness  the  Consolidated  Fixed  Charge
Coverage  Ratio of the Company will be, after  giving  effect to the  incurrence thereof, greater than 2.0 to 1.0.

            LIMITATION ON LIENS.  Until the occurrence of the Trigger Event, the
Company  will  not,  and will not cause or permit  any of its  Subsidiaries  to, directly or indirectly,  create,  incur, assume or permit or suffer to exist any

                                       44

Liens  (other  than  Permitted  Liens)  of any kind  against  or upon any of the
Collateral  whether owned on the Issue Date or acquired after the Issue Date, or any  proceeds  therefrom,  or assign or  otherwise  convey  any right to receive income or profits therefrom.

            LIMITATION  ON ASSET  SALES.  Until the  occurrence  of the  Trigger
Event,  the Company  will not,  and will not permit any of its  Subsidiaries  to consummate any Transfer of the Raceway Land. From and after the Issue Date until the occurrence of the Trigger  Event,  the Company will not, and will not permit any of its Subsidiaries to, consummate an Applicable Asset Sale unless:

            (1) the Company or the  applicable  Subsidiary,  as the case may be, receives  consideration at the time of such Applicable Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

            (2) at least 85% of the consideration received by the Company or the
      Subsidiary,  as the case may be, from such Applicable Asset Sale is in the form of  cash or Cash  Equivalents  and is  received  at the  time of such disposition;  PROVIDED that the amount of any liabilities (as shown on the most recent  applicable  balance sheet) of the Company or such  Subsidiary
      (other than liabilities that are by their terms subordinated to the Notes)
      that are assumed by the  transferee  of any such assets shall be deemed to be cash for purposes of this provision so long as the documents  governing such liabilities  provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and

            (3) upon  consummation  of such  Applicable  Asset Sale, the Company shall  apply,  or cause such  Guarantor  to apply,  the Net Cash  Proceeds relating to such  Applicable  Asset Sale within 89 days of receipt thereof to make an investment in properties and assets that replace the properties or assets  that were the subject of such  Applicable  Asset Sale or in any other  properties  and assets  that will be used,  or  Capital  Stock of a
      Person  engaged,  in the  business of the Company  and the  Guarantors  as existing on the Issue Date or in  businesses  reasonably  related  thereto
      ("REPLACEMENT ASSETS").

            Within 90 day after an Applicable  Asset Sale (each, a "NET PROCEEDS
OFFER TRIGGER DATE"), the Net Cash Proceeds from such Applicable Asset Sale that shall have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding  paragraph  (each a "NET PROCEEDS OFFER
AMOUNT") shall be applied by the Company or such  Subsidiary to make an offer to purchase (the "NET PROCEEDS  OFFER") on a date (the "NET PROCEEDS  OFFER PAYMENT
DATE")  not less  than 30 nor more than 45 days  following  the  applicable  Net
Proceeds Offer Trigger Date, from all Holders,  the maximum  principal amount of
Notes that may be purchased  with the Net Proceeds Offer Amount at a price equal to 100% of the principal  amount  thereof,  plus accrued and unpaid interest and
Liquidated Damages thereon, if any, to the date of purchase;  PROVIDED, HOWEVER, that if at any time any  non-cash  consideration  received by the Company or any
Subsidiary of the Company, as the case may be, in connection with any Applicable
Asset Sale is converted  into or sold or  otherwise  disposed of for cash (other than interest  received with respect to any such non-cash  consideration),  then such conversion or disposition shall be deemed to constitute an Applicable Asset
Sale hereunder on the date of such  conversion or  disposition,  as the case may be, and the Net Cash Proceeds  thereof shall be applied in accordance  with this covenant.

            The  Company  may defer any Net  Proceeds  Offer  until  there is an aggregate  unutilized  Net  Proceeds  Offer Amount equal to or in excess of $2.5 million  resulting  from one or more  Applicable  Asset  Sales in which case the accumulation  of such amount shall  constitute a Net Proceeds Offer Trigger Date
(at which time, the entire  unutilized  Net Proceeds Offer Amount,  and not just the amount in excess of $2.5 million,  shall be applied as required  pursuant to the immediately preceding  paragraph).  Upon the completion of each Net Proceeds
Offer, the Net Proceeds Offer Amount will be reset at zero.

            In the event of the transfer of  substantially  all (but not all) of the property and assets of the Company and its  Subsidiaries as an entirety to a
Person in a transaction  permitted under  "--Merger,  Consolidation  and Sale of
Assets,"  which  transaction  does not  constitute  a  Change  of  Control,  the successor  entity shall be deemed to have sold the  properties and assets of the
Company and its  Subsidiaries  not so transferred for purposes of this covenant, and shall  comply with the  provisions  of this  covenant  with  respect to such deemed sale as if it constituted an Applicable Asset Sale. In addition, the Fair
Market Value of such  properties  and assets of the Company or its  Subsidiaries deemed to be sold shall be deemed to be Net Cash  Proceeds  for purposes of this covenant.

                                       45

            Each notice of a Net  Proceeds  Offer shall be mailed  first  class, postage  prepaid,  to the  record  Holders as shown on the  register  of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the
Trustee,  and shall comply with the procedures set forth in the Indenture.  Upon receiving  notice of the Net Proceeds  Offer,  Holders may elect to tender their
Notes in whole or in part in integral  multiples of $1,000 in exchange for cash.
To the extent  Holders  properly  tender  Notes in an amount  exceeding  the Net
Proceeds  Offer  Amount,  Notes of tendering  Holders will be purchased on a PRO
RATA basis (based on amounts  tendered).  A Net Proceeds Offer shall remain open for a period of 20  business  days or such  longer  period as may be required by law.

            The Company  will comply with the  requirements  of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent  such  laws  and  regulations  are  applicable  in  connection  with  the repurchase  of Notes  pursuant to a Net Proceeds  Offer.  To the extent that the provisions of any securities laws or regulations  conflict with the "Asset Sale"
provisions  of the  Indenture,  the Company  shall  comply  with the  applicable securities  laws and  regulations  and shall not be deemed to have  breached its obligations under the "Asset Sale" provisions of the Indenture by virtue of such compliance.

            MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions,  consolidate or merge with or into any  Person,  or sell,  assign,  transfer,  lease,  convey or  otherwise dispose  of all or  substantially  all of the  Company's  assets  whether  as an entirety or substantially as an entirety to any Person unless:

            (1) either:

                (a)  the  Company   shall  be  the   surviving   or   continuing
        corporation; or

                (b) the  Person  (if  other  than the  Company)  formed  by such consolidation  or into which the  Company is merged or the Person  which acquires  by sale,  assignment,  transfer,  lease,  conveyance  or other disposition  the  properties  and assets of the Company (the  "SURVIVING
        ENTITY"):

                    (x) shall be a corporation  organized  and validly  existing under the laws of the United  States or any State  thereof or the
               District of Columbia; and

                    (y) shall expressly  assume,  (i) by supplemental  indenture
               (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the Company's  obligations under the Notes, the Indenture and the Registration  Rights  Agreement,
               including,  but not limited to, the due and  punctual  payment of the principal of, and interest and Liquidated Damages, if any, on all of the Notes and the  performance  of every  covenant  of the
               Company under the Notes, the Indenture, the Collateral Agreements and the  Registration  Rights  Agreement  and  (ii)  prior to the occurrence  of the Trigger  Event,  by  amendment,  supplement or other  instrument  (in form  and  substance  satisfactory  to the
               Trustee or any Collateral  Agent),  executed and delivered to the
               Trustee,  all  obligations  of the Company  under the  Collateral
               Agreements,   and  in  connection   therewith  shall  cause  such
               instruments  to be filed and recorded in such  jurisdictions  and take such other actions as may be required by  applicable  law to perfect or continue the  perfection of the Lien created under the
               Collateral  Agreements on the Collateral  owned by or transferred to the surviving entity;

                        (2) immediately  after giving effect to such transaction
            and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or  anticipated  to be incurred and any Lien  granted in  connection with or in  respect  of such  transaction),  no  Default or Event of
            Default shall have occurred or be continuing;

                        (3) immediately  after giving effect to such transaction
            on a pro  forma  basis  and the  assumption  contemplated  by clause
            (1)(b)(y) above  (including  giving effect to any  Indebtedness  and
            Acquired  Indebtedness  incurred  or  anticipated  to be incurred in

                                       46

            connection  with such  transaction),  the Company or such  Surviving
            Entity,  as the case may be, (a) shall have a Consolidated Net Worth at  least  equal  to the  Consolidated  Net  Worth  of  the  Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of  additional  Indebtedness  (other  than  Permitted
            Indebtedness)  in  compliance  with  the  covenant  described  under
            "--Limitation on Incurrence of Additional Indebtedness" above;

                        (4) the Company or the Surviving Entity, as the case may
            be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment,  transfer,  lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction,  such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the
            Indenture relating to such transaction have been satisfied; and

                        (5) the Company or the Surviving Entity, as the case may
            be, shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain, or loss for federal income tax purposes as a result of such transaction and will be subject to federal  income tax on the same  amounts,  in the same manner  and at the  same  time as would  have  been the case if such transaction had not occurred.

            For purposes of the foregoing,  the transfer (by lease,  assignment, sale or otherwise,  in a single transaction or series of transactions) of all or substantially  all of the  properties  or assets of one or more of the Company's
Subsidiaries  of the  Company  the  Capital  Stock of which  constitutes  all or substantially  all of the properties and assets of the Company,  shall be deemed to be the transfer of all or  substantially  all of the properties and assets of the Company.

            Each Guarantor  (other than any Guarantor  whose  Guarantee is to be released in accordance  with the terms of the Guarantee and the Indenture)  will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person,  other than the Company or any other Guarantor unless:

                        (1)  the  entity   formed  by  or  surviving   any  such
            consolidation  or merger (if other than the  Guarantor)  or to which such sale,  lease,  conveyance or other  disposition shall have been made is a corporation  organized and existing  under the laws of the
            United States or any State thereof or the District of Columbia;

                        (2) such entity  assumes (i) by  supplemental  indenture
            (in form and  substance  reasonably  satisfactory  to the  Trustee), executed and delivered to the Trustee, all of the obligations of the
            Guarantor  under the Guarantee and the performance of every covenant of the Guarantee,  the Indenture,  the Registration Rights Agreement
            and, to the extent applicable, the Intercreditor Agreement, and (ii)
            prior  to  the  occurrence  of  the  Trigger  Event,  by  amendment, supplement or other  instrument (in form and substance  satisfactory to the Trustee or any Collateral  Agent),  executed and delivered to the Trustee,  all  obligations of the Guarantor under the Collateral
            Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such  jurisdictions  and take such other actions as may be required by applicable  law to perfect or continue the perfection of the Lien created under the  Collateral  Agreements on the Collateral owned by or transferred to the surviving entity;

                        (3) immediately after giving effect to such transaction,
            no  Default  or  Event  of  Default   shall  have  occurred  and  be
            continuing; and

                        (4) immediately  after giving effect to such transaction
            on a pro forma basis and the assumption  contemplated  by clause (2)
            above  (including  giving  effect to any  Indebtedness  and Acquired
            Indebtedness  incurred or  anticipated  to be incurred in connection with such transaction),  the Company could satisfy the provisions of clause  (3)(a) and, in the event that such  transaction  shall occur from and  after the Issue  Date but prior to the  occurrence  of the
            Trigger Event, clause 3(b) of the first paragraph of this covenant.

            REPORTS AND INFORMATION.  The Company will mail copies of its annual reports and quarterly  reports mailed to its  stockholders to the Holders of the
Notes. If the Company is not required to furnish annual or quarterly  reports to its stockholders,  the Company will, upon request, mail to each Holder of Notes,

                                       47

at such  Holder's  address as appearing  on the Note  register,  audited  annual financial  statements  prepared in accordance with GAAP and unaudited  condensed quarterly financial  statements.  Such financial statements shall be accompanied by  management's  discussion  and  analysis  of the  results of  operations  and financial condition of the Company for the period reported upon in substantially the form  required  under the  rules and  regulations  of the SEC  currently  in effect.  The Company will furnish to the Holders or beneficial  holders of Notes or the  Common  Shares  issued  upon  conversion  of the Notes  and  prospective purchasers thereof, upon their request, the information,  if any, required under
Rule 144A(d)(4)  under the Securities Act until such time as such securities are no longer  "restricted  securities"  within  the  meaning  of Rule 144 under the
Securities Act, assuming these securities have not been owned by an affiliate of the Company.

            AUTHORIZATION AND LISTING. The Company will at all times reserve and keep  available out of its authorized  and unissued  Common  Shares,  solely for issuance upon the conversion of the Notes, that number of Common Shares as shall from  time  to  time  be  issuable  upon  conversion  of all of the  Notes  then outstanding. The Company will use its reasonable best efforts to have the Common
Shares  issuable upon conversion of the Notes approved for listing on the Nasdaq
Small Cap Market prior to the date of issuance of the Notes, subject to official notice of issuance of such shares.

            ADDITIONAL  SUBSIDIARY  GUARANTEES.  If  the  Company  or any of its
Subsidiaries  acquires or creates another Subsidiary after the Issue Date (other than any  Immaterial  Subsidiary) or any  Immaterial  Subsidiary  shall cease to constitute  an  Immaterial  Subsidiary,  then the Company shall cause such newly acquired or created Subsidiary, or such former Immaterial Subsidiary, to:

                        (1) execute  and  deliver to the Trustee a  supplemental
            indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary  shall  unconditionally  guarantee on a senior unsecured basis all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture;

                        (2) (a) execute and deliver to a Collateral Agent or the
            Trustee such  amendments to the Collateral  Agreements  necessary or advisable in order to grant to such Collateral Agent or the Trustee, as  applicable,  for the benefit of the  Holders,  a first  priority perfected  security  interest  in the  Capital  Stock  of  such  new
            Subsidiary,  subject  to  Permitted  Liens,  which  are owned by the
            Company or such  Subsidiary  and required to be pledged  pursuant to the  Collateral  Agreements,  and (b)  subject  to the  terms of the
            Intercreditor  Agreement,  deliver  to a  Collateral  Agent  or  the
            Trustee any  certificates  representing  such Capital Stock together with undated stock powers or instruments of transfer, as applicable, endorsed in blank;

                        (3) cause such new Subsidiary to take such other actions
            necessary  or  advisable  to grant to such  Collateral  Agent or the
            Trustee,  as  applicable,  for the benefit of the  Holders,  a first priority  perfected  security interest in the Collateral of such new
            Subsidiary  to  the  extent  required  pursuant  to  the  Collateral
            Agreements,  subject to  Permitted  Liens,  including  the filing of
            Uniform  Commercial Code financing  statements in such jurisdictions as may be required by the Security Agreement or by law;

                        (4) take such  further  action and  execute  and deliver
            such  other  documents  specified  in the  Indenture  to effect  the foregoing; and

                        (5)  deliver to the  Trustee an Opinion of Counsel  that
            such supplemental  indenture and any other documents  required to be delivered have been duly authorized,  executed and delivered by such
            Subsidiary and constitutes a legal,  valid,  binding and enforceable obligations  of such  Subsidiary  and such other Opinions of Counsel regarding the perfection of such Liens in the Collateral as provided for in the Indenture.

Thereafter,  such  Subsidiary  shall  be a  Guarantor  for all  purposes  of the
Indenture.

            IMPAIRMENT  OF SECURITY  INTEREST.  Prior to the  occurrence  of the
Trigger Event:

                                       48

                        (1) neither the Company nor any of the  Guarantors  will
            take or omit to take any action  which  would  materially  adversely affect or  impair  the Liens in favor of the  Collateral  Agent,  on behalf of itself,  the Trustee and the Holders,  with respect to the
            Collateral;

                        (2) neither the Company nor any of the Guarantors  shall
            grant to any  Person,  or permit  any  Person to retain or  maintain
            (other than the Collateral  Agent),  any interest  whatsoever in the
            Collateral other than Permitted Liens;

                        (3) neither the Company nor any of the  Guarantors  will
            enter into,  or permit to exist,  any  agreement  that  requires the proceeds  received  from any sale of  Collateral  to be  applied  to
            repay,   redeem,   defease  or  otherwise   acquire  or  retire  any
            Indebtedness  of  any  Person,   other  than  as  permitted  by  the
            Indenture, the Notes and the Collateral Agreements;

                        (4) the Company  shall,  and shall cause each  Guarantor
            to, at their sole cost and  expense,  execute  and  deliver all such agreements and  instruments  as the Collateral  Agent or the Trustee shall  reasonably  request to more fully or accurately  describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements; and

                        (5) the Company  shall,  and shall cause each  Guarantor
            to, at their sole cost and expense,  file any such notice filings or other  agreements or instruments as may be required under applicable law to perfect the Liens created by the Collateral Agreements.

            REAL ESTATE MORTGAGES AND FILINGS.  The Company will, and will cause the  Guarantors to, use their  respective  best efforts to, on or prior to April
22,  2005,  if the  Trigger  Event shall have not yet  occurred,  (i) obtain the
Required  Consents  to  grant  Liens  in  favor  of the  Trustee  or one or more
Collateral Agents by the filing of a Mortgage on (a) the fee interest in the 232 acres of land in Monticello, New York owned by the Company or a Guarantor on the
Issue Date (the "INITIAL  PREMISES") and (b) each other fee interest in any real property (together with the Initial Premises, individually and collectively, the
"PREMISES")  that is either owned by the Company or any of the  Guarantors as of
April 22, 2005 or acquired  by the Company or any of the  Guarantors  after such date,  (ii)  deliver  to a  Collateral  Agent  or  the  Trustee,  as  mortgagee, fully-executed  counterparts  of Mortgages,  duly executed by the Company or the applicable Guarantor,  together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary or desirable,  to create a valid, perfected Lien, subject to
Permitted Liens,  against the Premises  purported to be covered  thereby;  (iii)
will deliver to a Collateral  Agent or the Trustee  mortgagee's  title insurance policies in favor of such  Collateral  Agent or the Trustee,  as applicable,  as mortgagee for the ratable benefit of the Collateral  Agent,  the Trustee and the
Holders in customary form and issued by a nationally  recognized title insurance company  in an amount  equal to 125% of the Fair  Market  Value of the  Premises purported  to be covered by the related  Mortgage,  insuring  that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens,  defects and encumbrances other than  Permitted  Liens,  and such  policies  shall also  include,  to the extent available,  a revolving credit  endorsement and such other  endorsements as such
Collateral Agent or the Trustee,  as applicable,  shall  reasonably  request and shall be accompanied by evidence of the payment in full of all premiums thereon;
(iv) deliver to a Collateral Agent or the Trustee, with respect to the Premises, the most  recent  survey of the  Premises,  together  with either (a) an updated survey  certification  in favor of such  Collateral  Agent  or the  Trustee,  as applicable,  from  the  applicable  surveyor  stating  that,  based  on a visual inspection of the property and the knowledge of the surveyor,  there has been no change in the facts  depicted in the survey or (b) an affidavit from the Company and the  Guarantors  stating that there has been no change,  other than, in each case, changes that do not materially  adversely affect the use by the Company or
Guarantor,  as applicable,  of the Premises for the Company or such  Guarantor's business as so conducted,  or intended to be conducted,  at the Premises and (v)
cause to be  delivered  to the Trustee or such  Collateral  Agents an Opinion of
Counsel  substantially  in the form of the one  attached  as an  exhibit  to the
Indenture relating to this covenant.

            The Company will use its best efforts to deliver all items  required to be delivered  pursuant to clauses (i), (ii),  (iii),  (iv) and (v) above, (x)
with respect to the Initial Premises, on or prior to April 22, 2005 and (y) with respect to any other Premises, on or prior to the later of April 22, 2005 and 30 days after the date of acquisition thereof.

                                       49

EVENTS OF DEFAULT

            The  following  events are  defined in the  Indenture  as "EVENTS OF
DEFAULT":

                        (1) the failure to pay interest and Liquidated  Damages,
            if any, on any Notes or any other amount  (other than  principal for the Notes)  when the same  becomes  due and  payable and the default continues for a period of thirty (30) days;

                        (2) the failure to pay the  principal of or premium,  if
            any, on any Notes, when such principal  becomes due and payable,  at maturity,  upon redemption or repurchase or otherwise (including the failure to make a payment to purchase Notes properly tendered on the
            Optional  Put Date or pursuant  to a Change of Control  Offer or Net
            Proceeds Offer);

                        (3) a default in the  observance or  performance  of any
            other covenant or agreement  contained in the Indenture  (other than the payment of the principal of, or premium,  if any, or interest or and Liquidated Damages, if any, on any Note) which default continues for a period of thirty (30) days after the Company  receives written notice  specifying  the default (and  demanding that such default be remedied)  from the  Trustee  or the  Holders of at least 25% of the outstanding  principal  amount of the Notes (except in the case of a default  with  respect  to the  covenant  described  under  "Certain
            Covenants--Merger,  Consolidation  and Sale of  Assets,"  which will constitute  an Event of Default  with such  notice  requirement  but without such passage of time requirement);

                        (4) the failure to pay at final maturity  (giving effect
            to any  applicable  grace  periods and any  extensions  thereof) the
            principal   amount  of  any  indebtedness  of  the  Company  or  any
            Subsidiary of the Company,  or the  acceleration of the final stated
            maturity  of  any  such  indebtedness  (which  acceleration  is  not rescinded,  annulled or otherwise cured within twenty (20) days from the date of acceleration) if the aggregate  principal amount of such indebtedness,  together with the principal  amount of any other such indebtedness  in  default  for  failure  to pay  principal  at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed),  aggregates $5 million or more at any time;

                        (5) one or more  judgments  in an  aggregate  amount  in
            excess of $5 million shall have been rendered against the Company or any of its  Subsidiaries  (other  than  any  judgment  as to which a
            reputable   and  solvent  third  party  insurer  has  accepted  full
            coverage) and such judgments remain undischarged, unpaid or unstayed for a period of sixty  (60) days after such  judgment  or  judgments become final and non-appealable;

                        (6) certain  events of bankruptcy  affecting the Company
            or any of its Significant Subsidiaries;

                        (7) the failure by the Company to deliver Common Shares,
            cash or other  property  upon  conversion  of the Notes as  required under the  Indenture  and such failure  continues for a period of 10 days;

                        (8) any Guarantee of a Significant  Subsidiary ceases to
            be in full  force  and  effect  or any  Guarantee  of a  Significant
            Subsidiary is declared to be null and void and  unenforceable or any
            Guarantee of a Significant  Subsidiary is found to be invalid or any
            Guarantor  denies its liability  under its Guarantee  (other than by reason of release of a Guarantor in accordance with the terms of the
            Indenture);

                        (9) prior to the  occurrence of the Trigger  Event,  any
            Collateral Agreement at any time for any reason shall cease to be in full force and effect,  or ceases to give the  Collateral  Agent the
            Liens,  rights,  powers  and  privileges  purported  to  be  created thereby,  superior  to and prior to the rights of all third  Persons other than the  holders of  Permitted  Liens and subject to no other
            Liens except as expressly  permitted  by the  applicable  Collateral
            Agreement,  or any of the Collateral Agreements is declared null and void; and

                        (10) the Company or any of the  Guarantors,  directly or
            indirectly,  contest  in any  manner  the  effectiveness,  validity, binding nature or enforceability of any Collateral Agreement;

                                       50

            If an Event of Default (other than an Event of Default  specified in clause (6) above with respect to the Company)  shall occur and be continuing and has not been  waived,  the Trustee or the  Holders of at least 25% in  principal amount of  outstanding  Notes may declare the principal of and premium,  if any, accrued interest and Liquidated  Damages, if any, on all the Notes to be due and
payable by notice in writing to the Company and the Trustee specifying the Event of  Default  and  that  it is a  "notice  of  acceleration"  (the  "ACCELERATION
NOTICE"), and the same shall become immediately due and payable.

            If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Liquidated  Damages,  if any, on all of the  outstanding  Notes shall ipso facto  become and be  immediately  due and payable  without any  declaration or other act on the part of the Trustee or any
Holder.

            The Indenture  provides  that,  at any time after a  declaration  of acceleration with respect to the Notes as described in the preceding paragraphs, the  Holders of a majority  in  principal  amount of the Notes may  rescind  and cancel such declaration and its consequences:

                        (1)  if the  rescission  would  not  conflict  with  any
            judgment or decree;

                        (2) if all existing Events of Default have been cured or
            waived except nonpayment of principal,  premium, if any, interest or
            Liquidated  Damages,  if any, that has become due solely  because of the acceleration;

                        (3) to the  extent  the  payment  of  such  interest  is
            lawful,  interest on overdue  installments  of interest  and overdue principal and premium, if any, and Liquidated Damages, if any, which has become due otherwise than by such  declaration of  acceleration, has been paid; and

                        (4) if the Company  has paid the Trustee its  reasonable
            compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances.

            No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            The Holders of a majority in principal amount of the Notes may waive any  existing  Default  or  Event  of  Default  under  the  Indenture,  and  its consequences, except a default in the payment of the principal of or premium, if any, interest or Liquidated Damages, if any, on any Notes.

            Holders  may not  enforce  the  Indenture  or the  Notes  except  as provided in the  Indenture and under the TIA.  Subject to the  provisions of the
Indenture  relating  to the  duties  of the  Trustee,  the  Trustee  is under no obligation  to exercise any of its rights or powers  under the  Indenture at the request,  order or  direction  of any of the  Holders,  unless such Holders have offered to the Trustee  indemnity  satisfactory  to the Trustee.  Subject to the provisions  of the Indenture  and  applicable  law, the Holders of a majority in aggregate  principal  amount  of the then  outstanding  Notes  have the right to direct the time,  method and place of conducting  any  proceeding for any remedy available  to the  Trustee or  exercising  any trust or power  conferred  on the
Trustee.

            No  past,   present   or   future   director,   officer,   employee,
incorporator,  or stockholder of the Company or any  Guarantor,  as such,  shall have any liability for any  obligations of the Company or such  Guarantor  under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, such  obligations or their creation.  Each Holder by accepting a Note waives and  releases  all  such  liability.  The  waiver  and  release  are part of the consideration for issuance of the Notes.

            Under the Indenture, the Company is required to provide an Officers'
Certificate to the Trustee promptly upon any Officer obtaining  knowledge of any
Default or Event of Default that has occurred and, if applicable,  describe such
Default or Event of Default and the status  thereof.  In addition,  an Officers'
Certificate  shall be  provided  at least  annually  as to  whether  or not such
Officers know of any Default or Event of Default.

                                       51

MODIFICATION OF THE INDENTURE

            From time to time,  the  Company,  the  Guarantors  and the Trustee, without  the  consent  of the  Holders,  may  amend,  modify or  supplement  the
Indenture, the Notes, the Guarantees and the Collateral Agreements:

                        (1) to  cure  any  ambiguity,  defect  or  inconsistency
            contained therein;

                        (2) to provide for  uncertificated  Notes in addition to
            or  in  place  of   certificated   Notes   (provided,   that,   such
            uncertificated  Notes are issued in registered form for the purposes of Section 163(f) of the Internal  Revenue Code of 1986, as amended, in a manner  such that the  uncertificated  Notes are  described  in
            Section  163(f)(2)(b)  of the  Internal  Revenue  Code of  1986,  as
            amended);

                        (3) to provide for the  assumption  of the  Company's or
            Guarantor's  obligations to Holders in accordance  with the covenant described under "Certain  Covenants--Merger,  Consolidation and Sale of Assets";

                        (4) to make any change that would provide any additional
            rights or benefits to the Holders or that does not adversely  affect the legal rights of any such Holder under the  Indenture,  the Notes or the Guarantees;

                        (5) to allow any  Subsidiary of the Company or any other
            Person to guarantee the Notes;

                        (6) to release a Guarantor as permitted by the Indenture
            and the relevant Guarantee;

                        (7) if  necessary,  in  connection  with any addition or
            release of any  Collateral  permitted or required under the terms of the Indenture or the Collateral Agreements;

                        (8) to surrender any right or power  conferred  upon the
            Company;

                        (9) to increase the conversion rate (provided, that, the
            increase will not adversely affect the interest of the Holders); or

                        (10) to comply with  requirements of the SEC in order to
            effect or maintain the qualification of the Indenture under the TIA,

so long as such  amendment,  modification or supplement does not, in the opinion of the  Trustee,  adversely  affect  the  rights  of any of the  Holders  in any material respect.  In formulating its opinion on such matters,  the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

            Other  amendments  of,  modifications  to  and  supplements  to  the
Indenture, the Notes, the Guarantees,  the Registration Rights Agreement and the
Collateral  Agreements may be made with the consent of the Holders of a majority in principal  amount of the then  outstanding  Notes issued under the Indenture, except that,  without the consent of each Holder affected thereby,  no amendment may:

                        (1)  reduce  the  amount  of Notes  whose  Holders  must
            consent to an  amendment,  supplement  or waiver of any provision of the Indenture or the Notes;

                        (2)  reduce  the rate of or change or have the effect of
            changing  the time for  payment  of  interest,  including  defaulted interest, or Liquidated Damages on any Notes;

                        (3) reduce the principal of or change or have the effect
            of changing the fixed  maturity of any Notes,  or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

                                       52

                        (4) make any  Notes  payable  in money  other  than that
            stated in the Notes;

                        (5) make  any  change  in  provisions  of the  Indenture
            protecting the right of each Holder to receive  payment of principal of, premium,  if any,  interest and Liquidated  Damages,  if any, on such  Note on or after  the due  date  thereof  or to bring  suit to enforce  such  payment,  or  permitting  Holders  of a  majority  in principal amount of Notes to waive Defaults or Events of Default;

                        (6) amend,  change or modify in any material respect the
            obligation of the Company to make and consummate a Change of Control
            Offer after the  occurrence  of a Change of Control or to repurchase
            Notes on the  Optional Put Date or modify any of the  provisions  or definitions with respect thereto;

                        (7) release any  Guarantor  from any of its  obligations
            under its  Guarantee or the Indenture  otherwise  than in accordance with the terms of the Indenture;

                        (8) impair or adversely affect the conversion  rights of
            any Holder of Notes;

                        (9) modify the redemption provisions of the Indenture in
            a manner adverse to the Holders of the Notes; or

                        (10) release all or substantially all of the Collateral,
            except as required  pursuant to the terms of the  Indenture  and the
            Collateral Agreements.

REGISTRATION RIGHTS

            The following  summary of the  registration  rights  provided in the
Registration Rights Agreement and the Notes is not complete. You should refer to the  Registration  Rights  Agreement and the Notes for a full description of the registration rights that apply to the Notes.

            Pursuant to the Registration Rights Agreement, the Company agreed to file a shelf  registration  statement under the Securities Act not later than 90 days after the Issue Date to register resales of the Notes and the Common Shares into which the Notes are  convertible.  The Notes and the Common Shares issuable upon  conversion  of the Notes are  referred  to  collectively  as  "registrable securities." The Company will use its reasonable best efforts to have this shelf registration  statement  declared  effective as promptly as practicable  but not later than 150 days after the Issue  Date,  and to keep it  effective  until the earliest of the following to occur:

                        (1) all of the  registrable  securities  shall have been
            sold pursuant to the shelf registration statement;

                        (2) the holders of the  registrable  securities that are
            not affiliates of the Company are able to sell all such  registrable securities  immediately pursuant to Rule 144(k) under the Securities
            Act;

                        (3) the date when all of the registrable securities have
            ceased to be outstanding; and

                        (4) the date that is two years  following  the filing of
            the shelf registration statement.

            The Company will be  permitted to suspend the use of the  prospectus which is a part of the  registration  statement  for a period  not to  exceed an aggregate of 120 days in any  twelve-month  period under  certain  circumstances relating to pending  corporate  developments,  public  filings  with the SEC and similar events.

            A holder of registrable securities that sells registrable securities pursuant  to the shelf  registration  statement  generally  will be  required to provide  information  about itself and the  specifics of the sale, be named as a selling  securityholder  in the  related  prospectus,  deliver a  prospectus  to purchasers,  be  subject  to  relevant  civil  liability  provisions  under  the
Securities  Act in connection  with such sales and be bound by the provisions of the Registration Rights Agreement.

                                       53

            If:

                        (1) on or  prior to the 90th  day  following  the  Issue
            Date, the shelf  registration  statement has not been filed with the
            SEC;

                        (2) on or  prior  to the  150th  day  from  the  date of
            issuance of the Notes, the shelf registration statement has not been declared effective by the SEC; or

                        (3)  after  the shelf  registration  statement  has been
            declared effective,  such shelf registration  statement ceases to be effective or usable  (subject to certain  exceptions)  in connection with resales of the Notes and the Common  Shares  issuable  upon the conversion  of the Notes in  accordance  with and during the periods specified in the  Registration  Rights  Agreement and (A) unless the
            Company  declares a suspension  period to be in effect,  the Company does not cure the shelf registration  statement within five business days by a post-effective amendment or a report filed pursuant to the
            Exchange Act, or (B) if  applicable,  the Company does not terminate the suspension period described above by the 135th day,

(each such event  described  above in clauses  (1)  through  (3) is  referred to herein as a "registration  default"),  liquidated damages ("LIQUIDATED DAMAGES")
will accrue on the Notes in  addition to the  interest on the Notes at an amount per week per  $1,000  principal  amount  of Notes  equal to $0.05  for the first ninety (90) days  immediately  following  the  registration  default,  with such liquidated  damages  increasing  by an  additional  $0.05  per week  per  $1,000 principal amount of Notes with respect to each subsequent 90-day period, up to a maximum  of  $0.25  per week per  $1,000  principal  amount  of  Notes.  Accrued
Liquidated Damages shall be paid on each interest payment date to holders of the
Notes of record for the payment of interest.

            The  Company  will give  notice of its  intention  to file the shelf registration statement, which notice is referred to herein as a "filing notice,"
to each of the holders of the Notes in the same manner as the Company would give notice to holders of Notes  under the  Indenture.  The filing  notice will seek, among other things, a determination from each of such holders as to whether such holder elects to have its Notes and the Common Shares  issuable upon  conversion thereof registered for sale pursuant to the shelf registration statement.

            A  holder  of   registrable   securities  who  elects  to  sell  any
registrable  securities  pursuant to the shelf  registration  statement  will be required to be named as a selling securityholder in the related prospectus,  may be required to deliver a  prospectus  to  purchasers,  may be subject to certain civil  liability  provisions  under the Securities Act in connection  with those sales and will be bound by the provisions of the Registration  Rights Agreement, including certain indemnification provisions.

            The  Company  will  give  notice  to  all  holders  of   registrable
securities  who have  provided  it with the notice and  questionnaire  described below of the effectiveness of the shelf registration statement. Each holder will need to  complete  the  notice  and  questionnaire  attached  as  Annex A to the offering  circular  prior  to  any  intended  distribution  of  its  registrable securities pursuant to the shelf registration statement.

            No holder of registrable  securities will be entitled to be named as a selling  securityholder in the shelf registration  statement as of the date on which the shelf  registration  statement  is  declared  effective,  such time is referred  to  herein as the  "effective  time,"  and no  holder  of  registrable securities  will be  entitled  to use the  prospectus  that is part of the shelf registration  statement for offers and resales of registrable  securities at any time,  unless  such  holder has  returned  a  completed  and  signed  notice and questionnaire  to the  Company by the  deadline  for  response  set forth in the notice and questionnaire.

            Beneficial owners of registrable  securities who have not returned a notice and  questionnaire  by the  questionnaire  deadline  described  above may receive another notice and questionnaire from the Company upon request. When the
Company  receives a completed and signed notice and  questionnaire  prior to the effective date of the  registration  statement,  it will include the registrable securities covered thereby in the shelf registration statement.

BOOK ENTRY, DELIVERY AND FORM

            Each Note has been issued as a book-entry  Note in fully  registered form  without  coupons  and is  represented  by a global  Note that the  Company deposited  with and  registered  in the name of a financial  institution  or its

                                       54

nominee that it selected.  The financial  institution  that the Company selected for this purpose is referred to herein as the depositary.  The Depositary  Trust
Company,  or DTC, is the  depositary  for all Notes issued in  book-entry  form.
Owners of beneficial  interests in book-entry Notes are not entitled to physical delivery  of Notes in  certificated  form.  The  Company  will make  payments of principal of, and premium,  if any, and interest and Liquidated Damages, if any, on the Notes through the Trustee to the depositary for the Notes.

            DTC has advised the  Company as  follows:  DTC is a limited  purpose trust company organized under the laws of the State of New York, a member of the
Federal Reserve  System,  a clearing  corporation  within the meaning of the New
York Uniform Commercial Code and a "clearing agency" registered  pursuant to the provisions  of  Section  17A of the  Exchange  Act.  DTC  was  created  to  hold securities of institutions that have accounts with DTC, or  "participants,"  and to facilitate the clearance and settlement of securities  transactions among its
participants   through   electronic   book-entry  changes  in  accounts  of  the
participants,  thereby  eliminating the need for physical movement of securities certificates.  DTC's participants include securities brokers and dealers, banks,
trust   companies,   clearing   corporations   and  may  include  certain  other
organizations.  Indirect access to DTC's book-entry  system is also available to
others  such  as  banks,  brokers,  dealers  and  trust  companies,   which  are
collectively  referred  to in  herein as  "indirect  participants,"  that  clear through or maintain a custodial relationship with a participant, either directly or indirectly.

            The laws of some  jurisdictions may require that certain  purchasers of securities take physical delivery of such securities in definitive form. Such limits  and laws may  impair  the  ability  to  transfer  or  pledge  beneficial interests in the global Notes.

            So long as DTC (or its nominee) is the  registered  holder and owner of a global Note,  DTC (or such nominee) will be considered the sole legal owner and holder of the Notes  evidenced  by such global Note for all purposes of such
Notes and the Indenture.  Except as set forth below, as an owner of a beneficial interest in a global Note, such holder will not be entitled to receive  physical delivery of  certificated  Notes and will not be  considered  to be the owner or holder of any Notes under such global Note. The Company  understands that, under existing industry practice,  in the event an owner of a beneficial interest in a global  Note  desires to take any action  that DTC, as the holder of such global
Note, is entitled to take,  DTC would  authorize the  participants  to take such action,  and the participants  would authorize  beneficial owners owning through such  participants  to  take  such  action  or  would  otherwise  act  upon  the instructions of beneficial owners owning through them.

            The Company will make  payments of principal,  premium,  if any, and interest and Liquidated  Damages, if any, on the Notes represented by the global
Notes  registered  in the name of and held by DTC or its  nominee  to DTC or its nominee,  as the case may be, as the  registered  owner and holder of the global
Notes.

            The Company  expects that DTC (or its nominee),  upon receipt of any payment of principal,  premium,  if any, or interest and Liquidated  Damages, if any, on the global Notes will credit the accounts of their relevant participants or account  holders,  as applicable,  with payments in amounts  proportionate to their respective  beneficial interests in the principal amount of the applicable global  Note as shown  on the  records  of DTC (or its  nominee).  Ownership  of beneficial  interests  in the global  Notes will be limited to  participants  or persons that may hold interests  through  participants.  Ownership of beneficial interests  in the  global  Notes  will be shown on,  and the  transfer  of those ownership  interests  will be effected only through,  records  maintained by DTC
(with respect to  participants'  interests),  the  participants and the indirect participants  (with respect to the owners of beneficial  interests in the global
Notes other than  participants).  All interests in a global Note  deposited with
DTC are subject to the procedures and requirements of DTC.

            The Company also expects that payments by  participants  or indirect participants  or  account  holders,  as  applicable,  to  owners  of  beneficial interests  in the global  Notes  held  through  such  participants  or  indirect participants  or account holders will be governed by standing  instructions  and customary  practices  and will be the  responsibility  of such  participants  or indirect  participants or account holders,  as applicable.  The Company will not have any  responsibility or liability for any aspect of the records relating to, payments made on account of, beneficial  ownership interests in the global Notes for any Notes or for maintaining,  supervising or reviewing any records relating to  such  beneficial  ownership  interests  or  for  any  other  aspect  of  the relationship between DTC and its participants or indirect  participants,  or the relationship between such participants or indirect participants,  and the owners of beneficial interests in the global Notes owning through such participants.

                                       55

            All amounts payable under the Notes will be payable in U.S. dollars, except as may  otherwise  be stated in this  prospectus  or agreed  between  any applicable securities clearing system and any holders.  Payments will be subject in all  cases  to any  fiscal  or  other  laws and  regulations  (including  any regulations of any applicable  securities  clearing system) applicable  thereto.
None of the Trustee,  the Company,  or any of their  respective  agents shall be liable  to any  holder of a global  Note or other  Person  for any  commissions, costs,  losses  or  expenses  in  relation  to or  resulting  from any  currency conversion  or  rounding  effected in  connection  therewith.  Investors  may be subject  to foreign  exchange  risks that may have  important  economic  and tax consequences to them.

            Subject to certain  conditions,  the Notes represented by the global
Notes are exchangeable  for certificated  Notes in definitive form of like tenor in denominations of $1,000 principal amount and multiples thereof if:

                        (1) DTC  provides  notification  that it is unwilling or
            unable to continue as depositary  for the global Notes or DTC ceases to be a clearing  agency  registered  under the Exchange Act and, in either case, a successor is not  appointed  within ninety (90) days;
            or

                        (2) a Default  entitling  Note holders to accelerate the
            maturity date has occurred and is continuing.

            Any Note that is exchangeable as described above is exchangeable for certificated  Notes issuable in authorized  denominations and registered in such names as DTC  shall  direct.  Subject  to the  foregoing,  a global  Note is not exchangeable,  except for a global Note of the same aggregate denomination to be registered in the name of DTC (or its nominee).

GOVERNING LAW

            The Indenture  provides that it, the Notes,  the  Guarantees and the
Registration  Rights  Agreement will be governed by, and construed in accordance with,  the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law, of another jurisdiction would be required thereby.

NOTICES

            Except as otherwise described herein, notice to Holders of the Notes will be given by mail to their  addresses  as they appear in the Note  register.
Notices will be deemed to have been given on the date of such mailing.

CERTAIN DEFINITIONS

            Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms,  as well as any other terms used herein for which no  definition  is provided.

            "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its
Subsidiaries  existing  at the time  such  Person  becomes a  Subsidiary  of the
Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection  with, or in  anticipation or  contemplation  of, such Person becoming a Subsidiary of the
Company or such acquisition,  merger or consolidation and which  Indebtedness is without  recourse to the Company or any of its  Subsidiaries  or to any of their respective  properties  or assets  other  than the Person or the assets to which such  Indebtedness  related prior to the time such Person became a Subsidiary of the Company or the time of such acquisition, merger or consolidation.

            "AFFILIATE"  means, with respect to any specified Person,  any other
Person who directly or indirectly through one or more  intermediaries  controls, or is controlled by, or is under common control with, such specified Person. The term "control"  means the  possession,  directly or indirectly,  of the power to direct  or cause the  direction  of the  management  and  policies  of a Person, whether  through the ownership of voting  securities,  by contract or otherwise;
provided,  that  Beneficial  Ownership of 10% or more of the Voting Stock of the
Person shall be deemed to be control.  The terms  "CONTROLLING" and "CONTROLLED"
have meanings correlative of the foregoing.

                                       56

            "APPLICABLE ASSET SALE" means any direct or indirect sale, issuance, conveyance,  transfer,  lease (other than  operating  leases entered into in the ordinary course of business),  assignment or other transfer, including by way of dividend  or  distribution,  by the  Company or any of its  Subsidiaries  to any
Person other than the Company or a Guarantor of Collateral;  provided,  however, that (i) the  transfer  of the Trust Land in trust for the Cayuga  Nation of New
York as  contemplated  by clause (3) of the definition of "Trigger  Event" shall not constitute an Applicable Asset Sale and (ii) no Transfer of the Raceway Land
shall constitute an Applicable Asset Sale.

            "APPLICABLE  CONVERSION  PREMIUM"  means,  with respect to any Notes being converted into Common Shares on any conversion date, the present value, as of such conversion date, of all required interest payments due on such Notes for the period  commencing on such  conversion  date through July 31, 2007 (less the portion  of the  required  interest  payment  required  to be paid on the  first interest payment date immediately following such conversion date that shall have accrued through the conversion date to the extent that such amounts have already be included in the amounts  payable to the Holder of such Notes  pursuant to the first sentence of the third paragraph under the heading  "--Conversion"  above), computed using a discount rate equal to the Treasury Rate as of such  conversion date and assuming  for the purposes of  calculating  the  Applicable  Conversion
Premium that the interest rate in effect as of the  applicable  conversion  date shall apply for all subsequent interest periods through July 31, 2007.

            "APPLICABLE  REDEMPTION  PREMIUM"  means,  with respect to any Notes being redeemed on any redemption  date, the present value, as of such redemption date,  of all  required  interest  payments  due on such  Notes  for the  period commencing on such redemption date through July 31, 2009 (excluding  accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury  Rate as of such  conversion  date and assuming for the purposes of calculating the Applicable  Redemption  Premium that the interest rate in effect as of the applicable  redemption  date shall apply for all  subsequent  interest periods through July 31, 2009.

            "ASSET ACQUISITION" means:

                        (1) an  investment  by the Company or any  Subsidiary of
            the Company in any other Person  pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company,
            or shall be merged with or into the Company or any Subsidiary of the
            Company, or

                        (2) the  acquisition by the Company or any Subsidiary of
            the Company of the assets of any Person  (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise all or substantially all of the assets of any  division  or  line of  business  of such  Person  or any  other significant  properties  or assets of such Person  other than in the ordinary course of business.

            "ASSET   SALE"  means  any  direct  or  indirect   sale,   issuance,
conveyance,  transfer,  lease (other than  operating  leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance  with  the  Indenture)  for  value  by  the  Company  or  any  of its
Subsidiaries to any Person other than the Company or a Guarantor of:

                        (1) any Capital Stock of any  Subsidiary of the Company;
            or

                        (2) any other  property  or assets of the Company or any
            Subsidiary  of the  Company  other  than in the  ordinary  course of business.

            "BANKRUPTCY  CODE"  means  the  Bankruptcy  Reform  Act of 1978,  as amended, and codified as 11 U.S.C. ss.ss.101 ET SEQ.

            "BENEFICIAL  OWNER" has the  meaning  assigned  to such term in Rule
13d-3 and Rule 13d-5 under the  Exchange  Act,  except that in  calculating  the beneficial ownership of any particular "person" (as that term is used in Section
13(d)(3) of the Exchange Act),  such "person" will be deemed to have  beneficial ownership  of all  securities  that such  "person"  has the right to  acquire by conversion  or exercise of other  securities,  whether  such right is  currently exercisable  or  is  exercisable  only  upon  the  occurrence  of  a  subsequent condition.  The terms "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" have meanings correlative to the foregoing.

                                       57

            "BOARD OF DIRECTORS" means, as to any Person, the board of directors or  similar  governing  body of such  Person  or any duly  authorized  committee thereof.

            "BOARD  RESOLUTION"  means,  with respect to any Person, a copy of a resolution  certified by the Secretary or an Assistant  Secretary of such Person to have been duly  adopted by the Board of Directors of such Person and to be in full force and effect on the date of such  certification,  and  delivered to the
Trustee.

            "CAPITAL STOCK" means:

                        (1) with  respect to any Person  that is a  corporation,
            any and all shares,  interests,  participations or other equivalents
            (however  designated and whether or not voting) of corporate  stock, including  each class of common  stock and  preferred  stock of such
            Person;

                        (2)  with   respect  to  any   Person   that  is  not  a
            corporation,  any and all  partnership,  membership  or other equity interests of such Person; and

                        (3) any  warrants,  rights or options to purchase any of
            the instruments or interests referred to in clause (1) or (2) above.

            "CAPITALIZED   LEASE  OBLIGATION"  means,  as  to  any  Person,  the
obligations  of such Person under a lease that are required to be classified and accounted for as capital lease  obligations under GAAP and, for purposes of this definition,  the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "CASH EQUIVALENTS" means:

                        (1)  marketable   direct   obligations   issued  by,  or
            unconditionally  guaranteed  by, the  United  States  Government  or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                        (2) marketable direct obligations issued by any state of
            the United  States of America or any  political  subdivision  of any such state or any public instrumentality thereof maturing within one year  from  the  date of  acquisition  thereof  and,  at the time of acquisition,  having one of the two highest ratings  obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's  Investors
            Service, Inc. ("MOODY'S");

                        (3) commercial paper maturing no more than one year from
            the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                        (4)  certificates  of  deposit or  bankers'  acceptances
            maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S.  branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

                        (5) repurchase  obligations with a term of not more than
            seven  days for  underlying  securities  of the types  described  in
            clause  (1)  above   entered   into  with  any  bank   meeting   the
            qualifications specified in clause (4) above; and

                        (6)  investments  in money  market  funds  which  invest
            substantially  all their assets in securities of the types described in clauses (1) through (5) above.

            "CHANGE  OF  CONTROL"  means  the  occurrence  of one or more of the following events:

                        (1)  any  direct  or  indirect  sale,  lease,  transfer,
            conveyance  or other  disposition  (other  than by way of  merger or
            consolidation),   in  one   transaction   or  a  series  of  related
            transactions,  of all or  substantially  all  of the  assets  of the

                                       58

            Company to any Person or group of related  Persons  for  purposes of
            Section  13(d)  of  the  Exchange  Act  (a  "GROUP"),  other  than a transaction  in which the  transferee  is  controlled by one or more
            Permitted Holders;

                        (2) the  Company  consolidates  with,  or merges with or
            into, any Person, or any Person consolidates with, or merges with or into,  the  Company,  other  than (A) a  transaction  in  which  the surviving or transferee Person is a Person that is controlled by the
            Permitted Holders or (B) any such transaction where the Voting Stock of the Company outstanding  immediately prior to such transaction is
            converted   into  or   exchanged   for  Voting   Stock  (other  than
            Disqualified  Capital  Stock) of the surviving or transferee  Person constituting  a majority  of the  outstanding  shares of such Voting
            Stock of such  surviving or  transferee  Person  (immediately  after giving effect to such issuance;

                        (3) the approval by the holders of Capital  Stock of the
            Company of any plan or proposal for the  liquidation,  winding up or dissolution of the Company;

                        (4) any  Person or Group is or  becomes  the  Beneficial
            Owner, directly or indirectly,  in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company;

                        (5) any  transaction  or event  (whether  by means of an
            exchange offer, liquidation,  tender offer,  consolidation,  merger,
            binding    share    exchange,     combination,     reclassification,
            recapitalization  or  otherwise)  in  connection  with  which all or substantially all of the Common Shares are exchanged for,  converted into,  acquired  for or  constitute  solely  the  right to  receive, consideration  which is not all or  substantially  all common  stock that is either (a) listed on, or immediately  after the  transaction or event  will be listed  on, a United  States  national  securities exchange,  or (b) approved,  or immediately after the transaction or event will be approved,  for quotation on the Nasdaq National Market or any similar  United States system of automated  dissemination  of quotations of securities prices; or

                        (6)  individuals  who on the Issue Date  constituted the
            Board of Directors  (together with any new directors  whose election by such Board of Directors or whose  nomination  for election by the stockholders  of the  Company was  approved  pursuant to a vote of a majority  of the  directors  then  still in office  who were  either directors  on the Issue Date or whose  election  or  nomination  for election  was  previously  so  approved)  cease  for any  reason  to constitute a majority of the Board of Directors then in office.

            "COLLATERAL"  shall mean  collateral  as such term is defined in the
Security  Agreement,  all  property  from  time  to  time  mortgaged  under  the
Mortgages,  all Capital Stock pledged pursuant to the Pledge Agreement,  and any other  property,  whether  now owned or  hereafter  acquired,  upon which a Lien securing  the  Obligations  is granted  or  purported  to be  granted  under any
Collateral Agreement.

            "COLLATERAL  AGENT"  means any  collateral  agent  appointed  by the
Trustee.

            "COLLATERAL AGREEMENTS" means, collectively, the Security Agreement, the Pledge  Agreement,  any Intercreditor  Agreement and each Mortgage,  in each case,  as the same  may be in force  from  time to time in  accordance  with its terms.

            "CONSOLIDATED  EBITDA"  means,  with respect to any Person,  for any period, the sum (without duplication) of:

                        (1)  Consolidated Net Income; and

                        (2) to the  extent  Consolidated  Net  Income  has  been
            reduced thereby:

                                  (a) all  income  taxes of such  Person and its
                        Subsidiaries paid or accrued in accordance with GAAP for
                        such period;

                                       59

                                  (b)   Consolidated   Interest   Expense,   and
                        interest   attributable   to   write-offs   of  deferred
                        financing costs; and

                                  (c)  Consolidated  Non-cash  Charges  less any
                        non-cash items  increasing  Consolidated  Net Income for
                        such period.

all as determined on a consolidated  basis for such Person and its  Subsidiaries in accordance with GAAP;  PROVIDED,  HOWEVER,  that in determining  Consolidated
EBITDA  of the  Company  for (A) the  Four  Quarter  Period  ending  on or about
September  30, 2004,  Consolidated  EBITDA of the Company  shall be deemed to be equal to the  product of (x)  Consolidated  EBITDA of the Company for the period from July 1, 2004 to the last day of such  period,  times (y) four (4),  (B) the
Four Quarter Period ending on or about December 31, 2004, Consolidated EBITDA of the  Company  shall be deemed  to be equal to the  product  of (x)  Consolidated
EBITDA of the  Company  for the period from July 1, 2004 to the last day of such period,  times (y) two (2), (C) the Four Quarter Period ending on or about March
31, 2005,  Consolidated EBITDA of the Company shall be deemed to be equal to the product of (x)  Consolidated  EBITDA of the  Company for the period from July 1,
2004 to the last day of such period, times (y) a fraction,  (1) the numerator of which is equal  to four (4) and (2) the  denominator  of which is equal to three
(3).

            "CONSOLIDATED  FIXED CHARGE COVERAGE  RATIO" means,  with respect to any Person,  the ratio of  Consolidated  EBITDA of such  Person  during the four consecutive  full fiscal  quarters  (the "FOUR  QUARTER  PERIOD")  most recently ending on or prior to the date of the  transaction  or event  giving rise to the need to  calculate  the  Consolidated  Fixed  Charge  Coverage  Ratio  for which financial  statements are available  (the  "TRANSACTION  DATE") to  Consolidated
Fixed Charges of such Person for the Four Quarter Period.

            In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be  calculated  after giving  effect on a pro forma basis for the period of such calculation to:

                        (1) the incurrence or repayment of any  Indebtedness  of
            such Person or any of its  Subsidiaries  (and the application of the proceeds  thereof) giving rise to the need to make such  calculation and any  incurrence  or  repayment  of other  Indebtedness  (and the application of the proceeds  thereof),  other than the incurrence or repayment of  Indebtedness  in the  ordinary  course of business for working capital  purposes  pursuant to working  capital  facilities, occurring  during the Four Quarter Period or at any time  subsequent to the last day of the Four  Quarter  Period  and on or prior to the
            Transaction  Date, as if such  incurrence or repayment,  as the case may be (and the  application of the proceeds  thereof),  occurred on the first day of the Four Quarter Period); and

                        (2)  any  Asset  Sale  or  other  disposition  or  Asset
            Acquisition  (including,  without limitation,  any Asset Acquisition giving rise to the need to make such calculation as a result of such
            Person or one of its Subsidiaries  (including any Person who becomes a Subsidiary as a result of any such Asset  Acquisition)  incurring, assuming or otherwise being liable for Acquired  Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such  Asset  Sale  or  other  disposition  or  Asset  Acquisition
            (including  the  incurrence,  assumption  or liability  for any such
            Indebtedness  or  Acquired   Indebtedness  and  also  including  any
            Consolidated EBITDA associated with such Asset Acquisition) occurred on the  first  day of the  Four  Quarter  Period  provided  that the
            Consolidated EBITDA of any Person acquired shall be included only to the extent  includible  pursuant to the definition of  "Consolidated
            Net Income." If such Person or any of its  Subsidiaries  directly or indirectly guarantees  Indebtedness of a third Person, the preceding sentence  shall give  effect to the  incurrence  of such  guaranteed
            Indebtedness  as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

            Furthermore,   in  calculating   "Consolidated  Fixed  Charges"  for
purposes  of  determining  the  denominator  (but  not  the  numerator)  of this
"Consolidated Fixed Charge Coverage Ratio":

                        (1) interest on outstanding Indebtedness determined on a
            fluctuating basis as of the Transaction Date (including Indebtedness actually  incurred on the Transaction  Date) and which will continue

                                       60

            to be so determined  thereafter shall be deemed to have accrued at a fixed  rate  per  annum  equal  to the  rate  of  interest  on  such
            Indebtedness in effect on the Transaction Date; and

                        (2)  notwithstanding   clause  (1)  above,  interest  on
            Indebtedness  determined on a fluctuating  basis, to the extent such
            interest  is  covered  by  agreements   relating  to  Interest  Swap
            Obligations,  shall be  deemed  to  accrue  at the  rate  per  annum resulting after giving effect to the operation of such agreements.

            "CONSOLIDATED  FIXED CHARGES" means,  with respect to any Person for any period, the sum, without duplication, of:

                        (1)    Consolidated    Interest    Expense    (excluding
            amortization or write-off of deferred financing costs); PLUS

                        (2)  the  product  of (x)  the  amount  of all  dividend
            payments on any series of Preferred Stock of such Person (other than
            dividends  paid  in  Qualified  Capital  Stock)  paid,   accrued  or
            scheduled  to be paid or  accrued  during  such  period  TIMES (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective  consolidated federal, state and local tax rate of such Person, expressed as a decimal.

            "CONSOLIDATED  INTEREST  EXPENSE" means,  with respect to any Person for any period,  the  aggregate of the  interest  expense of such Person and its
Subsidiaries  for  such  period,  on a  consolidated  basis,  as  determined  in accordance with GAAP, and including,  without duplication,  (a) all amortization or  accretion  of  original  issue  discount;  (b)  the  interest  component  of
Capitalized  Lease  Obligations  paid,  accrued  and/or  scheduled to be paid or accrued by such Person and its Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees).

            "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period,  the aggregate net income (or loss) of such Person and its  Subsidiaries for such period on a  consolidated  basis,  determined in accordance  with GAAP;
provided, however, that there shall be excluded therefrom:

                        (1)  after-tax  gains and  losses  from  Asset  Sales or
            abandonments  or reserves  relating  thereto;  (2)  after-tax  items classified as extraordinary gains or losses;

                        (3) the net income (but not loss) of any  Subsidiary  of
            the referent  Person to the extent that the declaration of dividends or  similar  distributions  by that  Subsidiary  of that  income  is restricted by a contract, operation of law or otherwise;

                        (4)  the  net  income  of any  Person,  other  than  the
            referent  Person or a Subsidiary of the referent  Person,  except to the extent of cash dividends or  distributions  paid to the referent
            Person or to a  Wholly-Owned  Subsidiary  of the referent  Person by such Person;

                        (5)  any   restoration   to  income   of  any   material
            contingency  reserve,  except to the extent that  provision for such reserve was made out of Consolidated  Net Income accrued at any time following the Issue Date;

                        (6)  income  or  loss   attributable   to   discontinued
            operations  (including,  without limitation,  operations disposed of during such period whether or not such operations were classified as discontinued);

                        (7) all gains and losses  realized  on or because of the
            purchase  or  other  acquisition  by  such  Person  or  any  of  its
            Subsidiaries  of  any  securities  of  such  Person  or  any  of its
            Subsidiaries;

                        (8) the  cumulative  effect  of a change  in  accounting
            principles;

                                       61

                        (9)  interest  expense   attributable  to  dividends  on
            Qualified   Capital   Stock   pursuant  to  Statement  of  Financial
            Accounting  Standards  No. 150,  "Accounting  for Certain  Financial
            Instruments with Characteristics of both Liabilities and Equity;"

                        (10) non-cash  charges  resulting from the impairment of
            intangible assets; and

                        (11) in the case of a successor to the  referent  Person
            by  consolidation  or  merger  or as a  transferee  of the  referent
            Person's assets, any earnings of the successor  corporation prior to such consolidation, merger or transfer of assets.

            "CONSOLIDATED  NET  WORTH"  of any  Person  means  the  consolidated stockholders'  equity  of the  Person,  determined  on a  consolidated  basis in accordance  with  GAAP,  less  (without  duplication)  amounts  attributable  to
Disqualified Capital Stock of such Person.

            "CONSOLIDATED  NON-CASH  CHARGES" means, with respect to any Person, for any period,  the aggregate  depreciation,  amortization  and other  non-cash items and expenses of such Person and its Subsidiaries to the extent they reduce
Consolidated  Net Income of such Person and its  Subsidiaries  for such  period, determined on a consolidated  basis in accordance  with GAAP (excluding any such charges  constituting  an  extraordinary  item or loss or any such charge  which requires an accrual of or a reserve for cash charges for any future period).

            "CREDIT  AGREEMENT"  means any  agreement  entered into from time to time with banks or other  institutional  lenders  providing for revolving credit loans, term loans,  receivables financing or letters of credit, or notes, bonds, debentures  or other  securities,  together with the related  documents  thereto
(including,   without   limitation,   any  guarantee   agreements  and  security
documents),  in each case as such  agreements  may be amended,  supplemented  or otherwise  modified from time to time,  including  any  agreement  extending the maturity  of,  refinancing,  replacing  or  otherwise  restructuring  (including increasing  the amount of available  borrowings  thereunder  (provided that such increase  in  borrowings  is  permitted  under  clause (2) or clause (14) of the definition of the term "Permitted  Indebtedness") or adding  Subsidiaries of the
Company as additional borrowers or guarantors  thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement  agreement and whether by the same or any other agent, lender or group of lenders.

            "CURRENCY  AGREEMENT" means any foreign exchange contract,  currency swap agreement or other similar agreement or arrangement designed to protect the
Company or any  Subsidiary  of the  Company  against  fluctuations  in  currency values.

            "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the  giving  of  notice or both  would be, an Event of
Default.

            "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which,  by  its  terms  (or by  the  terms  of any  security  into  which  it is convertible  or for  which  it is  exchangeable  at  the  option  of the  holder thereof),  or upon the  happening  of any event  (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable,  pursuant to a sinking fund  obligation or otherwise,  or is redeemable at the sole option of the holder thereof  (except in each case,  upon the occurrence of a Change of
Control) on or prior to the first  anniversary of the final maturity date of the
Notes for cash or is convertible into or exchangeable for debt securities of the
Company or its Subsidiaries at any time prior to such anniversary.

            "EXCHANGE  ACT"  means  the  Securities  Exchange  Act of  1934,  as amended, or any successor statute or statutes thereto.

            "EXCLUDED  ASSETS" shall have the meaning  specified in the Security
Agreement.

            "FAIR MARKET  VALUE"  means,  with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the  transaction.  Fair Market
Value shall be  determined  by the Board of Directors  of the Company  acting in good  faith  and  shall  be  evidenced  by a Board  Resolution  of the  Board of

                                       62

Directors of the Company delivered to the Trustee;  PROVIDED,  HOWEVER, that for purposes of the covenant under the caption "--Limitation on Asset Sales", if the
Fair Market Value of the property or assets in question is so  determined  to be in  excess  of  $1.0  million,  such  determination  must  be  confirmed  by  an independent  investment  banking  firm,  accounting  firm or  appraisal  firm of national standing.

            "GAAP" means accounting  principles generally accepted in the United
States set forth in the opinions and pronouncements of the Accounting Principles
Board of the American  Institute of Certified Public  Accountants and statements and pronouncements of the Financial  Accounting Standards Board or in such other statements by such other entity as may be approved by a  significant  segment of the accounting  profession of the United  States,  which are in effect as of the
Issue Date.

            "GAMING  AUTHORITY"  means any  agency,  authority,  board,  bureau, commission,  department,  office or  instrumentality of any nature whatsoever of the  United  States  Federal  government,  any  foreign  government,  any state, province or city or other  political  subdivision  or otherwise,  whether now or hereafter in existence, or any officer or official thereof,  including,  without limitation,  the National Indian Gaming Commission, the Bureau of Indian Affairs
and the Division of the Lottery of the State of New York,  or any other  agency, in each case,  with  authority  to regulate  any gaming  operation  (or proposed
gaming   operation)   owned,   managed  or  operated  by  the  Company  and  its
Subsidiaries.

            "GUARANTOR" means (1) each of the Company's Subsidiaries existing on the  Issue  Date  (other  than any  Immaterial  Subsidiary)  and (2) each of the
Company's  Subsidiaries that in the future executes a supplemental  indenture in which  such  Subsidiary  agrees to be bound by the terms of the  Indenture  as a
Guarantor;  provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective  Guarantee is released in accordance with the terms of the Indenture.

            "HOLDER"  means the Person in whose name a Note is registered on the registrar's books.

            "IMMATERIAL  SUBSIDIARY"  means at any time,  any  Subsidiary of the
Company having total assets (as determined in accordance with GAAP) of less than
$50,000; provided, however, that the total assets of all Immaterial Subsidiaries shall not exceed $500,000.  In the event that the total assets of all Immaterial
Subsidiaries exceed $500,000, the Company will designate Subsidiaries that would otherwise be Immaterial  Subsidiaries to be excluded as Immaterial  Subsidiaries until  such  $500,000  threshold  is  met.  Notwithstanding  the  foregoing,  no
Subsidiary that guarantees any Obligations  under the Credit  Agreement shall be deemed an Immaterial Subsidiary.

            "INDEBTEDNESS"   means   with   respect  to  any   Person,   without
duplication:

                        (1) all Obligations of such Person for borrowed money;

                        (2) all  Obligations of such Person  evidenced by bonds,
            debentures, notes or other similar instruments;

                        (3) all Capitalized Lease Obligations of such Person;

                        (4) all  Obligations of such Person issued or assumed as
            the  deferred  purchase  price of  property,  all  conditional  sale obligations and all Obligations under any title retention  agreement
            (but excluding trade accounts payable and other accrued  liabilities arising in the ordinary  course of business  that are not overdue by ninety  (90) days or more or are being  contested  in good  faith by appropriate proceedings promptly instituted and diligently conducted and any deferred  purchase price represented by earn outs consistent with the Company's past practice);

                        (5) all Obligations for the reimbursement of any obligor
            on any  letter of credit,  banker's  acceptance  or  similar  credit transaction, whether or not then due;

                        (6)  guarantees  and  other  contingent  obligations  in
            respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

                                       63

                        (7) all  Obligations  of any  other  Person  of the type
            referred to in clauses (1) through (6) which are secured by any Lien on any  property  or asset of such  Person,  the  amount of any such
            Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such
            Obligation;

                        (8) all Interest Swap  Obligations  and all  Obligations
            under Currency Agreements of such Person; and

                        (9) all Disqualified Capital Stock issued by such Person
            with the amount of  Indebtedness  represented  by such  Disqualified
            Capital  Stock  being  equal  to the  greater  of its  voluntary  or involuntary  liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

            Notwithstanding  the foregoing,  Indebtedness  shall not include any
Qualified  Capital Stock.  For purposes  hereof,  the "MAXIMUM FIXED  REPURCHASE
PRICE" of any Disqualified  Capital Stock which does not have a fixed repurchase price shall be  calculated  in  accordance  with the terms of such  Disqualified
Capital Stock as if such  Disqualified  Capital Stock were purchased on any date on which  Indebtedness  shall  be  required  to be  determined  pursuant  to the
Indenture,  and if such price is based  upon,  or  measured  by, the Fair Market
Value of such  Disqualified  Capital  Stock,  such Fair  Market  Value  shall be determined  reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

            "INTERCREDITOR  AGREEMENT" means any  Intercreditor  Agreement among the administrative agent and/or lenders under any Credit Agreement, the Trustee, the  Collateral  Agent,  the  Company  and the  Guarantors,  as the  same may be amended, supplements or modified from time to time.

            "INTEREST  SWAP  OBLIGATIONS"  means the  obligations  of any Person pursuant  to any  arrangement  with  any  other  Person,  whereby,  directly  or indirectly,  such  Person is  entitled  to  receive  from time to time  periodic payments calculated by applying either a floating or a fixed rate of interest on a stated  notional  amount in exchange for periodic  payments made by such other
Person calculated by applying a fixed or a floating rate of interest on the same notional  amount and shall  include,  without  limitation,  interest rate swaps, caps, floors, collars and similar agreements.

            "ISSUE DATE" means the date of original issuance of the Notes.

            "LIEN" means any lien,  mortgage,  deed of trust,  pledge,  security interest,  charge or encumbrance of any kind (including any conditional  sale or other  title  retention  agreement,  any  lease in the  nature  thereof  and any agreement to give any security interest).

            "MORTGAGES"  means the  mortgages,  deeds of trust,  deeds to secure debt  or  other  similar  documents  delivered  by  the  Company  or  any of the
Guarantors  pursuant to the terms of the Indenture which create, in favor of the
Trustee or Collateral Agent, Liens on any fee interest in real property owned by the Company or any of the Guarantors, as the case may be, as collateral security for the payment  obligations of the Company under the Indenture and the Notes or of such Guarantor under its Guarantee, as the case may be.

            "NET CASH  PROCEEDS"  means,  with respect to any  Applicable  Asset
Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred  payment  obligations  when  received in the form of cash or
Cash  Equivalents   (other  than  the  portion  of  any  such  deferred  payment constituting  interest)  received by the Company or any of its Subsidiaries from such Applicable Asset Sale net of:

                         (1) reasonable out-of-pocket expenses and fees relating
            to such Applicable Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

                         (2) all  taxes and other  costs and  expenses  actually
            paid or  estimated  by the  Company (in good faith) to be payable in cash in connection with such Applicable Asset Sale;

                                       64

                         (3)  repayment of  Indebtedness  that is secured by the
            property  or assets that are the  subject of such  Applicable  Asset
            Sale and is required to be repaid in connection with such Applicable
            Asset Sale; and

                         (4)  appropriate  amounts to be provided by the Company
            or any Subsidiary,  as the case may be, as a reserve,  in accordance with GAAP,  against any liabilities  associated with such Applicable
            Asset Sale and  retained  by the Company or any  Subsidiary,  as the case may be, after such Applicable  Asset Sale,  including,  without limitation,  pension and other post-employment  benefit liabilities, liabilities  related to environmental  matters and liabilities under any  indemnification  obligations  associated  with such  Applicable
            Asset Sale;

PROVIDED,  HOWEVER, that if, after the payment of all taxes with respect to such
Applicable Asset Sale, the amount of estimated taxes, if any, pursuant to clause
(2) above  exceeded  the tax  amount  actually  paid in cash in  respect of such
Applicable  Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

            "OBLIGATIONS"   means  all  obligations   for  principal,   premium,
interest, Liquidated Damages, penalties, fees, indemnifications, reimbursements, damages and other  liabilities  payable  under the  documentation  governing any
Indebtedness.

            "OFFERING" means the initial offering of the Notes.

            "OFFICER"  means the Chief  Executive  Officer,  the President,  the
Chief Financial Officer or any Vice President of the Company.

            "OFFICERS'  CERTIFICATE"  means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

            "OPINION OF COUNSEL" means a written opinion of counsel who shall be reasonably acceptable to the Trustee.

            "PERMITTED  HOLDERS"  means  Robert A. Berman,  Scott A.  Kaniewski,
Thomas W. Aro,  Morad Tahbaz,  Joseph E.  Bernstein  and Ralph J.  Bernstein and
their respective Affiliates.

            "PERMITTED  INDEBTEDNESS" means,  without  duplication,  each of the following:

                        (1) Indebtedness  under the Notes issued in the Offering
            in an  aggregate  outstanding  principal  amount not to exceed $65.0 million and the related Guarantees;

                        (2)  Indebtedness   incurred   pursuant  to  the  Credit
            Agreement in an aggregate  principal  amount at any time outstanding not to exceed $10.0 million;

                        (3)  other   Indebtedness   of  the   Company   and  its
            Subsidiaries outstanding on the Issue Date;

                        (4)  Interest  Swap  Obligations  of the  Company or any
            Subsidiary of the Company  covering  Indebtedness  of the Company or any of its Subsidiaries;  provided, however, that such Interest Swap
            Obligations  are  entered  into for the purpose of fixing or hedging
            interest   rates  with  respect  to  any  fixed  or  variable   rate
            Indebtedness that is permitted by the Indenture to be outstanding to the  extent  that the  notional  amount  of any such  Interest  Swap
            Obligation  does not exceed the principal  amount of Indebtedness to which such Interest Swap Obligation relates;

                        (5)  Indebtedness  under Currency  Agreements;  provided
            that  in  the  case  of   Currency   Agreements   which   relate  to
            Indebtedness,   such   Currency   Agreements  do  not  increase  the
            Indebtedness of the Company and its Subsidiaries  outstanding  other than as a result of fluctuations in foreign currency  exchange rates
            or  by  reason  of  fees,   indemnities  and  compensation   payable
            thereunder;

                                       65

                        (6)  intercompany  Indebtedness  of  the  Company  or  a
            Guarantor for so long as such Indebtedness is held by the Company or a Guarantor;  provided  that if as of any date any Person other than the Company or a Guarantor  owns or holds any such  Indebtedness  or holds a Lien in  respect  of such  Indebtedness,  such date shall be deemed the incurrence of  Indebtedness  not  constituting  Permitted
            Indebtedness   under   this   clause  (6)  by  the  issuer  of  such
            Indebtedness;

                        (7) Indebtedness  arising from the honoring by a bank or
            other financial  institution of a check, draft or similar instrument inadvertently  (except  in the case of  daylight  overdrafts)  drawn against  insufficient  funds in the  ordinary  course  of  business;
            provided,  however,  that such  Indebtedness is extinguished  within three business days of incurrence;

                        (8)   Indebtedness   of  the   Company  or  any  of  its
            Subsidiaries represented by letters of credit for the account of the
            Company or such Subsidiary,  as the case may be, in order to provide security for workers'  compensation  claims,  payment obligations in connection  with  self-insurance  or  similar  requirements  in  the ordinary course of business;

                        (9)  obligations  in  respect  of  performance,  bid and
            surety bonds and completion guarantees provided by the Company or of its Subsidiaries in the ordinary course of business;

                        (10) Refinancing Indebtedness;

                        (11)  Indebtedness  represented  by  guarantees  by  the
            Company or a Subsidiary of the Company of  Indebtedness  incurred by the Company or a Subsidiary of the Company so long as the incurrence of such  Indebtedness  by the  Company  or any  such  Subsidiary  is otherwise permitted by the terms of the Indenture;

                        (12) Indebtedness arising from agreements of the Company
            or a  Subsidiary  of  the  Company  providing  for  indemnification, adjustment of purchase price or similar  obligations,  in each case, incurred in connection with the disposition of any business,  assets or Subsidiary of the Company,  other than guarantees of Indebtedness incurred  by  any  Person  acquiring  all  or any  portion  of  such business,  assets or  Subsidiary  for the purpose of financing  such acquisition;  provided  that  the  maximum  aggregate  liability  in respect of all such  Indebtedness  shall at no time exceed the gross proceeds  actually received by the Company and the Subsidiary of the
            Company in connection with such disposition;

                        (13)   Indebtedness   of  the  Company  or  any  of  its
            Subsidiaries  to the extent the net  proceeds  thereof are  promptly used to  redeem  the  Notes  in  full or  deposited  to  defease  or discharge the Notes, in each case, in accordance with the Indenture;

                        (14)  additional  unsecured  Indebtedness of the Company
            and its Subsidiaries in an aggregate  principal amount not to exceed
            $2.5 million at any time outstanding; and

                        (15) from and after the occurrence of the Trigger Event,
            additional  Indebtedness,  whether  secured  or  unsecured,  of  the
            Company and its Subsidiaries in an aggregate principal amount not to exceed $150.0 million at any time outstanding.

            For purposes of determining  compliance with the covenant  described
above  under  "--Certain   Covenants--Limitation  on  Incurrence  of  Additional
Indebtedness," (a) the outstanding  principal amount of any item of Indebtedness shall be  counted  only once and (b) in the event  that an item of  Indebtedness meets the criteria of more than one of the categories of Permitted  Indebtedness described  in clauses  (1)  through  (15) above or is  entitled  to be  incurred pursuant to the  Consolidated  Fixed Charge  Coverage  Ratio  provisions of such covenant,  the  Company  shall,  in its  sole  discretion,  classify  (or  later reclassify)  such item of  Indebtedness  in any manner that  complies  with this covenant.  Accrual of interest,  accretion  or  amortization  of original  issue discount,  the payment of interest on any Indebtedness in the form of additional
Indebtedness  with the same terms,  and the payment of dividends on Disqualified
Capital Stock in the form of additional shares of the same class of Disqualified
Capital  Stock  will not be deemed to be an  incurrence  of  Indebtedness  or an issuance of  Disqualified  Capital Stock for purposes of the covenant  described
above  under  "--Certain   Covenants--Limitation  on  Incurrence  of  Additional
Indebtedness."

                                       66

            "PERMITTED LIENS" means the following types of Liens:

                        (1) Liens for taxes, assessments or governmental charges
            or claims  either (a) not  delinquent or (b) contested in good faith by  appropriate  proceedings  and as to  which  the  Company  or its
            Subsidiaries  shall have set aside on its books such reserves as may be required pursuant to GAAP;

                        (2) statutory  Liens of landlords and Liens of carriers,
            warehousemen, mechanics, suppliers, materialmen, repairmen and other
            Liens  imposed  by law or  pursuant  to  customary  reservations  or retentions of title incurred in the ordinary  course of business for sums not yet  delinquent or being  contested in good faith,  if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                        (3) Liens  incurred  or  deposits  made in the  ordinary
            course  of  business  in  connection  with  workers'   compensation,
            unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection  therewith,  or to secure the performance of tenders, statutory obligations,  surety and appeal bonds, bids, leases,  government  contracts,  performance and return-of-money  bonds and other similar obligations  (exclusive of obligations for the payment of borrowed money);

                        (4) any  judgment  Lien not  giving  rise to an Event of
            Default;

                        (5) easements,  rights-of-way,  zoning  restrictions and
            other similar  charges or  encumbrances  in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                        (6) Liens  upon  specific  items of  inventory  or other
            goods and proceeds of any Person securing such Person's  obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate  the  purchase,  shipment or storage of such inventory or other goods;

                        (7)  Liens  securing   reimbursement   obligations  with
            respect to commercial letters of credit which encumber documents and other  property  relating to such letters of credit and products and proceeds thereof;

                        (8)   Liens   encumbering   deposits   made  to   secure
            obligations  arising from  statutory,  regulatory,  contractual,  or warranty  requirements  of the  Company or any of its  Subsidiaries, including rights of offset and set-off;

                        (9)  Liens  securing  Interest  Swap  Obligations  which
            Interest Swap Obligations  relate to Indebtedness  that is otherwise permitted under the Indenture;

                        (10)  Liens   securing   Indebtedness   under   Currency
            Agreements that are permitted under the Indenture;

                        (11) Liens securing  Acquired  Indebtedness  incurred in
            accordance   with   the   covenant    described   under   "--Certain
            Covenants--Limitation  on  Incurrence  of  Additional  Indebtedness"
            above; provided that:

                                    (a)  such  Liens   secured   such   Acquired
                        Indebtedness  at the time of and prior to the incurrence
                        of  such  Acquired  Indebtedness  by  the  Company  or a
                        Subsidiary  of the  Company  and  were  not  granted  in
                        connection  with, or in anticipation  of, the incurrence
                        of  such  Acquired  Indebtedness  by  the  Company  or a
                        Subsidiary of the Company; and

                                    (b) such Liens do not extend to or cover any
                        property  or  assets  of  the  Company  or of any of its
                        Subsidiaries  other  than the  property  or assets  that
                        secured the Acquired Indebtedness prior to the time such
                        Indebtedness became Acquired Indebtedness of the Company
                        or a Subsidiary of the Company and are no more favorable
                        to the  lienholders  than those  securing  the  Acquired
                        Indebtedness  prior to the  incurrence  of such Acquired
                        Indebtedness  by  the  Company  or a  Subsidiary  of the
                        Company;

                                       67

                        (12) Liens  existing  as of the Issue Date and  securing
            Indebtedness  permitted  to be  outstanding  under clause (3) of the definition of the term "Permitted Indebtedness" to the extent and in the manner such Liens are in effect on the Issue Date;

                        (13)  Liens  securing  the Notes and all other  monetary
            obligations under the Indenture and the Guarantees;

                        (14)  Liens  securing   Indebtedness  under  the  Credit
            Agreement to the extent such  Indebtedness is permitted under clause
            (2) of the definition of the term "Permitted Indebtedness;" and

                        (15) Liens securing  Refinancing  Indebtedness  which is
            incurred to Refinance any  Indebtedness  which has been secured by a
            Lien  permitted  under  the  covenant   described  under  "--Certain
            Covenants--Limitation on Liens" above and which has been incurred in
            accordance   with   the   covenant    described   under   "--Certain
            Covenants--Limitation  on  Incurrence  of  Additional  Indebtedness"
            above; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more  favorable to the  lienholders  with respect to such Liens than the Liens in respect of the  Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its  Subsidiaries  not  securing the
            Indebtedness so Refinanced.

            "PERSON"  means an  individual,  partnership,  corporation,  limited liability company,  unincorporated  organization,  trust or joint venture,  or a governmental agency or political subdivision thereof.

            "PLEDGE AGREEMENT" means the Pledge Agreement, to be dated as of the
Issue Date,  made by the Company and the  Guarantors  in favor of the Trustee or
Collateral  Agent,  as amended or  supplemented  from time to time in accordance with its terms.

            "PREFERRED  STOCK" of any  Person  means any  Capital  Stock of such
Person that has  preferential  rights to any other  Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "QUALIFIED  CAPITAL  STOCK"  means  any  Capital  Stock  that is not
Disqualified Capital Stock.

            "RACING  AUTHORITY"  means any  agency,  authority,  board,  bureau, commission,  department,  office or  instrumentality of any nature whatsoever of the  United  States  Federal  government,  any  foreign  government,  any state, province or city or other  political  subdivision  or otherwise,  whether now or hereafter in existence, or any officer or official thereof,  including,  without limitation,  the New York State Racing and Wagering  Board, or any other agency, in each case,  with  authority  to regulate  any racing  operation  (or proposed
racing   operation)   owned,   managed  or  operated  by  the  Company  and  its
Subsidiaries.

            "REFINANCE"  means, in respect of any security or  Indebtedness,  to refinance,  extend, renew, refund, repay, prepay,  redeem, defease or retire, or to issue a security  or  Indebtedness  in  exchange  or  replacement  for,  such security or Indebtedness  in whole or in part.  "Refinanced"  and  "Refinancing"
shall have correlative meanings.

            "REFINANCING  INDEBTEDNESS"  means any Refinancing by the Company or any Subsidiary of the Company of  Indebtedness  incurred in accordance  with the covenant described under "--Limitation on Incurrence of Additional Indebtedness"
(other than pursuant to Permitted  Indebtedness)  or clauses (1), (3) or (10) of the definition of Permitted Indebtedness, in each case that does not:

                        (1) have an  aggregate  principal  amount  (or,  if such
            Indebtedness  is issued with original issue  discount,  an aggregate offering price) greater than the sum of (x) the aggregate  principal
            amount  of  the   Indebtedness   being   Refinanced   (or,  if  such
            Indebtedness   being   Refinanced  is  issued  with  original  issue
            discount,  the  aggregate  accreted  value)  as of the  date of such proposed Refinancing plus (y) the amount of fees, expenses, premium,

                                       68

            defeasance  costs and  accrued but unpaid  interest  relating to the
            Refinancing of such Indebtedness being Refinanced;

                        (2) create  Indebtedness  with:  (a) a Weighted  Average
            Life to  Maturity  that is less than the  Weighted  Average  Life to
            Maturity  of the  Indebtedness  being  Refinanced;  or  (b) a  final maturity earlier than the final maturity of the  Indebtedness  being
            Refinanced; or

                        (3) affect the  security,  if any, for such  Refinancing
            Indebtedness  (except to the extent that less security is granted to holders of such Refinancing Indebtedness).

            If such  Indebtedness  being  Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing  Indebtedness shall be subordinate by its terms to the Notes at least to the same  extent and in the same manner as the Indebtedness being Refinanced.

            "REGISTRATION   RIGHTS  AGREEMENT"  means  the  Registration  Rights
Agreement,  dated as of the Issue Date,  between  the  Company  and  Jefferies &
Company, Inc., as the initial purchaser,  as the same may be amended or modified from time to time in accordance with the terms thereof.

            "REQUIRED   CONSENTS"  means  all  consents,   approvals,   filings,
registrations  and notices  required  to be  obtained  or made under  applicable racing and gaming laws.

            "SECURITIES  ACT" means the Securities Act of 1933, as amended,  and the rules and regulations of the SEC promulgated thereunder.

            "SECURITY AGREEMENT" means the Security Agreement, to be dated as of the Issue Date,  made by the Company and the Guarantors in favor of the Trustee, as amended or supplemented from time to time in accordance with its terms.

            "SIGNIFICANT  SUBSIDIARY"  with  respect  to any  Person,  means any
Subsidiary  of such  Person  that  satisfies  the  criteria  for a  "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

            "SUBSIDIARY" with respect to any Person, means:

                        (1) any  corporation  of which the  outstanding  Capital
            Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary  circumstances shall at the time be owned, directly or indirectly, by such Person; or

                        (2) any other Person of which at least a majority of the
            voting  interest  under  ordinary  circumstances  is  at  the  time, directly or indirectly, owned by such Person.

            "TRANSFER  OF THE RACEWAY  LAND" means any direct or indirect  sale, issuance, conveyance,  transfer, lease (other than operating leases entered into in the ordinary course of business),  assignment or other transfer, including by way of dividend or  distribution,  by the Company or any of its  Subsidiaries to any Person  other than the Company or a  Guarantor  of all or any portion of the portion  of Initial  Premises  upon  which the  Monticello  Raceway or any video gaming machines are located.

            "TREASURY  RATE"  means,   with  respect  to  any  conversion  date,
redemption  date or date of a  Change  of  Control,  the  lesser  of (i) six and one-half percent (6 1/2%) and (ii) the yield to maturity for a three year United
States Treasury security, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated  "H.15(519)" or any successor  publication which is published weekly  by the  Board of  Governors  of the  Federal  Reserve  System  and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury  Constant  Maturities" (if such release (or any successor  release) is not published  during the week  preceding the  calculation  date or does not contain such yields,  any publicly  available source for similar market data).

                                       69

            "TRIGGER EVENT" means the occurrence of each of:

                        (1)  publication in the Federal  Register of approval by
            the Secretary of the Interior of a Class III gaming  compact for the
            Cayuga Catskill Resort;

                        (2) written  approval of the gaming facility  management
            agreement on behalf of the chairman of the  National  Indian  Gaming
            Commission; and

                        (3) the 12 acres of land in  Monticello,  New York to be
            used for the  development of the Cayuga  Catskill Resort having been transferred  to the United  States in trust for the Cayuga Nation of
            New York (such 12 acres of land, the "TRUST LAND").

            "VOTING STOCK" means, with respect to any Person,  securities of any class or classes of Capital Stock of such Person  entitling the holders  thereof
(whether  at all  times or only so long as no senior  class of stock has  voting power by reason of any  contingency)  to vote in the  election of members of the
Board of Directors (or equivalent governing body) of such Person.

            "WEIGHTED  AVERAGE  LIFE TO  MATURITY"  means,  when  applied to any
Indebtedness  at any date, the number of years obtained by dividing (1) the then outstanding  aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

                                    (a)  the  amount  of  each  then   remaining
                        installment,  sinking  fund,  serial  maturity  or other
                        required  payment  of  principal,  including  payment at
                        final maturity, in respect thereof, by

                                    (b) the number of years  (calculated  to the
                        nearest one-twelfth) which will elapse between such date
                        and the making of such payment.

            "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such
Person of which all the  outstanding  Capital  Stock are owned by such Person or any Wholly Owned Subsidiary of such Person.

                                       70

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

            Our authorized capital stock consists of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 821,496 shares have been designated  Series B Preferred Stock,  $.01 par value per share,  137,889 shares have been designated Series C Preferred Stock,  $.01 par value per share,  4,000 shares have been designated  Series D Preferred Stock, $.01 par value per share, and 1,730,697  shares have been designated  Series E Preferred  Stock,  $.01 par value per share.

            The  following  description  of our capital  stock is based upon our certificate  of  incorporation,  amended  and  restated  bylaws  and  applicable
provisions  of  law.  We  have   summarized   portions  of  our  certificate  of
incorporation  and  amended  and  restated  bylaws  below.  The  summary  is not complete.  You should  read our  certificate  of  incorporation  and amended and restated bylaws for the provisions that are important to you.

COMMON STOCK

            As of September 8, 2004 there were 26,074,942 shares of common stock outstanding which were held of record by approximately 300 shareholders.

      VOTING

            Each  holder of common  stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

      DIVIDENDS

            Subject  to   preferences   that  may  be  applicable  to  any  then
outstanding  preferred  stock,  holders of common  stock are entitled to receive ratably  those  dividends,  if any, as may be declared  from time to time by our board of directors out of legally available funds.

      LIQUIDATION

            In the event of our liquidation,  dissolution or winding up, holders of common  stock will be  entitled  to share  ratably in the net assets  legally available for distribution to stockholders after the payment of all of our debts and other  liabilities and the satisfaction of any liquidation  preferences that may be granted to the holders of any then outstanding shares of preferred stock.

      RIGHTS AND PREFERENCES

            The common stock has no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights,  preferences  and privileges of the holders of common stock are  subject  to,  and may be  adversely  affected  by,  the rights of the holders of shares of any series of preferred  stock,  which we may designate and issue in the future.

            Our common  stock is admitted  for  trading on the Nasdaq  Small Cap
Market under the symbol "NYNY".

            The transfer agent and registrar for our common stock is Continental
Stock Transfer and Trust Company.

PREFERRED STOCK

            Our board of directors has the authority to issue preferred stock in one or more series and to fix the voting powers,  designations,  preferences and rights, and  qualifications,  limitations or restrictions  thereof, of each such series without any further vote or action by the  stockholders.  The issuance of

                                       71

preferred  stock with voting  rights  superior to the common  stock may have the effect of delaying,  deferring  or  preventing a change of control in us without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

      SERIES B PREFERRED STOCK

            We are  authorized  to  issue  up to  821,496  shares  of  Series  B
Preferred Stock, of which 44,258 shares are issued and  outstanding.  Each share of Series B Preferred  Stock is  convertible  into .8 of a share of common stock and  represents the right to .8 of a vote on all matters to be voted upon by the holders of common stock. The holders of Series B Preferred Stock are entitled to receive,  out of assets legally available for payment,  a cash dividend of $2.90 per annum per share of Series B Preferred Stock.  This Series B dividend accrues from the date of  initial  issuance  and is  payable  on the  first  day of each
January,  April,  July and  October.  If any dividend on any share shall for any reason not be paid at the time such  dividend  becomes  due,  such  dividend  in arrears shall be paid as soon as payments are  permissible  under  Delaware law.
However,  any dividend  payment which is not made on or before January 30 of the following  calendar  year shall be payable in the form of shares of common stock in such number of shares as shall be  determined  by dividing (A) the product of
(x) the amount of the unpaid  dividend  and (y) 1.3 by (B) the fair market value of the common stock.  Finally,  in the event of our liquidation,  dissolution or winding up, the holders of our Series B Preferred  Stock are entitled to receive a preferential distribution of $29 per share, plus all unpaid accrued dividends.

      SERIES C PREFERRED STOCK

            We are  authorized  to  issue  up to  137,889  shares  of  Series  C
Preferred Stock, none of which are issued and outstanding.  Each share of Series
C Preferred  Stock is convertible  into 24 shares of common stock and represents the right to 24 votes on all  matters to be voted upon by the  holders of common stock.  The holders of Series C Preferred Stock are entitled to receive,  out of assets  legally  available  for payment,  a cash dividend of $5.76 per annum per share of Series C Preferred Stock.  This Series C dividend accrues from the date of initial issuance and is payable on the first day of each January, April, July and  October.  If any  dividend on any share shall for any reason not be paid at the time such  dividend  becomes due,  such dividend in arrears shall be paid as soon as payments are  permissible  under  Delaware  law.  However,  any dividend payment which is not made on or before January 30 of the following calendar year shall be payable in the form of shares of common  stock in such number of shares as shall be  determined  by  dividing  (A) the  product of (x) the amount of the unpaid dividend and (y) 1.3 by (B) the fair market value of the common stock. In the event of our  liquidation,  dissolution  or winding  up, the  holders of our
Series C Preferred Stock are entitled to receive a preferential  distribution of
$72 per share, plus all unpaid accrued  dividends.  Finally,  we may, within 120 days after the  occurrence  of a "capital  event,"  elect to redeem all or a pro rata  portion of the  outstanding  Series C Preferred  Stock for the  redemption price of $72 per share, plus all unpaid accrued dividends.  A "capital event" is defined as a sale of our assets which results in at least a $5,000,000 excess of the purchase price paid for the assets and our basis in such assets.

      SERIES D PREFERRED STOCK

            We are  authorized to issue up to 4,000 shares of Series D Preferred
Stock,  none of which are issued and  outstanding.  The Series D Preferred Stock has a stated value of $1,000 per share and is  convertible  into an aggregate of
330,000  shares of common  stock at the  lesser  price of $6.00 per share or the average  of the two lowest  closing  prices of the  common  stock  during the 30 consecutive trading days immediately preceding the date of conversion.  Prior to conversion,  the holders of Series D Preferred Stock are not entitled to vote on any matter except as required by Delaware law. The holders of shares of Series D
Preferred Stock are entitled to receive a dividend of $70 per annum per share of
Series D Preferred  Stock,  which shall  increase to $150 per annum per share of
Series  D  Preferred  Stock  upon the  conversion  of the  outstanding  Series D
Preferred  Stock into more than 330,000  shares of common stock.  Dividends with respect  to a share of Series D  Preferred  Stock are  payable in arrears on the earlier  to occur of the  conversion  or  redemption  of such  share of Series D
Preferred  Stock. At our option,  Series D Preferred Stock dividends are payable in cash or, subject to certain limitations, by delivery of that number of shares of common stock that the amount of accrued  dividends  payable would entitle the
Series D Preferred  Stock holder to acquire at a price per share of common stock equal to the lesser of $6.00 and the average of the two lowest closing prices of the common stock during the preceding 30 days. In the event of our  liquidation, dissolution  or winding  up, the  holders  of our Series D  Preferred  Stock are entitled to receive a preferential  distribution  of $1,000 per share,  plus all

                                       72

unpaid accrued dividends.  On or after February 8, 2005, the holders of Series D
Preferred  Stock can demand that their Series D Preferred  Stock be redeemed for that number of shares of common  stock equal to the product of (a) the number of shares of Series D Preferred Stock surrendered and (b) a fraction, the numerator of which is the common stock's current market price and the denominator of which is the lesser of $6.00 and the average of the two lowest  closing  prices of the common  stock during the  preceding  30 days.  The holders of Series D Preferred
Stock can also demand that their shares be redeemed if we default in effecting a conversion of shares of Series D Preferred Stock and such default  continues for
10 days,  or if we default in the payment of the stated value ($1,000 per share)
or of  dividends  when  due and  such  default  continues  for 10  days.  Upon a redemption following such a default described in the prior sentence, we must pay the holders of Series D Preferred Stock demanding  redemption,  in cash,  $1,250 per  share of  Series D  Preferred  Stock  plus all  accrued  unpaid  dividends.
Finally,  between the date we announce our  intention to  effectuate a change in our control  until  three days prior to such  change in control,  the holders of
Series D  Preferred  Stock may demand  that their  Series D  Preferred  Stock be redeemed  for 125% of the number of shares of common stock to which their Series
D Preferred Stock would otherwise be convertible.

      SERIES E PREFERRED STOCK

            We are  authorized  to  issue up to  1,730,697  shares  of  Series E
Preferred Stock, all of which are issued and outstanding. These shares of Series
E Preferred Stock are not convertible into shares of common stock. However, each share of common stock represents the right to .25 of a vote on all matters to be voted upon by the  holders of common  stock.  The  holders of Series E Preferred
Stock are entitled to receive,  out of assets legally  available for payment,  a cash  dividend  of $.80 per annum per share of Series E  Preferred  Stock.  This
Series E Preferred Stock dividend  accrues from the date of initial issuance and is payable on the first to occur of the  redemption  of such  Series E Preferred
Stock  or our  liquidation,  dissolution  or  winding  up.  In the  event of our liquidation,  dissolution  or winding  up, the holders of our Series E Preferred
Stock are entitled to receive a preferential distribution of $10 per share, plus all unpaid accrued dividends. Finally, we, at our option, may redeem all or part of the Series E Preferred Stock at any time for the redemption  price of $10 per share, plus all accrued unpaid dividends, in cash or by delivery of a promissory note payable over three years.

DELAWARE  ANTI-TAKEOVER  LAW AND PROVISIONS OF OUR CERTIFICATE OF  INCORPORATION
AND BYLAWS

      DELAWARE ANTI-TAKEOVER LAW

            We are subject to Section 203 of the  Delaware  General  Corporation
Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business  combination"  with an "interested  stockholder"  for a period of three  years  after the date of the  transaction  in which the person  became an interested stockholder, unless:

               o   prior to the date of the transaction,  the Board of Directors of the corporation  approved either the business  combination or the transaction which resulted in the stockholder becoming an interested stockholder;

              o    the interested  stockholder  owned at least 85% of the voting
                   stock  of  the  corporation   outstanding  at  the  time  the
                   transaction commenced,  excluding for purposes of determining the number of shares  outstanding (i) shares owned by persons who are  directors and also officers and (ii) shares owned by employee  stock plans in which employee  participants  do not have the right to  determine  confidentially  whether  shares held  subject  to the plan  will be  tendered  in a tender or exchange offer; or

              o    on or subsequent to the date of the transaction, the business combination  is  approved by the board and  authorized  at an annual or special meeting of stockholders, and not by written consent,  by the affirmative  vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

            Section 203 defines a business combination to include:

            o      any merger or consolidation involving the corporation and the interested stockholder;

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            o      any sale, transfer, pledge or other disposition involving the interested  stockholder  of 10% or more of the  assets of the corporation;

            o      subject to exceptions,  any  transaction  that results in the issuance or transfer by the  corporation  of any stock of the corporation to the interested stockholder; or

            o      the receipt by the  interested  stockholder of the benefit of any loans, advances,  guarantees,  pledges or other financial benefits provided by or through the corporation.

In  general,  Section  203 defines an  interested  stockholder  as any entity or person  beneficially  owning 15% or more of the outstanding  voting stock of the corporation  and any  entity or  person  affiliated  with,  or  controlling,  or controlled  by,  the entity or person.  The term  "owner" is broadly  defined to include any person that, individually,  with or through that person's affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any  agreement or  understanding  or upon the exercise of warrants or options or
otherwise  or  has  the  right  to  vote  the  stock  under  any   agreement  or
understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of  acquiring,  holding,  voting or  disposing  of the stock.

            The  restrictions in Section 203 do not apply to  corporations  that have  elected,  in the  manner  provided  in Section  203,  not to be subject to
Section 203 of the Delaware General Corporation Law or, with certain exceptions, which  do not  have a class  of  voting  stock  that  is  listed  on a  national securities  exchange or  authorized  for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and amended and restated bylaws do not opt out of Section 203.

            Section  203 could delay or  prohibit  mergers or other  takeover or change in control attempts with respect to us and,  accordingly,  may discourage attempts to acquire us even though such a transaction may offer our stockholders the  opportunity  to sell their  stock at a price  above the  prevailing  market price.

      CERTIFICATE OF INCORPORATION AND BYLAWS

            Provisions  of our  certificate  of  incorporation  and  amended and restated  bylaws may delay or  discourage  transactions  involving  an actual or potential  change  in  our  control  or  change  in  our  management,  including transactions in which  stockholders  might otherwise receive a premium for their shares,  or  transactions  that our  stockholders  might otherwise deem to be in their best interests.  Therefore,  these  provisions  could adversely affect the price of our common stock.  Among other things, our certificate of incorporation and amended and restated bylaws:

            o     permit our Board of Directors to issue up to 3,225,045  shares
                  of  preferred   stock,   with  any  rights,   preferences  and
                  privileges  as they  may  designate,  including  the  right to approve an acquisition or other change in control;

            o     provide that the authorized number of directors may be changed only by resolution of the board of directors;

            o     provide   that  all   vacancies,   including   newly   created
                  directorships,  may,  except as otherwise  required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

            o     divide our board of directors  into three  classes,  with each class serving staggered three-year terms;

            o     requires  the  approval  by the holders of at least 80% of our outstanding common stock to modify the staggered nature of our board of directors;

                                       74

            o     do  not  provide  for  cumulative   voting  rights  (therefore
                  allowing  the  holders of a  majority  of the shares of common stock  entitled to vote in any  election of directors to elect all of the directors standing for election,  if they should so choose); and

            o     provide  that  special  meetings  of our  stockholders  may be called  only by the  chairman  of the board or by the board of directors.

LIMITATION OF LIABILITY; INDEMNIFICATION

            Our  certificate  of  incorporation   contains  certain   provisions
permitted under the Delaware  General  Corporation Law relating to the liability of our directors. These provisions eliminate a director's personal liability for monetary  damages  resulting from a breach of fiduciary duty,  except in certain circumstances involving wrongful acts, including:

            o     for any breach of the director's  duty of loyalty to us or our stockholders;

            o     for acts or  omissions  not in good  faith  or  which  involve intentional misconduct or a knowing violation of law;

            o     any  unlawful   payments  of   dividends  or  unlawful   stock
                  repurchases, redemptions or other distributions as provided in
                  Section 174 of the Delaware General Corporation Law; or

            o     for  any  transaction  from  which  the  director  derives  an improper personal benefit.

            These  provisions  do not limit or eliminate  our rights or those of
any  stockholder  to  seek  non-monetary   relief,  such  as  an  injunction  or
rescission,  in the  event of a breach of a  director's  fiduciary  duty.  These provisions will not alter a director's  liability under federal securities laws.
Our amended  and  restated  bylaws  also  contain  provisions  indemnifying  our directors and officers to the fullest extent  permitted by the Delaware  General
Corporation  Law. We believe that these  provisions are necessary to attract and retain qualified individuals to serve as directors and officers.

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              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

            The following  discussion  describes  certain  United States federal income tax  consequences of the ownership and disposition of the notes, and with respect to Non-U.S. Holders (as defined below), of common stock. This discussion applies only to:

            o     notes purchased by the initial purchaser at the "issue price,"
                  which will equal the first price at which a substantial amount of the notes is sold to the  public  (excluding  bond  houses, brokers or  similar  persons  or  organizations  acting in the capacity of  underwriters,  placement  agents or wholesalers);
                  and

            o     notes and stock held as capital  assets  (in  general,  assets held for investment).

            This discussion does not describe all of the tax  consequences  that may be  relevant  to a holder  in light of its  particular  circumstances  or to holders subject to special rules, such as:

            o     dealers in securities or securities  traders  electing to mark to market;

            o     tax-exempt organizations;

            o     banks, insurance companies, regulated investment companies and other financial institutions;

            o     persons holding notes as part of a straddle, hedge, integrated or constructive sale or similar transaction;

            o     U.S. Holders (as defined below) whose  functional  currency is not the United States dollar;

            o     certain former citizens or residents of the United States; and

            o     partnerships or other entities  classified as partnerships for
                  United  States  federal  income tax  purposes or  investors in partnerships or other entities  classified as partnerships for
                  United States federal income tax purposes.

            In addition,  this discussion does not address any tax  consequences under state,  local or foreign tax laws,  or under United States estate and gift tax law or any United States alternative minimum tax consequences.  This summary is  based on the  Internal  Revenue  Code of  1986,  as  amended  (the  "CODE"), administrative  pronouncements,  judicial  decisions  and final,  temporary  and proposed Treasury regulations,  changes to any of which,  subsequent to the date of this prospectus, may affect the tax consequences described herein.

            THIS SUMMARY IS FOR GENERAL  INFORMATION ONLY AND IS NOT TAX ADVICE.
ACCORDINGLY,  EACH  INVESTOR  IS URGED TO CONSULT  ITS OWN TAX ADVISOR AS TO THE
PARTICULAR TAX  CONSEQUENCES  TO IT OF  PURCHASING,  OWNING AND DISPOSING OF THE
NOTES OR COMMON  STOCK,  INCLUDING  THE  APPLICABILITY  AND EFFECT OF ANY STATE,
LOCAL OR FOREIGN OR OTHER TAX LAWS,  AND OF ANY PROPOSED  CHANGES IN  APPLICABLE
LAW.

TAX CONSEQUENCES TO U.S. HOLDERS

            As used herein, the term "U.S. Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

            o     a citizen or resident of the United States;

            o     a corporation  (or other entity  taxable as a corporation  for
                  United  States  federal  income  tax  purposes),   created  or
                  organized  in or under  the laws of the  United  States or any political  subdivision  thereof,  any state or the District of
                  Columbia;

                                       76

            o     a trust if (1) a court  within  the  United  States is able to exercise primary  jurisdiction over its administration and one or more U.S.  persons have the authority to control all of the substantial  decisions  of the  trust,  or (2) it has a  valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

            o     an estate,  the  income of which is  subject to United  States federal income taxation regardless of its source.

      PAYMENTS OF INTEREST

            The notes were issued  without  original  issue  discount for United
States  federal tax purposes.  Accordingly,  interest  paid on a note  including certain  make-whole  amounts  (whether  paid in cash or  common  stock)  will be taxable to a U.S.  Holder as ordinary  interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for United
States federal income tax purposes.

      CONVERSION INTO COMMON STOCK

            A U.S. Holder's conversion of a note into common stock will not be a taxable event, except that the receipt of any cash in lieu of a fractional share of common stock will result in capital gain or loss  (measured by the difference between the cash  received in lieu of the stock and the U.S.  Holder's tax basis attributable to the stock, as described below), and the fair market value of the common stock received with respect to accrued and unpaid  interest will be taxed as a payment of interest (as described above).

            A U.S. Holder's  aggregate tax basis in common stock received upon a conversion of a note will be the same as the U.S.  Holder's basis in the note at the time of conversion,  reduced by any basis allocated to a fractional share of common stock in lieu of which cash was received and increased, for a cash method holder,  by the amount of the fair market  value of common stock  received  with respect to accrued  interest.  The U.S.  Holder's  holding period for the common stock received will include the holder's  holding period for the note converted, except that the holding  period of any common  stock  received  with  respect to accrued  and  unpaid  interest  will  commence  on the  day  after  the  date of conversion.

      SALE, EXCHANGE, REDEMPTION OR RETIREMENT OF THE NOTES

            Unless a non-recognition provision applies, upon the sale, exchange, redemption or retirement of a note (other than a conversion  into common stock), a U.S.  Holder  will  recognize  taxable  gain or loss  equal to the  difference between the amount realized on the sale, exchange,  redemption or retirement and the holder's  adjusted  tax basis in the note.  The adjusted tax basis in a note will generally equal its cost. For these purposes,  the amount realized does not include  any  amount  attributable  to  accrued  and  unpaid  interest.  Amounts attributable  to accrued  and  unpaid  interest  are  treated  as  interest,  as described under "Payments of Interest" above. Gain or loss realized on the sale, exchange,  redemption or retirement of a note will  generally be capital gain or loss  and  will be  long-term  capital  gain or  loss  if at the  time of  sale, exchange,  redemption  or  retirement  the note has been  held for more than one year. The deductibility of capital losses is subject to limitations.

      CONSTRUCTIVE DIVIDENDS ON THE NOTES

            If we were to make certain distributions of property to stockholders
(for example,  taxable  distributions  of cash or  distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for our common stock) and the conversion  price underlying the notes was reduced pursuant to the anti-dilution provisions of the indenture,  such reduction would be deemed to be a distribution to U.S. Holders. In addition, other reductions in
(or failures to adjust) the conversion price of the notes may,  depending on the circumstances,  be deemed to be  distributions  to U.S.  Holders,  taxable  as a dividend to the extent of our current or accumulated earnings and profits,  even though the U.S.  Holder will not have  received any cash or property as a result of the adjustment.  In particular,  any reduction in the conversion price of the notes to compensate holders of notes for taxable distributions of cash on any of our  outstanding  common stock will be treated as a deemed  distribution to such holders in an amount equal to the value of the  additional  stock  issuable upon

                                       77

conversion, which will be taxable as a dividend to the extent of our current and accumulated  earnings  and  profits.  It is not  clear  whether  a  constructive dividend  deemed paid to you would be  eligible  for the  preferential  rates of
United States federal income tax applicable to certain  dividends under recently enacted  legislation.  It is also unclear  whether  corporate  holders  would be entitled to claim the  dividends  received  deduction  with  respect to any such constructive  dividends.  In  certain  circumstances,  the  failure  to  make an adjustment of the  conversion  price under the indenture may result in a taxable distribution to holders of our common stock.

      CHANGE IN INTEREST RATE; MAKE-WHOLE PAYMENTS; LIQUIDATED DAMAGES

            According to the applicable Treasury regulations, the possibility of a change in the interest rate on the notes or the payment of certain  make-whole amounts will not affect the amount or timing of interest income  recognized by a holder of a note if the  likelihood of the change,  as of the date the notes are issued, is remote.  We intend to take the position,  which is not binding on the
Internal  Revenue Service  ("IRS"),  that the possibility of payment of a coupon reset or the payment of a make-whole amount under the notes is remote and do not intend to treat that possibility as affecting the yield to maturity of the notes
(for  purposes  of  the  original  issue  discount   provisions  of  the  Code).
Accordingly, any additional interest or make-whole amounts payable to holders of the notes  should be  includible  in gross  income as interest  income by a U.S.
Holder at the time the payment is made or accrues in  accordance  with such U.S.
Holder's  regular  method of tax  accounting.  We  intend to take a similar  tax position with respect to any payment of liquidated damages. Our position will be binding on the holder unless such holder explicitly  discloses that the holder's determination is different,  which disclosure is made on a statement attached to the holder's  timely filed  federal  income tax return for the taxable year that includes  the  acquisition  date of the note.  In the event  that the IRS was to successfully  challenge our positions,  the amount or timing of interest  income recognized by a holder of a note may have to be  redetermined.  In addition,  if the note were treated as a "contingent  payment debt instrument"  (E.G.,  upon a recharacterization  of  the  note  by  the  IRS  or  upon  a  change  in  future circumstances),  gain with respect to a sale or  retirement of the note would be treated as ordinary, interest income.

      BACKUP WITHHOLDING AND INFORMATION REPORTING

            Unless  you  are  an  exempt   recipient   such  as  a  corporation,
information  returns will be filed with the IRS in  connection  with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S.
Holder may be subject to United States backup  withholding tax on these payments if the U.S.  Holder fails to provide its taxpayer  identification  number to the paying  agent and comply with  certain  certification  procedures  or  otherwise establish  an  exemption  from  backup  withholding.  The  amount of any  backup withholding  from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's United States federal income tax liability and may entitle the
U.S.  Holder to a  refund,  provided  that the  required  information  is timely furnished to the IRS.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

            As used herein, the term "Non-U.S.  Holder" means a beneficial owner that is, for United States federal income tax purposes:

            o     an individual who is classified as a nonresident alien;

            o     foreign  corporation (or other entity taxable as a corporation for United States federal income tax purposes); or

            o     a foreign estate or trust.

            Special  rules  may  apply  to  certain  Non-U.S.  Holders  such  as
"controlled foreign  corporations,"  "passive foreign investment  companies" and
"foreign  personal  holding  companies."  Such entities should consult their tax advisors  to  determine  the United  States  federal,  state local and other tax consequences that may be relevant to them.

                                       78

      PAYMENTS ON THE NOTES

            Subject  to the  discussion  below  concerning  backup  withholding, principal and interest payments (including  liquidated damages, if any) will not be subject to United States federal withholding tax if:

            o     the  certification  requirements  described  below  have  been fulfilled with respect to the beneficial owner, and either:

            o     interest is United States trade or business income (as defined below); or

            o     each of the following two conditions has been satisfied:

                  o     the holder does not own, actually or constructively,  10
                        percent or more of the total  combined  voting  power of
                        all classes of our stock entitled to vote; and

                  o     the holder is not a controlled  foreign  corporation (as
                        defined in the Code) related, directly or indirectly, to
                        us through stock ownership.

      CERTIFICATION REQUIREMENT

            Except as  provided  below with  respect to United  States  trade or business income (as defined below),  interest with respect to a note will not be exempt from  withholding tax unless the beneficial  owner of the note provides a properly-executed IRS Form W-8BEN and certifies on such form, under penalties of perjury, that it is not a U.S. person.

            If a Non-U.S.  Holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct  of  this  trade  or  business,  or,  in the  case of  treaty  resident, attributable to a permanent  establishment (or, in the case of an individual,  a fixed base) in the United States,  although  exempt from the  withholding tax as discussed in the preceding  paragraphs,  the income will be "United States trade or  business  income" and will  generally  be taxed in the same manner as if the holder were a U.S. holder (see "Tax Consequences to U.S. Holders" above), except that the holder will be required to provide a properly-executed  IRS Form W-8ECI in order to claim an exemption from  withholding tax. These holders are urged to consult  their  own tax  advisors  with  respect  to  other  United  States  tax consequences of the ownership and disposition of notes,  including,  in the case of corporations,  the possible  imposition of a branch profits tax at a 30% rate
(or a lower applicable treaty rate).

            Payments  of  interest  on the notes that do not meet the  foregoing requirements  generally will be subject to United States federal withholding tax at a  rate  of  30%  (or  a  lower  applicable  treaty  rate,  provided  certain certification requirements are met).

      SALE, EXCHANGE OR OTHER DISPOSITION OF THE NOTES OR COMMON STOCK

            Subject to the discussion below  concerning  backup  withholding,  a
Non-U.S.  Holder  generally  will not be subject to United States federal income tax (or any withholding thereof) on gain realized upon sale or other disposition of notes or common stock, unless:

            o     the note holder is an individual  who is present in the United
                  States for 183 days or more in the taxable year of disposition and certain other conditions are met;

            o     the gain is United States trade or business income; or

            o     we are or have  been a United  States  real  property  holding corporation,  as  defined  in the Code at any time  within the five-year  period  preceding the  disposition  or the Non-U.S.
                  Holder's holding period,  whichever period is shorter,  and if we are or have  been a United  States  real  property  holding corporation  within that time,  the note holder owns more than
                  5% of our common stock.

                                       79

            We believe that we are not, and do not anticipate becoming, a United
States real property  holding  corporation  for United States federal income tax purposes.

      CONVERSION INTO COMMON STOCK

            A Non-U.S.  Holder's conversion of a note into common stock will not be a taxable event.  However, a Non-U.S.  Holder that receives cash in lieu of a fractional  share  upon  conversion  may have gain that is  subject to the rules described  under  "Sale  Exchange  or Other  Disposition  of the Notes or Common
Stock," and a Non-U.S.  Holder that receives  common stock in respect of accrued and unpaid  interest would be subject to the rules  described under "Payments on the Notes."

      DIVIDENDS

            Dividends  paid to a Non-U.S.  Holder of common  stock  (and  deemed dividends  on  the  notes  described  above  under  "Tax  Consequences  to  U.S.
Holders--Constructive  Dividends  on the  Notes")  generally  will be subject to withholding  tax at a 30% rate or a  reduced  rate  specified  by an  applicable income tax treaty.  Non-U.S.  Holders should note as discussed  above under "Tax
Consequences  to U.S.  Holders-Constructive  Dividends  on the Notes,"  that any reduction in the  conversion  price of the notes to compensate  holders of notes for taxable distributions of cash on any of our outstanding common stock will be treated as a deemed distribution to such holders in an amount equal to the value of the  additional  stock issuable upon  conversion,  which will be taxable as a dividend to the extent of our  current and  accumulated  earnings  and  profits.
Except as  described  below with  respect  to United  States  trade or  business income, in order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty.

            The  withholding  tax does not apply to dividends paid to a Non-U.S.
Holder who  provides a Form W-8ECI,  certifying  that the  dividends  are United
States  trade or business  income.  Instead  such  dividends  will be subject to regular United States  federal income tax as if the Non-U.S.  Holder were a U.S.
Holder.  A Non-United  States  corporation  receiving such dividends may also be subject to an  additional  "branch  profits  tax" imposed at a rate of 30% (or a lower applicable treaty rate).

      BACKUP WITHHOLDING AND INFORMATION REPORTING

            Information  returns will be filed with the IRS in  connection  with payments of interest on the notes and dividends on the common stock.  Unless the
Non-U.S.  Holder complies with certification  procedures to establish that it is not a U.S. person,  information  returns may be filed with the IRS in connection with the  proceeds  from a sale or other  disposition  of the notes  and  common stock,  and  the  Non-U.S.  Holder  may  be  subject  to  United  States  backup withholding  tax on payments of  interest  on the notes or on  dividends  or the proceeds  from a sale or other  disposition  of the notes or common  stock.  The certification  procedures  required to claim the  exemption  from United  States
federal   withholding   tax  on  interest   described  above  will  satisfy  the
certification  requirements  necessary  to avoid the backup  withholding  tax as well. The amount of any backup  withholding from a payment to a Non-U.S.  Holder will be allowed as a credit against the Non-U.S.  Holder's United States federal income tax liability and may entitle the Non-U.S.  Holder to a refund,  provided that the required information is timely furnished to the IRS.

            THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES OF THE  ACQUISITION,  OWNERSHIP AND DISPOSITION OF THE NOTES OR OUR
COMMON STOCK IS GENERAL INFORMATION ONLY AND NOT TAX ADVICE.  ACCORDINGLY,  EACH
INVESTOR IS URGED TO CONSULT THAT  INVESTOR'S  OWN TAX ADVISER AS TO  PARTICULAR
TAX CONSEQUENCES TO IT OF PURCHASING,  HOLDING AND DISPOSING OF NOTES AND, WHERE
APPLICABLE,  OUR COMMON  STOCK,  INCLUDING THE  APPLICABILITY  AND EFFECT OF ANY
FEDERAL,  STATE,  LOCAL  OR  FOREIGN  TAX LAWS AND OF ANY  PROPOSED  CHANGES  IN
APPLICABLE LAW.

                                       80

                                  LEGAL MATTERS

            The validity of the securities offered under this prospectus will be passed upon for us by Olshan Grundman Frome  Rosenzweig & Wolosky LLP, New York,
New York.

                                     EXPERTS

            The consolidated  financial statements of Empire Resorts, Inc. as of
December  31,  2003  and  for  the  years  ended  December  31,  2002  and  2003 incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended  December 31, 2003 have been so  incorporated  in reliance on the  report  of  Friedman  LLP  (formerly  Friedman  Alpren  &  Green  LLP), independent  accountants,  given on the  authority  of said firm as  experts  in auditing and  accounting.  The  consolidated  financial  statements  of Catskill
Development,  L.L.C. as of and for the year ended December 31, 2003 incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2003 have been so  incorporated  in reliance on the report of
Friedman  LLP  (formerly   Friedman   Alpren  &   Green  LLP),   independent
accountants,  given on the  authority  of said firm as experts in  auditing  and accounting.  The  consolidated  financial  statements  of Catskill  Development,
L.L.C. as of and for the years ended December 31, 2001 and 2002  incorporated in this  prospectus  by reference to the Annual  Report on Form 10-KSB for the year ended December 31, 2003 have been so  incorporated  in reliance on the report of
Bachrach,  Waschitz and Waschitz,  LLP,  independent  accountants,  given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any document that we file at the Public  Reference  Room of the  Securities and Exchange  Commission at 450 Fifth Street NW Washington,  D.C. 20549. You may
obtain  information on the operation of the Public Reference Room by calling the
Securities  and  Exchange  Commission  at  1-800-SEC-0330.   In  addition,   the
Securities   and   Exchange   Commission   maintains   an   Internet   site   at
http://www.sec.gov.  from which interested persons can access the reports, proxy and information  statements and other  information that we  electronically  file
with  the   Securities   and  Exchange   Commission.   The   documents  we  file
electronically with the Securities and Exchange Commission are also available at our website, www.empireresorts.com.

            The Securities and Exchange  Commission allows us to "incorporate by reference" the  information we file with them,  which means that we can disclose
important  information  to  you  by  referring  you  to  those  documents.   The
information  incorporated by reference is an important part of this  prospectus, and information  that we file later with the Securities and Exchange  Commission will  automatically  update and supersede  this  information.  We incorporate by reference  the  documents  listed  below and any  future  filings  made with the
Securities and Exchange  Commission under Sections 13(a),  13(c), 14 or 15(d) of the Exchange Act until the termination of the offering:

            o     our Annual  Report on Form 10-KSB for the year ended  December
                  31, 2003;

            o     our  Quarterly  Report on Form  10-QSB for the  quarter  ended
                  March 31, 2004;

            o     our Quarterly Report on Form 10-QSB for the quarter ended June
                  30, 2004; and

            o     our Current  Reports on Form 8-K filed with the Securities and
                  Exchange  Commission  on January 13,  2004,  January 15, 2004,
                  February 2, 2004,  April 21, 2004, May 4, 2004, June 11, 2004,
                  June 30, 2004,  July 9, 2004,  July 20,  2004,  July 21, 2004,
                  July 27, 2004, August 20, 2004 and September 9, 2004,

excluding any information that we have furnished,  but not filed for purposes of the Exchange Act.

            You may  obtain a copy of these  filings  at no cost,  by writing or telephoning us at the following:

                                       81

                              Empire Resorts, Inc.
                          Attention: Investor Relations
                                    Route 17B
                                 P.O. Box 5013
                           Monticello, New York 12701
                               Tel: (845) 794-4100

or by downloading them from our website www.empireresorts.com.

                                       82

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The  following  table sets forth the  various  expenses  (other than selling commissions and other fees to be paid to the underwriters) which will be paid by the Registrant in connection  with the issuance and  distribution of the securities being  registered.  With the exception of the Securities and Exchange
Commission ("SEC")  registration fee and the National  Association of Securities
Dealers ("NASD") filing fee, all amounts shown are estimates.

SEC registration fee........................................$  6,613.74
Legal fees and expenses.....................................  15,000.00
Accounting fees and expenses................................   5,000.00
Miscellaneous expenses......................................   3,386.26
                                                            -----------
                  Total.....................................$ 30,000.00
                                                            ===========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General  Corporation Law provides that a corporation may indemnify  directors and officers as well as other employees and individuals against expenses (including attorneys' fees),  judgments,  fines and amounts paid in settlement  actually and  reasonably  incurred by such person in
connection  with  any  threatened,   pending  or  completed  actions,  suits  or
proceedings  in which such person is made a party by reason of such person being or having been a director,  officer,  employee or agent to the  Registrant.  The
Delaware  General  Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking  indemnification  may be entitled  under any bylaw, agreement,  vote of stockholders or disinterested directors or otherwise.
Article V of the  Registrant's  amended and restated bylaws and Article Sixth of our certificate of incorporation provide that the Registrant shall indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law.

            Section 102(b)(7) of the Delaware General  Corporation Law permits a corporation to provide in its  certificate of  incorporation  that a director of the  corporation  shall  not be  personally  liable  to the  corporation  or its stockholders  for monetary  damages for breach of fiduciary  duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve  intentional  misconduct or a knowing  violation of law, (iii) for unlawful  payments of dividends or unlawful  stock  repurchases,  redemptions or other distributions, or (iv) for any transaction from which the director derived an improper  personal  benefit.  The  Registrant's  certificate of incorporation provides for such limitation of liability.

            The Registrant  maintains standard policies of insurance under which coverage is provided (a) to its directors,  officers, employees and other agents against  loss  rising  from  claims  made by  reason  of breach of duty or other wrongful act, and (b) to the  Registrant  with respect to payments  which may be made by the  Registrant  to such  officers and  directors  pursuant to the above indemnification provision or otherwise as a matter of law.

                                      II-1

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

            (a) Exhibits:

       NUMBER         DESCRIPTION OF EXHIBIT
       ------         ----------------------
         5.1          Opinion of Olshan Grundman Frome  Rosenzweig & Wolosky LLP
        23.1          Consent of Friedman LLP
        23.2          Consent of Friedman LLP
        23.3          Consent of Bachrach, Waschitz and Waschitz, LLP
        23.4          Consent of Olshan Grundman Frome  Rosenzweig & Wolosky LLP
                      (contained in Exhibit 5.1).
        24.1          Powers of Attorney (included on the signature page of this
                      Registration Statement).
        25.1          Statement of Eligibility of Trust (Form T-1)

ITEM 17.  UNDERTAKINGS.

            (a) The undersigned registrant hereby undertakes:

                        (1) To file,  during  any  period  in which it offers or
sells securities, a post-effective amendment to this registration statement:

                                    (i) To include  any  prospectus  required by
Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                    (ii) To reflect in the  prospectus any facts
or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any  increase or decrease in volume of  securities  offered (if the total dollar value of securities  offered would not exceed that which was registered) and any deviation from the low or high end of the estimated  maximum  offering range may be reflected in the form of  prospectus  filed with the  Commission  pursuant to
Rule 424(b) if, in the aggregate,  the changes in volume and price  represent no more than 20% change in the maximum  aggregate  offering  price set forth in the
"Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any  additional  or changed
material information;

PROVIDED,  HOWEVER,  that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the  registration  statement is on Form S-3,  Form S-8 or Form F-3, and the  information  required to be included in a  post-effective  amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Commission by the  registrant  pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 that are  incorporated  by  reference  in the  registration statement.

                                      II-2

                        (2) That, for the purpose of  determining  any liability
under the Securities Act, each such post-effective  amendment shall be deemed to be a new registration  statement relating to the securities offered therein, and the offering of such  securities  at that time shall be deemed to be the initial
BONA FIDE offering thereof.

                        (3)  To  remove   from   registration   by  means  of  a
post-effective  amendment any of the securities  being  registered  which remain unsold at the termination of the offering.

            (b) Insofar as  indemnification  for  liabilities  arising under the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of the registrant  pursuant to the foregoing  provisions,  or otherwise, the  registrant  has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the  event  that a claim  for indemnification  against  such  liabilities  (other  than  the  payment  by  the registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the  City  of New  York, State  of New  York,  on the 9th day of
September, 2004.

                                    EMPIRE RESORTS, INC.

                                    By:  /s/ Robert A. Berman
                                         -------------------------------------
                                         Robert A. Berman
                                         Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below  constitutes  and appoints Robert A. Berman and Scott A. Kaniewski as his true and lawful  attorney-in-fact,  each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all  capacities,  to sign any and all amendments,  including  post-effective amendments,  to  this  registration  statement,  and  any  related  registration statement  filed  pursuant  to Rule  462(b) of the  Securities  Act of 1933,  as
amended,  and to file the same,  with exhibits  thereto,  and other documents in connection  therewith,  with the  Securities  and  Exchange  Commission,  hereby ratifying and confirming all that said  attorneys-in-fact  or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this registration  statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

     SIGNATURE                            TITLE                     DATE
     ---------                            -----                     ----

                                  Chairman of the Board       September  9, 2004
--------------------------
David Matheson

/s/ Robert A. Berman              Chief Executive Officer     September  9, 2004
--------------------------        and Director (principal
Robert A. Berman                  executive officer)

/s/ Scott A. Kaniewski            Chief Financial Officer     September  9, 2004
--------------------------        (principal financial and
Scott A. Kaniewski                accounting officer)

/s/ Morad Tahbaz                  President and Director      September  9, 2004
--------------------------
Morad Tahbaz

/s/ Joseph E. Bernstein           Director                    September  9, 2004
--------------------------
Joseph E. Bernstein

/s/ Ralph J. Bernstein            Director                    September  9, 2004
--------------------------
Ralph J. Bernstein

/s/ David P. Hanlon               Director                    September  9, 2004
--------------------------
David P. Hanlon

                                      II-4

     SIGNATURE                            TITLE                     DATE
     ---------                            -----                     ----

/s/ John Sharpe                   Director                    September  9, 2004
--------------------------
John Sharpe

/s/ Paul A. deBary                Director                    September  9, 2004
--------------------------
Paul A. deBary

                                      II-5

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the registrant  has duly  caused  this  Registration  Statement  to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of New York,
State of New York, on the 9th day of September, 2004.

                                              ALPHA MONTICELLO, INC.

                                              By: /s/ Scott A. Kaniewski
                                                  --------------------------
                                                  Scott A. Kaniewski
                                                  President

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below constitutes and appoints Scott A. Kaniewski as his true and lawful attorney-in-fact  with full power of substitution and resubstitution for him and in his name,  place and stead,  in any and all  capacities,  to sign any and all amendments, including post-effective amendments, to this registration statement, and any  related  registration  statement  filed  pursuant to Rule 462(b) of the
Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other  documents in connection  therewith,  with the Securities and Exchange
Commission,  hereby ratifying and confirming all that said  attorneys-in-fact or their  substitutes,  each acting  along,  may lawfully do or cause to be done by virtue hereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this registration  statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

     SIGNATURE                            TITLE                     DATE
     ---------                            -----                     ----

/s/ Scott A. Kaniewski          President and Director        September  9, 2004
--------------------------      (principal executive officer)
Scott A. Kaniewski

/s/ Brian Nastruz               Treasurer, Secretary and      September  9, 2004
--------------------------      Director (principal financial
Brian Nastruz                   and accounting officer)

                                      II-6

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the registrant  has duly  caused  this  Registration  Statement  to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of New York,
State of New York, on the 9th day of September, 2004.

                                           ALPHA CASINO MANAGEMENT INC.

                                           By:  /s/ Scott A. Kaniewski
                                                -------------------------
                                                Scott A. Kaniewski
                                                President

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below constitutes and appoints Scott A. Kaniewski as his true and lawful attorney-in-fact  with full power of substitution and resubstitution for him and in his name,  place and stead,  in any and all  capacities,  to sign any and all amendments, including post-effective amendments, to this registration statement, and any  related  registration  statement  filed  pursuant to Rule 462(b) of the
Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other  documents in connection  therewith,  with the Securities and Exchange
Commission,  hereby ratifying and confirming all that said  attorneys-in-fact or their  substitutes,  each acting  along,  may lawfully do or cause to be done by virtue hereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this registration  statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

     SIGNATURE                            TITLE                     DATE
     ---------                            -----                     ----

/s/ Scott A. Kaniewski          President and Director        September  9, 2004
--------------------------      (principal executive officer)
Scott A. Kaniewski

/s/ Brian Nastruz               Treasurer, Secretary and      September  9, 2004
--------------------------      Director (principal financial
Brian Nastruz                   and accounting officer)

                                      II-7

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the registrant  has duly  caused  this  Registration  Statement  to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of New York,
State of New York, on the 9th day of September, 2004.

                                              MOHAWK MANAGEMENT, LLC

                                              By:  /s/ Scott A. Kaniewski
                                                   -------------------------
                                                   Scott A. Kaniewski
                                                   Manager

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below constitutes and appoints Scott A. Kaniewski as his true and lawful attorney-in-fact  with full power of substitution and resubstitution for him and in his name,  place and stead,  in any and all  capacities,  to sign any and all amendments, including post-effective amendments, to this registration statement, and any  related  registration  statement  filed  pursuant to Rule 462(b) of the
Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other  documents in connection  therewith,  with the Securities and Exchange
Commission,  hereby ratifying and confirming all that said  attorneys-in-fact or their  substitutes,  each acting  along,  may lawfully do or cause to be done by virtue hereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this registration  statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

     SIGNATURE                            TITLE                     DATE
     ---------                            -----                     ----

/s/ Scott A. Kaniewski                  Manager               September  9, 2004
--------------------------
Scott A. Kaniewski

/s/ Morad Tahbaz                        Manager               September  9, 2004
--------------------------
Morad Tahbaz

                                      II-8

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the registrant  has duly  caused  this  Registration  Statement  to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of New York,
State of New York, on the 9th day of September, 2004.

                                         MONTICELLO RACEWAY DEVELOPMENT COMPANY,
                                         LLC

                                         By:  /s/ Scott A. Kaniewski
                                              ----------------------------------
                                              Scott A. Kaniewski
                                              Manager

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below constitutes and appoints Scott A. Kaniewski as his true and lawful attorney-in-fact  with full power of substitution and resubstitution for him and in his name,  place and stead,  in any and all  capacities,  to sign any and all amendments, including post-effective amendments, to this registration statement, and any  related  registration  statement  filed  pursuant to Rule 462(b) of the
Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other  documents in connection  therewith,  with the Securities and Exchange
Commission,  hereby ratifying and confirming all that said  attorneys-in-fact or their  substitutes,  each acting  along,  may lawfully do or cause to be done by virtue hereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this registration  statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

     SIGNATURE                            TITLE                     DATE
     ---------                            -----                     ----

/s/ Scott A. Kaniewski                   Manager              September  9, 2004
--------------------------
Scott A. Kaniewski

/s/ Morad Tahbaz                         Manager              September  9, 2004
--------------------------
Morad Tahbaz

                                      II-9

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the registrant  has duly  caused  this  Registration  Statement  to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of New York,
State of New York, on the 9th day of September, 2004.

                                              MONTICELLO CASINO MANAGEMENT, LLC

                                              By: /s/ Scott A. Kaniewski
                                                  --------------------------
                                                  Scott A. Kaniewski
                                                  Manager

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below constitutes and appoints Scott A. Kaniewski as his true and lawful attorney-in-fact  with full power of substitution and resubstitution for him and in his name,  place and stead,  in any and all  capacities,  to sign any and all amendments, including post-effective amendments, to this registration statement, and any  related  registration  statement  filed  pursuant to Rule 462(b) of the
Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other  documents in connection  therewith,  with the Securities and Exchange
Commission,  hereby ratifying and confirming all that said  attorneys-in-fact or their  substitutes,  each acting  along,  may lawfully do or cause to be done by virtue hereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this registration  statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

     SIGNATURE                            TITLE                     DATE
     ---------                            -----                     ----

/s/ Scott A. Kaniewski                   Manager              September  9, 2004
--------------------------
Scott A. Kaniewski

/s/ Morad Tahbaz                         Manager              September  9, 2004
--------------------------
Morad Tahbaz

                                     II-10

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the registrant  has duly  caused  this  Registration  Statement  to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of New York,
State of New York, on the 9th day of September, 2004.

                                             MONTICELLO RACEWAY MANAGEMENT, INC.

                                             By: /s/ Thomas W. Aro
                                                 -------------------------------
                                                 Thomas W. Aro
                                                 President

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below  constitutes and appoints  Thomas W. Aro and Robert A. Berman,  as his true and lawful  attorney-in-fact,  each  acting  alone,  with full power of substitution and resubstitution for him and in his name, place and stead, in any and all  capacities,  to sign any and all amendments,  including  post-effective amendments,  to  this  registration  statement,  and  any  related  registration statement  filed  pursuant  to Rule  462(b) of the  Securities  Act of 1933,  as
amended,  and to file the same,  with exhibits  thereto,  and other documents in connection  therewith,  with the  Securities  and  Exchange  Commission,  hereby ratifying and confirming all that said  attorneys-in-fact  or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this registration  statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

     SIGNATURE                            TITLE                     DATE
     ---------                            -----                     ----

/s/ Thomas W. Aro                President and Director      September  9, 2004
--------------------------       (principal executive
Thomas W. Aro                    officer)

/s/ Mark Marasco                 Treasurer and Secretary     September  9, 2004
--------------------------       (principal financial and
Mark Marasco                     accounting officer)

/s/ Robert A. Berman             Director                    September  9, 2004
--------------------------
Robert A. Berman

/s/ Morad Tahbaz                 Director                    September  9, 2004
--------------------------
Morad Tahbaz

/s/ Clifford A. Ehrlich          Director                    September  9, 2004
--------------------------
Clifford A. Ehrlich

/s/ Philip B. Berman             Director                    September  9, 2004
--------------------------
Philip B. Berman

                                     II-11

                                  EXHIBIT INDEX

NUMBER         DESCRIPTION OF EXHIBIT
------         ----------------------
  5.1          Opinion  of Olshan  Grundman
               Frome Rosenzweig & Wolosky LLP
 23.1          Consent of Friedman LLP
 23.2          Consent of Friedman LLP
 23.3          Consent of Bachrach, Waschitz and Waschitz, LLP
 23.4          Consent  of  Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
               (contained in Exhibit 5.1).
 24.1          Powers  of  Attorney  (included  on the  signature  page  of this
               Registration Statement).
 25.1          Statement of Eligibility of Trust (Form T-1)